Exhibit 2.2

sherritt

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

at

Roy Thomson Hall
60 Simcoe St.
Toronto, Ontario

Notice of Meeting and Management Information Circular

April 6, 2016

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor.

April 6, 2016

Dear fellow shareholders,

On behalf of the Board of Directors and the management of Sherritt International Corporation, I invite you to attend the annual and special meeting of shareholders being held at Roy Thomson Hall 60 Simcoe St, Toronto, Ontario on May 10, 2016 at 10:00 a.m. (Toronto time).

The annual and special meeting is your opportunity to exercise your voting rights and meet with the Board of Directors and the management team of Sherritt. As part of our commitment to good governance practices and seeking input from our shareholders, we are once again asking you to vote on the Corporation’s executive compensation practices through a say-on-pay vote. Please consider reviewing the section entitled “Compensation Discussion & Analysis — Executive Compensation” at page 35, together with the letter from the Chair of the Human Resources Committee on page 33 of the accompanying Management Information Circular before you cast your vote. We hope you find that our approach to executive compensation is in line with your expectations and reflective of the management team’s performance in 2015.

All eight of the current Sherritt directors are standing for re-election at the annual and special meeting. Following the formal business of the meeting, David Pathe, our CEO, will review Sherritt’s performance in 2015 and share with you our plans for the future. Should you have questions about our past performance or future direction, this is an excellent forum to seek answers. Should you be unable to attend the meeting in person, we urge you to vote your shares in advance of the meeting by delivering your completed proxy or voting instructions as explained in the accompanying Management Information Circular.

If you require additional information, please visit the investor relations section of our website at www.sherritt.com. Also available online is Sherritt’s Annual Information Form for the year ended December 31, 2015, Sherritt’s annual audited financial statements for the year ended December 31, 2015 and related management’s discussion and analysis, as well as other useful information.

Last year we brought greater focus and discipline to the business, and delivered results against our strategic priorities for the year in order to significantly lower costs, increase production and protect our liquidity. In the face of difficult business conditions and weak commodity markets, we would like to thank you for your continued support. Our management team continues to execute upon its goal of creating a focused, low-cost nickel company, and we look forward to continued success for our company in 2016 and beyond.

Sincerely,

Harold (Hap) Stephen

Chairman

Sherritt International Corporation

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NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of shareholders (the “Shareholders”) of Sherritt International Corporation (the “Corporation” or “Sherritt”) will be held at Roy Thomson Hall, 60 Simcoe St, Toronto, Ontario on May 10, 2016 at 10:00 a.m. (Toronto time).

BUSINESS OF THE MEETING

At the Meeting, Shareholders will be asked to:

1.                                      receive the audited consolidated financial statements of the Corporation for the financial year ended December 31, 2015, together with the report of the external auditor thereon;

2.                                      re-appoint the external auditor for the ensuing year and authorize the directors to fix the external auditor’s compensation;

3.                                      consider the following non-binding advisory resolution: “resolved, on an advisory basis and not to diminish the roles and responsibilities of the Board, that the Shareholders accept the approach to executive compensation disclosed in the Circular”;

4.                                      elect directors;

5.                                      to consider, and if deemed appropriate, to adopt a special resolution, with or without variations, authorizing the Corporation to make an application for the continuance of the Corporation under the Canada Business Corporations Act (“CBCA”)(the “Continuance”), the full text of which is set forth in Schedule “B” to the accompanying Management Information Circular (the “Circular”);

6.                                      to consider, and if deemed appropriate, to adopt a resolution, with or without variations, confirming a new general By-Law No. 1 for the Corporation and repealing By-Law No. 1 of the Corporation, as amended January 10, 2014 and By-Law No. 2 of the Corporation, effective January 10, 2014, conditional upon the Continuance becoming effective, in the form attached to Schedule “E” to the Circular (the “By-Law Resolution”); and

7.                                      transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

The accompanying Circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this Notice of Annual and Special Meeting.

The Board of Directors has fixed March 31, 2016 as the record date (the “Record Date”) for the Meeting. Only Shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting or any adjournment or postponement thereof.

Your vote is important regardless of the number of common shares of the Corporation you own.

All proxies must be received by 10:00 a.m. (Toronto time) on Friday, May 6, 2016 and, if the Meeting is adjourned or postponed, no later than 10:00 a.m. on the date (excluding Saturdays, Sundays and holidays) preceding the date of an adjourned or postponed Meeting.

Late proxies may be accepted or rejected by the Chairman of the Meeting at his discretion and the Chairman of the Meeting is under no obligation to accept or reject any particular late proxy. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion without notice.

If you have any questions about the information contained in the Circular or require assistance to complete your proxy, please consult your professional advisor or contact the Corporation’s proxy solicitation agent, Kingsdale Shareholder Services by toll-free telephone in North America at 1-800-749-9197 or collect call outside North America at 416-867-2272, or by email at contactus@kingsdaleshareholder.com.

DATED at Toronto, Ontario, this 6th day of April, 2016.

By Order of the Board of Directors

“Ward Sellers”

Ward Sellers
Senior Vice President, General Counsel & Corporate Secretary

SHERRITT MANAGEMENT INFORMATION CIRCULAR — QUESTIONS AND ANSWERS

Please refer to the accompanying Management Information Circular (the “Circular”) for definitions of uppercase terms not otherwise defined herein.

Q:                                  What am I being asked to vote on at the Meeting?

A:                                   The Meeting is being held to consider the ordinary annual business of the Corporation, including the election of directors and the re-appointment of auditors and special business of the Corporation, being the continuance of the Corporation under the CBCA (the “Continuance”) and the adoption of a new general by-law of the Corporation and the repeal of the existing By-Law No. 1 and By-Law No. 2 of the Corporation (the “By-Law Resolution”). Shareholders are also being asked to vote on an advisory (non-binding) resolution regarding executive compensation, often referred to as a “Say-on-Pay” resolution (the “Say-on-Pay Resolution”).

Q.                                   What does the Board recommend?

A.                                    Sherritt’s Board unanimously recommends that Shareholders use their proxy to vote as follows:

•                  FOR the reappointment of auditors named in the Circular and the authorization of the directors to fix remuneration of the auditors;

•                  FOR the Say-on-Pay Resolution;

•                  FOR the Sherritt Nominees named in the Circular for election to the Board;

•                  FOR the Continuance; and

•                  FOR the By-law Resolution.

Please read the section of the Circular entitled “Business of the Meeting” for more information.

Q.                                   What if I can’t attend the Meeting in person?

A.                                    If you cannot attend the Meeting in person please ensure that the enclosed proxy is received by either Sherritt’s transfer agent, CST Trust Company, or Sherritt’s proxy solicitation agent, Kingsdale Shareholder Services (“Kingsdale”) by 10:00 a.m. (Toronto time) on Friday, May 6, 2016 to ensure your Shares are voted at the Meeting. The proxy includes instructions as to how you may vote by mail, telephone, fax or via the internet. The Chairman of the Meeting may waive this cut-off time at his discretion without notice.

Q.                                   Who is soliciting my proxy?

A.                                    The Board and management of Sherritt are soliciting the proxy for use at the Meeting. In connection with this solicitation, the Board and management of Sherritt have provided this Circular.

Q.                                   How will the solicitation be made?

A.                                    The solicitation will be made primarily by mail. In addition to the solicitation of proxies by mail, directors and officers and certain employees of the Corporation may solicit proxies personally by telephone or other telecommunication but will not receive additional compensation for doing so. The Corporation has also engaged Kingsdale as proxy solicitation agent for the Meeting and will pay fees of approximately $30,000 (plus certain out-of-pocket expenses) to Kingsdale for the proxy solicitation service. The Corporation may also reimburse brokers or other persons holding Shares in their name or in the name of their nominees for costs incurred in sending proxy materials to their principals or beneficial holders in order to obtain their proxies.

Shareholders can contact Kingsdale either by mail at Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-800-749-9197 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

Q.                                   What documents have been sent to Shareholders?

A.                                    In addition to the accompanying Notice of Meeting and Circular, Shareholders have been sent a letter to Shareholders, and a proxy or voting instruction form (“VIF”). Copies of these documents (other than the VIF) are available from Sherritt’s profile at www.sedar.com and on Sherritt’s website at www.sherritt.com.

Q.                                   When do I submit my proxy?

A.                                    In order to be valid and acted upon at the Meeting, your proxy must be received no later than 10:00 a.m. (Toronto time) on Friday, May 6, 2016 or no later than 10:00 a.m. on the date (excluding Saturdays, Sundays and holidays) preceding the date of an adjourned or postponed Meeting. The time limit for depositing proxies may be waived or extended by the Chairman of the Meeting at his discretion without notice.

Q.                                   How many Shares are eligible to vote?

A.                                    The number of Shares outstanding on the Record Date (as set forth in the accompanying Notice of Meeting) will be equal to the number of eligible votes. On the Record Date, the Corporation had 293,880,001 Shares outstanding. Shareholders are entitled to one vote in respect of each Share held on those items of business identified in the accompanying Notice of Meeting.

Q.                                   What is the quorum for the Meeting?

A.                                    A quorum is two or more persons present in person and entitled to vote at such meeting holding or representing by proxy not less than 25% of the votes entitled to be cast at such meeting.

Q.                                   Are there any Shareholders who hold more than 10% of the Shares?

A.                                    To the knowledge of the directors and executive officers of the Corporation, no one person or entity beneficially owns or exercises direction or control over, directly or indirectly, more than 10% of the Shares, except for Foyston, Gordon & Payne Inc., which has publicly disclosed that, acting in its capacity as an investment advisor to a number of pooled investment funds and managed accounts, it exercises control and direction over an aggregate of 30,368,571 Shares, representing 10.33% of the issued and outstanding Shares as at March 31, 2016.

Q.                                   Who will count the votes?

A.                                    Votes will be counted and tabulated by CST Trust Company, the Corporation’s transfer agent. Proxies are referred to Sherritt only in cases where a Shareholder clearly intends to communicate with management, the validity of the proxy is in question or where it is necessary to do so to meet the requirements of applicable law.

Q.                                   Who can vote at the Meeting?

A.                                    If you held Shares at the close of business on Thursday, March 31, 2016, you are eligible to vote your Shares in respect of the matters to be acted on (as noted in the accompanying Notice of Meeting) at the Meeting.

Each Share is entitled to one vote. If your Shares are held in the name of a bank, intermediary or broker (a “Nominee”), please see the instructions below under the heading “Appointment of Proxies and Voting Instructions — Beneficial (Non-registered) Shareholder Voting” on page 9 of the Circular.

Q.                                   How do I determine what type of Shareholder I am?

A.                                    There are several steps you must take in order to vote your Shares at the Meeting. For the purpose of voting at the Meeting, you must first determine what type of Shareholder you are: a Registered Shareholder or a Beneficial (Non-registered) Shareholder.

Registered Shareholder: You are a “Registered Shareholder” if your Shares are held in your personal name and you are in possession of a share certificate that indicates the same.

Beneficial (Non-registered) Shareholder: The majority of Shareholders are non-registered. You are a “Beneficial (Non-registered) Shareholder” if your Shares are:

•                  held in the name of a Nominee;

•                  deposited with a bank, a trust, a brokerage firm or other type of institution, and such Shares have been transferred out of your name; or

•                  held either (a) in the name of the intermediary that the Shareholder deals with (being securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as CDS) with which your Nominee deals.

Follow the steps in the appropriate category below once you have determined your Shareholder type. Please note that only Registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting.

Q.                                   How can a Registered Shareholder vote?

A.                                    If you are a Registered Shareholder, you may vote in person or by submitting your proxy as follows:

By Mail: by completing, signing, dating and returning the enclosed proxy to the Corporation’s transfer agent:

CST Trust Company

Attention: Proxy Department

P.O. Box 721

Agincourt, Ontario

M1S 0A1

Online: by visiting www.cstvotemyproxy.com and following the instructions. Please have the 13 digit control number on the enclosed proxy available as you will be prompted to enter this number for identification purposes.

By Telephone: by dialing 1-888-489-7352 from a touch-tone phone and following the voice instructions. Please have the 13 digit control number on the enclosed proxy available as you will be prompted to enter this number for identification purposes.

By Fax: by completing, signing, dating and returning the enclosed proxy to CST Trust Company at (416) 368-2502 or 1-866-781-3111.

In Person: If you are able to join us in person for the Meeting, and wish to vote your Shares in person, you do not need to complete and return the enclosed proxy. Before the official start of the Meeting on May 10, 2016, please register with the representatives(s) from CST Trust Company, which will be acting as scrutineer at the Meeting, who will be situated at a welcome table just outside the room in which the Meeting will be held. Once you are registered with CST Trust Company, your vote will be requested and counted at the Meeting.

Proxies must be received no later than 10:00 a.m. (Toronto time) on Friday, May 6, 2016, or, if the Meeting is adjourned or postponed, no later than 10:00 a.m. on the date (excluding Saturdays, Sundays and holidays) proceeding the date of an adjourned or postponed Meeting. Please note that your vote can only be counted if the person you appointed attends the Meeting and votes on your behalf and the proxy has been properly completed and executed.

The Shares will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Shares will be voted accordingly.

Q.                                   How can a Beneficial (Non-registered) Shareholder vote?

A.                                    If your Shares are not registered under your name, they will likely be registered under the name of your broker or an agent of that broker (the “Intermediary”). Each Intermediary has its own procedures; please follow them carefully to ensure that your Shares are voted at the Meeting according to your instructions.

Beneficial (Non-Registered) Shareholders, including both Non-Objecting Beneficial Owners (“NOBO”) and Objecting Beneficial Owners (“OBO”) may vote in the following ways:

Online: by visiting www.proxyvote.com and following the instructions.

By telephone: by dialing the applicable number set out below and following the instructions

Canadian NOBO/OBO Shareholders: 1-800-474-7493 (English) or 1-800-474-7501 (French).

US NOBO/OBO Shareholders: 1-800-454-8683.

In Person: if you are able to join us in person for the Meeting, and wish to vote your Shares in person you may do so by either (i) inserting your own name in the space provided on the enclosed VIF or form of proxy provided by your Nominee or (ii) submitting any other document in writing to your Nominee that requests that the Beneficial (Non-registered) Shareholder or nominees thereof should be appointed as proxy. Then, follow the signing and return instructions provided by your Nominee. If you do not properly follow the return instructions provided by your Nominee, you may not be able to vote such Shares. Before the official start of the Meeting on May 10, 2016, please register with the representatives(s) from CST Trust Company, who will be situated at a welcome table just outside the Meeting room. Once you are registered with CST Trust Company, and, provided the instructions you provided to your Nominee have been forwarded by your nominee to CST Trust Company, your vote will be requested and counted at the Meeting.

Late proxies from non-registered holders may be accepted or rejected by the Chairman of the Meeting at his or her discretion, and the Chairman of the Meeting is under no obligation to accept or reject any particular late proxy. The time

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limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his or her discretion, without notice.

If you have any questions or need assistance completing your proxy or VIF, please call Kingsdale Shareholder Services at 1-800-749-9197 toll-free in North America, collect at 416-867-2272 outside of North America, or email at contactus@kingsdaleshareholder.com.

Q.                                   How do I appoint someone else to vote for me?

A.                                    If you are not able to attend the Meeting in person, or if you wish to appoint a representative to vote on your behalf, you have the right to appoint a person or entity, who may or may not be a Shareholder of the Corporation, to attend and represent you at the Meeting and vote on your behalf. You do this by appointing them as your proxyholder as described below.

Use the accompanying form of proxy or another proper form of proxy. The persons named in the accompanying proxy are officers of the Corporation and are nominees of management. You can choose to have management’s appointee vote your Shares or may appoint a person or entity (who need not be a Shareholder of the Corporation) of your choice by striking out the printed names and inserting the desired person’s name and address in the blank space provided. Complete the balance of the proxy, sign it and return it to CST Trust Company at the address indicated above. Please note that your vote can only be counted if the person you appointed attends the Meeting and votes on your behalf and the proxy has been properly completed and executed.

You may not vote both by proxy and in person. If you have voted by proxy, you will not be able to vote your Shares in person at the Meeting, unless you revoke your proxy (see “Appointment of Proxies and Voting Instructions — Registered Shareholder Voting — Revoking your Proxy” on page 9).

Q.                                   How will my proxy be voted?

A.                                    If either Mr. David Pathe or Mr. Dean Chambers, management’s nominees as indicated on the enclosed proxy, are appointed as your proxyholder, and you do not specify how you wish your Shares to be voted, your Shares will be voted as follows:

•                  FOR the reappointment of auditors named in the Circular and the authorization of the directors to fix remuneration of the auditors;

•                  FOR the Say-on-Pay Resolution;

•                  FOR the Sherritt Nominees named in Circular for election to the Board;

•                  FOR the Continuance; and

•                  FOR the By-law Resolution.

YOUR VOTE IS VERY IMPORTANT — SUBMIT YOUR PROXY TODAY. FOR ASSISTANCE VOTING YOUR PROXY PLEASE CONTACT KINGSDALE SHAREHOLDER SERVICES BY TOLL-FREE TELEPHONE IN NORTH AMERICA AT 1-800-749-9197 OR COLLECT CALL OUTSIDE NORTH AMERICA AT 416-867-2272, OR BY E-MAIL AT CONTACTUS@KINGSDALESHAREHOLDER.COM.

Q.                                   What if I want to revoke my proxy?

A.                                    You may revoke your proxy at any time before it is acted on. In order to revoke your proxy, you must send a written statement indicating your wish to have your proxy revoked. This written statement must be received by CST Trust Company at the address indicated on the accompanying Notice of Meeting at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement of the Meeting, or with the Chairman of the Meeting prior to Meeting’s commencement on the day of the Meeting or any adjournment or postponement of the Meeting, or in any other manner permitted by law.

Q.                                   Who should I contact for more information or assistance in voting my Shares?

A.                                    If you have any questions, please contact Kingsdale Shareholder Service by toll-free telephone in North America at 1-800-749-9197 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES AND VOTING INSTRUCTIONS

The information contained in this Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by management of Sherritt International Corporation (“Sherritt” or the “Corporation”) from registered holders of common shares of the Corporation (the “Shares”) (and of voting instructions in the case of non-registered holders of Shares) to be used at the annual and special meeting (the “Meeting”) of shareholders (“Shareholders”) of the Corporation to be held on May 10, 2016 at 10:00 a.m. (Toronto time) at Roy Thompson Hall, 60 Simcoe St, Toronto, Ontario and at all adjournments or postponements of the Meeting, for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders (the “Notice of Meeting”).

The information contained in this Circular is given as at March 31, 2016, except where otherwise noted.

If you have any questions about information contained in this Circular or require assistance in completing your proxy, please consult your professional advisors or contact the Corporation’s proxy solicitation agent, Kingsdale Shareholder Services (“Kingsdale”) by toll-free telephone in North America at 1-800-749-9197 or collect call outside North America at 416-867-2272, or by email at contactus@kingsdaleshareholder.com.

BUSINESS OF THE MEETING

The annual business to be considered at the Meeting is as follows:

1.                                      receive the audited consolidated financial statements of the Corporation for the financial year ended December 31, 2015, together with the report of the external auditor thereon;

2.                                      re-appoint the external auditor for the ensuing year and authorize the directors to fix the external auditor’s compensation;

3.                                      consider the following advisory (non-binding) resolution: “resolved, on an advisory basis and not to diminish the roles and responsibilities of the Board, that the Shareholders accept the approach to executive compensation disclosed in this Circular” (the “Say-on-Pay Resolution”);

4.                                      elect directors; and

5.                                      transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

The special business to be considered at the Meeting is the continuance of the Corporation (The “Continuance”) under the Canada Business Corporations Act (“CBCA”) and the adoption of a new By-law No 1. of the Corporation and repeal of the existing By-law No.1 and By-law No. 2 of the Corporation, conditional upon the Continuance.

Annual Business

1.                                      Presentation of Financial Statements and Auditors’ Report

The Shareholders will be asked to receive the audited consolidated financial statements of the Corporation and the notes thereto, which comprise the consolidated statements of financial position as at December 31, 2015 and December 31, 2014 and January 1, 2015, and the consolidated statements of comprehensive (loss) income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flow for the years ended December 31, 2015 and December 31, 2014, together with the report of the auditor thereon.

2.                                      Appointment of Auditor

The auditor of the Corporation is Deloitte LLP, Chartered Professional Accountants, Chartered Accountants, Licensed Public Accountants (“Deloitte LLP”). Deloitte LLP has served as auditor of the Corporation since November 1995.

Deloitte LLP is independent with respect to the Corporation and its subsidiaries within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

The aggregate fees paid for professional services rendered by Deloitte LLP, for the year ended December 31, 2015 and the year ended December 31, 2014, are presented below:

Fees	2015	2014
Audit fees(1)	$2,843,000	$3,145,000
Audit-related fees(2)	$14,000	$629,000
Tax-related fees(3)	$619,000	$543,000
Other fees(4)	$165,000	$84,000
Total fees	$3,641,000	$4,401,000

Notes:

(1)                                 Audit fees consist of fees for the audit and review of the Corporation’s annual and quarterly consolidated financial statements, respectively, or services that are normally provided in connection with statutory and regulatory filings or engagements. During 2015 and 2014, the services provided in this category included research of accounting and audit-related issues and assurance audits.

(2)                                 Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported as audit fees. During 2014, the services provided in this category included additional assurance audits related to the disposition of the Corporation’s Coal operations.

(3)                                 Tax-related fees consist of fees for assistance and advice in relation to the preparation of corporate income tax returns and expatriate services, other tax compliance and advisory services.

(4)                                 Other fees related to data analysis and training and development consulting services.

Approval of the resolution to reappoint Deloitte LLP to serve as external auditor of the Corporation for the ensuing year and for authorization of the directors to fix the external auditor’s compensation will require an affirmative vote of a majority of the votes cast at the Meeting.

Board Recommendation

The Board of Directors (the “Board”) recommends that Shareholders vote FOR the reappointment of Deloitte LLP to serve as external auditor of the Corporation for the ensuing year and the authorization of the directors to fix the external auditor’s compensation, and unless a proxy specifies that the Shares it represents are to be voted against the matter proposed above, the proxyholders named in the accompanying proxy intend to vote FOR the reappointment of Deloitte LLP to serve as external auditor of the Corporation for the ensuing year and for authorization of the directors to fix the external auditor’s compensation.

3.                                      Say-on-Pay Resolution

Sherritt’s executive compensation policies and procedures are based on the principle of pay for performance designed to align the interests of Sherritt’s executive team with the long-term interests of Shareholders. This non-binding advisory shareholder resolution, commonly known as a “say-on-pay” resolution, gives Shareholders the opportunity to endorse or not endorse Sherritt’s approach to its executive pay program and policies. Such resolutions are increasingly common in Canadian practice and the inclusion of a “say-on-pay” vote at this Meeting reflects Sherritt’s continued commitment to corporate governance best practices.

Because this vote is advisory, it will not be binding upon the Board. However, the Board will review the results of this advisory vote and will consider the outcome when considering future executive compensation arrangements. If a significant number of the Shares represented in person or by proxy at the Meeting are voted against this advisory resolution, the Board will review the approach to executive compensation and any concerns expressed by Shareholders in the context of such vote. Following such review by the Board, the Corporation intends to disclose a summary of the process undertaken by the Board and an explanation of any changes being implemented in relation to the Corporation’s executive compensation. Sherritt will provide this disclosure within six months of the Meeting and, in any case, not later than the date it distributes a Management Information Circular for the next meeting of Shareholders.

Shareholders are encouraged to read the section in this circular entitled “Compensation Discussion & Analysis” at page 35 below. The results of the Say-on-Pay advisory vote will be disclosed as part of the report on voting results for the Meeting. Shareholders supported the executive compensation approach in 2014 by voting 93.67% “FOR” and 6.33% “AGAINST” the say-on-pay resolution at the 2015 annual meeting of Shareholders.

Resolution

The text of the Say-on-Pay Resolution is as follows:

RESOLVED THAT:

on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the Shareholders accept the approach to executive compensation disclosed in the Management Information Circular of the Corporation delivered in connection with the 2016 annual and special meeting of Shareholders of the Corporation.

Approval of the above resolution will require an affirmative vote of a majority of the votes cast at the Meeting.

Board Recommendation

The Board recommends that Shareholders vote FOR Sherritt’s approach to executive compensation, as described in the Compensation Discussion & Analysis section of this Circular, and unless a proxy specifies that the Shares it represents are to be voted against the matter proposed above, the proxyholders named in the accompanying proxy intend to vote FOR the Say-on-Pay Resolution.

4.                                      Election of Directors

Sherritt’s current Board is strong, independent and experienced with sound corporate governance practices. Three highly qualified independent directors have been added to the Corporation’s already strong Board within the past three years. The eight Sherritt Nominees bring a robust mix of expertise across disciplines and industry sectors, including strengths in the mining and/or resource industry, international business, government relations, capital projects, reserve evaluation, enterprise management, financial literacy and reporting, corporate governance, operations, human resources/executive compensation, environment, health, safety and sustainability, risk management/evaluation, finance and mergers and acquisitions, and board leadership.

The Board has fixed the number of directors to be elected for the current year at eight. The term of office of each director so elected will expire at the next annual meeting of the Shareholders unless he or she shall resign his or her office or his or her office becomes vacant by death, removal or other cause at an earlier date.

All of the Sherritt Nominees are currently directors. Management of the Corporation does not contemplate that any of the Sherritt Nominees will be unable, or for any reason will become unwilling, to serve as a director. Should this occur for any reason prior to the Meeting, the persons named in the accompanying proxy or the VIF reserve the right to vote for another nominee, at their discretion, unless the Shareholder has specified in the form of proxy or the VIF his or her Shares are to be withheld from voting in the election of any of the directors.

The section entitled “Information Concerning the Current Board and Sherritt Nominees for Election of Directors” below, provides detailed information with respect to each of the Sherritt Nominees.

Majority Voting Policy

Shareholders can vote FOR or WITHHOLD from voting separately for each nominee director. In 2009, the Board adopted a majority voting policy for the election of directors. Under the terms of the policy, if a nominee receives more “withhold” votes than “for” votes at a meeting that is not a contested meeting, he or she will submit his or her resignation to the Board. The Nominating and Corporate Governance Committee will review the offer of resignation and, except in situations where exceptional circumstances would warrant the director to continue to serve on the Board, will recommend that the Board accept the resignation. Such director will not participate in any Board or committee deliberations on the matter. The resignation will be effective when accepted by the Board. The Board’s decision (including, if the resignation is not accepted, the reason for not accepting it) will be announced in a press release within 90 days of the annual meeting where such election was held. If the Board accepts the resignation, it may appoint a new director to fill the vacancy.

A contested meeting is defined as a meeting at which the number of directors nominated for election is greater than the number of seats available on the Board. As the Meeting is not a contested meeting, the Corporation’s Majority Voting Policy will apply.

At the 2015 annual meeting of Shareholders, each of the eight Sherritt Nominee directors were elected by a substantial majority. For the number of votes cast FOR and WITHHELD from each director at the Corporation’s 2015 annual general meeting, see the voting results filed on SEDAR at www.sedar.com. Voting results for each of the Sherritt Nominees elected at the 2015 annual meeting who are standing for re- election can also be found under “Information concerning the current Board and Sherritt Nominees for elections as Directors — Sherritt Nominees” below.

Board Recommendation

The Board recommends that Shareholders vote FOR the Sherritt Nominees for election to the Board: Harold (Hap) Stephen, Timothy Baker, R. Peter Gillin, Sir Richard Lapthorne, Adrian Loader, Edythe (Dee) Marcoux, Lisa Pankratz and David Pathe. The proxyholders named in the accompanying proxy intend to vote FOR the Sherritt Nominees.

Special Business

Continuance under the CBCA

At the Meeting, Shareholders will be asked to consider and, if thought fit, to pass, with or without amendment, a special resolution (the “Continuance Resolution”) in the form set out in Schedule “B” to this Circular, authorizing, subject to regulatory approval, the Continuance.

In order to become effective, the Continuance Resolution must be approved by a vote of not less than two-thirds (2/3) of the votes cast by Shareholders at the meeting. Notwithstanding approval of the Continuance by a special resolution of the Shareholders, the Board may, without further approval of Shareholders, abandon the application for Continuance at any time prior to the issuance of a certificate of continuance by the director under the CBCA (the “CBCA Director”).

The Continuance

The rights of shareholders are currently governed, as to matters of corporate law, by the Ontario Business Corporations Act (the “OBCA”). Under the OBCA, a corporation may, if authorized by special resolution of its shareholders and the director appointed under the OBCA (the “OBCA Director”), apply under the CBCA for a certificate of continuance provided the corporation satisfies the OBCA Director that its proposed continuance in another jurisdiction will not adversely affect its creditors or shareholders. Accordingly, upon the issuance of a certificate of continuance in respect of the Corporation, the OBCA will cease to apply to the Corporation and the rights of Shareholders, as to matters of corporate law, will be governed by the CBCA.

The Board believes that the Continuance is in the best interests of the Corporation in order to more effectively manage the business and affairs of the Corporation.

The proposed articles of continuance (the “Articles of Continuance”) of the Corporation are set out in Schedule C to this Circular. Upon the Continuance becoming effective, the Corporation’s authorized and issued share capital, as well as the terms and conditions attached thereto, will remain unaltered.

Comparison of Shareholder Rights under the OBCA and the CBCA

While it is not practical to summarize all aspects of the rights of shareholders as governed by the OBCA or the CBCA in this Circular, certain differences which the Corporation considers could affect the rights of shareholders, are set forth below. The Corporation is of the view that the CBCA will provide Shareholders with substantively the same rights as are available to shareholders under the OBCA, including rights of dissent and appraisal, and rights to bring derivative actions and oppression actions. This summary is not an exhaustive review of the two statutes, and reference should be made to the full text of both statutes for particulars of the differences. Shareholders should consult their professional advisors with respect to the detailed provisions of the CBCA and their rights under it.

Shareholder Proposals

Both the OBCA and the CBCA provide for shareholder proposals. Under the OBCA, any registered shareholder may submit shareholder proposals relating to matters that the shareholder wishes to raise at a shareholders’ meeting. However, under the CBCA, the registered or beneficial shareholder must have owned for six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000 to be eligible to submit a shareholder proposal.

Fundamental Change

Compared to the CBCA, the OBCA contains a slightly narrower range of “fundamental changes” which require the approval of 66 2/3% of all shareholder votes cast. The CBCA also provides that that each share of an amalgamating corporation carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote. Under the OBCA, the holders of a class or series of shares of an amalgamating corporation not otherwise entitled to vote are only entitled to vote on an amalgamation if they are affected in any of the manners listed in section 170 of the OBCA. Under both the OBCA and the CBCA, dissent and appraisal rights follow the right to vote on an amalgamation.

Director Residency Requirements

Under both the OBCA and the CBCA, subject to certain exceptions, at least 25% of a company’s directors must be resident Canadians, which in the case of the CBCA, must also be met at each valid meeting of the directors. The OBCA does not require that a minimum of 25% of the directors at each meeting of the directors be resident Canadians. However, under both statutes, where a corporation has less than four directors, at least one director shall be a resident Canadian.

Independent Directors

Under the OBCA, at least one third of the members of the board of directors of the company cannot be officers or employees of the company or its affiliates. Under the CBCA, the requirement is that at least two of the directors of the company not be officers or employees of the company or its affiliates.

Quorum of Directors’ Meetings

Both the CBCA and OBCA state that quorum of directors’ meetings consists of a majority of directors or the minimum number of directors required by the articles, although the OBCA also stipulates that in no case may a quorum be less than two-fifths of the number of directors or the minimum number of directors.

Place of Directors’ Meetings

The OBCA generally requires that meetings of the board of directors of a corporation occur at that corporation’s head office. However, where the by-laws of the Corporation so provide, meetings of the board of directors may be held within or outside Ontario. Under the CBCA, the directors may meet at any place within or outside of Canada stipulated in the by-laws, unless the articles or by-laws stipulate otherwise.

Registered Office

The OBCA requires that a corporation’s head office be located in Ontario at the location specified in the articles of incorporation and that it may be relocated to a different municipality or geographic township only by special resolution. The CBCA provides that a corporation’s registered head office may be located in any province in Canada and may be changed within such province without approval of the shareholders or amendment to the articles.

Corporate Records

The OBCA and related Ontario statutes require records to be kept in Ontario. The CBCA permits corporate and accounting records to be kept outside of Canada, although there are still requirements to keep records and books of account within Canada under the Income Tax Act (Canada) and other statutes administered by the Minister of National Revenue. The CBCA does requires companies to provide access to their records kept outside Canada at a location in Canada, by computer terminal or other technology.

Access to Information

Shareholders under the CBCA have a right of access to the minutes of meetings at which directors make mandatory disclosure of material interests in transactions and contracts that involve the company. There is no similar provision in the OBCA.

Notice of Shareholders’ Meetings

Under the OBCA, a public company must give notice of a meeting of shareholders not less than 21 days and not more than 50 days before the meeting. Under the CBCA, such notice must be provided not less than 21 days and not more than 60 days before the meeting.

Place of Shareholders’ Meetings

Under the OBCA, subject to the company’s articles of incorporation and any unanimous shareholder agreement, a shareholders’ meeting may be held at such place in or outside Ontario (including outside Canada) as the directors may determine. Under the CBCA, a shareholders’ meeting may be held at any place in Canada, or at a place outside Canada if such place is specified in the articles of the company or if all the shareholders entitled to vote at the meeting agree to a meeting at such place outside Canada.

Effects of Continuance

General

The Continuance does not create a new legal entity, nor will it prejudice or affect the continuity of the Corporation. The Continuance will not result in any change in the business of the Corporation. The persons who constitute the Board will continue to be those persons elected by the Shareholders at the Meeting. The officers of the Corporation will continue to be those persons appointed by the Board.

Under the CBCA, upon Continuance, the Corporation will continue to: (i) possess all the Corporation’s property, rights, privileges and franchises; (ii) be subject to all the liabilities, including civil, criminal or quasi-criminal and all contracts, disabilities and debts of the Corporation; (iii) be subject to the enforcement by or against the Corporation of a conviction, or ruling, order or judgment in favour of or against the Corporation; and (iv) be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against the Corporation. Furthermore, any Shares issued before the Continuance are deemed to have been issued in compliance with the CBCA and with the Articles of Continuance.

Required Shareholder Approval and Conditions

In order for the Continuance to be implemented, the Continuance Resolution must be passed by a majority of not less than two-thirds (2/3) of the votes cast by Shareholders, present in person or by proxy, at the Meeting.

If the Continuance is approved at the Meeting, subject to the discretion of the Board to decide otherwise, the Corporation will seek approval of the OBCA Director for the continuance of the Corporation under the CBCA as required by the CBCA. The Corporation intends to file Articles of Continuance pursuant to section 187 of the CBCA as soon as practicable after the Meeting. Subject to appropriate shareholder approval and such filings, the Continuance will be effective on the date of the certificate of continuance, which shall be issued by the CBCA Director upon receipt of Articles of Continuance pursuant to subsection 187(4) of the CBCA. The Corporation will file notice with the OBCA Director of the continuance under the CBCA at which point the OBCA Director, upon being satisfied of the continuance into another jurisdiction and that no creditors or Shareholders will be adversely affected, will file the notice and issue a certificate of discontinuance. The OBCA will cease to apply to the Corporation on the date of the certificate of discontinuance, which shall be dated the same date as the continuance under the CBCA.

The Continuance Resolution provides that the Board is authorized, in its sole discretion, to abandon the application for a certificate of continuance, or determine not to proceed with the Continuance, without further approval of the Shareholders. In particular, the Board may determine not to present the Continuance Resolution to the Meeting or, if the Continuance Resolution is presented to the Meeting and approved, may determine not to proceed with completion of the Continuance and filing of the Articles of Continuance under the CBCA if a significant number of Shareholders dissent in respect of the Continuance Resolution.

Dissent Rights

The following description of the dissent rights of the Shareholders (the “Dissent Rights”) is not a comprehensive statement of the procedures to be followed by a registered Shareholder who dissents in respect of the Continuance Resolution (a “Dissenting Shareholder”) and is qualified in its entirety by reference to the full text of Section 185 of the OBCA which is attached to this circular as Schedule “D”. A Dissenting Shareholder who intends to exercise Dissent Rights should carefully consider and comply with the provisions of Section 185 of the OBCA. Failure to comply strictly with the provisions of Section 185 of the OBCA, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

Any registered holder of Shares is entitled to be paid the fair value of such shares in accordance with Section 185 of the OBCA if the Shareholder dissents to the Continuance Resolution and complies strictly with the requirements of Section 185 of the OBCA, and if such Continuance becomes effective. Only registered holders of Shares may dissent. Persons who are beneficial owners of Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered owner is entitled to dissent. A registered holder, such as a broker, who holds Shares as nominee for beneficial holders, some of whom wish to dissent, must exercise Dissent Rights on behalf of such beneficial owners with respect to the Shares held for such beneficial owners. In such case, the demand for dissent should set forth the number of Shares covered by it.

A Shareholder is not entitled to object with respect to his, her or its shares if he, she or it votes any of such shares in favour of any resolutions authorizing the Continuance.

The Dissenting Shareholder is required to send a written objection to the resolution to the Corporation at or prior to the Meeting. A vote against the Continuance Resolution or an abstention does not constitute a written objection. Within 10 days after the Continuance Resolution is adopted by the Shareholders, the Corporation must notify the Dissenting Shareholder who is then required, within 20 days after receipt of such notice (or if he, she or it does not receive such notice, within 20 days after he, she or it learns of the adoption of the Continuance Resolution), to send to the Corporation a written notice containing his, her or its name and address, the number of Shares in respect of which he, she or it dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send to the Corporation the appropriate share certificate or certificates.

The Corporation shall, not later than seven days after the later of the day on which the actions approved by the Continuance Resolution becomes effective, or the day the Corporation received the aforementioned demand for payment of fair value, make a written offer to pay such amount and shall pay for the Dissenting Shareholder’s Shares an amount considered by the directors to be the fair value thereof, accompanied by a statement showing how the fair value was determined, to the Dissenting Shareholder within 10 days following the date such offer is made, unless such offer is not accepted within 30 days of such date. Where the Corporation fails to make an offer or the Dissenting Shareholder fails to accept an offer, the Corporation may, within 50 days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any Dissenting Shareholder. If the Corporation fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow.

There is no obligation on the Corporation to apply to the court. If an application is made by either party, the Dissenting Shareholder will be entitled to be paid the amount fixed by the court which may be greater or less than the value of the Shares which the Dissenting Shareholder would have otherwise received under the Corporation’s written offer.

Shareholders who may wish to dissent should seek legal advice, as failure to comply with the strict requirements set out in Section 185 of the OBCA may result in the loss or unavailability of any right to dissent. Dissenting Shareholders should note that the exercise of Dissent Rights can be a complex, time consuming and expensive process. Persons who are beneficial owners of Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should contact the registered Shareholder for assistance with exercising the Dissent Rights.

Address for Dissent Notices

All notices to the Corporation pursuant to Section 185 of the OBCA should be addressed to Sherritt International Corporation, 181 Bay Street, 26th Floor, Brookfield Place, Toronto, Ontario, M5J 2T3, Attention Ward Sellers, Senior Vice President, General Counsel & Corporate Secretary.

The Board may elect not to proceed with the Continuance if any notices of dissent are received.

Board Recommendation

The Board of Directors recommends that the Shareholders vote in favour of the Continuance Resolution. Unless specified in the form of proxy that the Shares shall be voted against the Continuance Resolution, the persons named in the enclosed form of proxy intend to vote FOR the Continuance Resolution.

Adoption of new By-law No. 1 and repeal of existing By-law No. 1 and By-law No. 2

Introduction

At the Meeting, or any adjournment thereof, the Shareholders will be asked to consider and, if thought fit, to pass, with or without amendment, a resolution confirming new By-law No. 1 and repealing the existing By-law No. 1 and By-law No. 2 (the “By-law Resolution”) in the form set out in Schedule “E” to this Circular.

In order to become effective, the By-law Resolution must be approved by a majority of the votes cast by the Shareholders at the Meeting and the Continuance must be approved by Shareholders pursuant to the Continuance Resolution and effected by the Corporation.

The proposed new By-law No. 1 of the Corporation is set out as Schedule “F” to this Circular. New By-law No. 1 is consistent with the provisions of the CBCA and is substantially cumulatively equivalent to the existing By-law No. 1 and By-law No. 2 of the Corporation, but as amended to reflect the differences between the OBCA and the CBCA described above.

Recommendation of Directors

The Board of Directors recommends that the Shareholders vote in favour of the By-law Resolution. Unless specified in the form of proxy that the shares shall be voted against the By-law Resolution, the persons named in the enclosed form of proxy intend to vote FOR the By-law Resolution.

APPOINTMENT OF PROXIES AND VOTING INSTRUCTIONS

REGISTERED SHAREHOLDER VOTING

You are a “Registered Shareholder” if your Shares are held in your personal name and you are in possession of a share certificate that indicates the same. If you are a Registered Shareholder, you may vote in person at the Meeting, you may appoint another person to represent you as proxyholder and vote your Shares at the Meeting or may vote by internet and telephone. If you wish to attend the Meeting, you may complete and return the enclosed proxy or you may vote in person at the Meeting. Please register with the scrutineers, being the Corporation’s transfer agent, CST Trust Company, when you arrive at the Meeting. If you wish to vote by internet or telephone, please see the enclosed proxy for further instructions.

To Vote by Proxy

If you are not able to attend the Meeting in person, or if you wish to appoint a representative to vote on your behalf, you have the right to appoint a person or entity other than the person designated in the proxy, who may or may not be a Shareholder, to represent you at the Meeting and vote on your behalf. You do this by appointing them as your proxyholder in writing in the proxy or another form of proxy as described below.

Use the enclosed proxy or another proper form of proxy. The persons named in the accompanying proxy are officers of the Corporation and are nominees of management. You can choose to have management’s appointee vote your Shares or may appoint a person or entity of your choice by striking out the printed names and inserting the desired person’s name and address in the blank space provided.

Registered Shareholders may vote in any of the following ways:

By Mail: by completing, signing, dating and returning the enclosed proxy to the Corporation’s transfer agent:

CST Trust Company

Attention: Proxy Department

P.O. Box 721

Agincourt, Ontario

M1S 0A1

Online: by visiting www.cstvotemyproxy.com and following the instructions. Please have the 13 digit control number on the enclosed proxy available as you will be prompted to enter this number for identification purposes.

By Telephone: by dialing 1-888-489-7352 from a touch-tone phone and following the voice instructions. Please have the 13 digit control number on the enclosed proxy available as you will be prompted to enter this number for identification purposes.

By Fax: by completing, signing, dating and returning the enclosed proxy to CST Trust Company at (416) 368-2502 or 1-866-781-3111.

In Person: If you are able to join us in person for the Meeting, and wish to vote your Shares in person, you do not need to complete and return the enclosed proxy. Before the official start of the Meeting on May 12, 2015, please register with the representatives(s) from CST Trust Company, which will be acting as scrutineer at the Meeting, who will be situated at a welcome table just outside the room in which the Meeting will be held. Once you are registered with CST Trust Company, your vote will be requested and counted at the Meeting.

Proxies must be received no later than 10:00 p.m. (Toronto time) on Friday, May 6, 2015, or, if the Meeting is adjourned or postponed, no later than 10:00 a.m. on the date (excluding Saturdays, Sundays and holidays) preceding the date of an adjourned or postponed Meeting. Please note that your vote can only be counted if the person you appointed attends the Meeting and votes on your behalf and the proxy has been properly completed and executed.

Voting your Proxy

The management representatives designated in the enclosed proxy will vote for or against or withhold from voting your Shares in respect of which they are appointed by proxy on any vote that may be called for in accordance with your instructions as indicated on the proxy and, if you specify a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.

In the absence of any direction, your Shares will be voted by the management representatives:

•                  FOR the reappointment of auditors named in this Circular and the authorization of the directors to fix remuneration of the auditors;

•                  FOR the Say-on-Pay Resolution;

•                  FOR the Sherritt Nominees for election to the Board;

•                  FOR the Continuance; and

•                  FOR the By-law Resolution.

The accompanying proxy confers discretionary authority upon the management representatives designated in the form of proxy with respect to voting on amendments to matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting. At the date of this Circular, the directors and management of the Corporation know of no such amendments, variations or other matters.

Revoking your Proxy

If you have submitted a proxy and later wish to revoke it, you can do so by re-voting your proxy online, by fax or by completing and signing a proxy bearing a later date and sending it to CST Trust Company. Your vote must be received no later than 10:00 a.m. (Toronto time) on Friday, May 6, 2015. A later dated proxy automatically revokes any previously submitted proxy. You can also send a written statement indicating you wish to have your proxy revoked. This written statement must be received by CST Trust Company at Proxy Department, P.O. Box 721 Agincourt, Ontario M1S 0A1, at any time up to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, at which the proxy is to be used; (ii) with the Chairman of the Meeting before the Meeting starts on the day of the Meeting or any adjournment or postponement thereof; or (iii) in any other manner permitted by law.

BENEFICIAL (NON-REGISTERED) SHAREHOLDER VOTING

If your Shares are not registered under your name, they will likely be registered under the name of your broker or an agent of that broker (the “Intermediary”). Each Intermediary has its own procedures; please follow them carefully to ensure that your shares are voted at the Meeting according to your instructions.

Beneficial (Non-Registered) Shareholders, including both Non-Objecting Beneficial Owners (“NOBO”) and Objecting Beneficial Owners (“OBO”) may vote in the following ways:

Online: by visiting www.proxyvote.com and following the instructions.

By telephone: by dialing the applicable number set out below and following the instructions

Canadian NOBO/OBO Shareholders: 1-800-474-7493 (English) or 1-800-474-7501 (French).

US NOBO/OBO Shareholders: 1-800-454-8683.

In Person: if you are able to join us in person for the Meeting, and wish to vote your Shares in person you may do so by either (i) inserting your own name in the space provided on the enclosed VIF or form of proxy provided by your Nominee or (ii) submitting any other document in writing to your Nominee that requests that the Beneficial (Non-registered) Shareholder or nominees thereof should be appointed as proxy. Then, follow the signing and return instructions provided by your Nominee. If you do not properly follow the return instructions provided by your Nominee, you may not be able to vote such Shares. Before the official start of the Meeting on May 10, 2016, please register with the representatives(s) from CST Trust Company, who will be situated at a welcome table just outside the Meeting room. Once you are registered with CST Trust Company, and, provided the instructions you provided to your Nominee have been forwarded by your nominee to CST Trust Company, your vote will be requested and counted at the Meeting.

Late proxies from non-registered holders may be accepted or rejected by the Chairman of the Meeting at his discretion, and the Chairman of the Meeting is under no obligation to accept or reject any particular late proxy. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

If you have any questions or need assistance completing your proxy or VIF, please call Kingsdale Shareholder Services at 1-800-749-9197 toll-free in North America, collect at 416-867-2272 outside of North America, or email at contactus@kingsdaleshareholder.com.

Whether you choose to vote your beneficially held Shares by proxy, VIF or in person, you must carefully follow the instructions that accompany either the VIF or proxy, including those regarding when and where the VIF or proxy is to be delivered, and the deadline for delivery.

Revoking Voting Instructions

If you have submitted a VIF and later wish to revoke it, you can do so by re — voting your VIF online, by fax or by completing and signing a VIF bearing a later date and sending it to the address set out on the VIF. Your vote must be received no later than 10:00 a.m. (Toronto time) on Friday, May 6, 2016. A later dated VIF automatically revokes any previously submitted VIF. You can also revoke by following the procedures provided by your Nominee. Your Nominee must send a written statement indicating you wish to have your voting instructions revoked. This written statement must be received by CST Trust Company at Proxy Department, P.O. Box 721 Agincourt, Ontario M1S 0A1, at any time up to 5:00 p.m.(Toronto time) on the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, at which the proxy is to be used; (ii) with the Chairman of the Meeting before the Meeting starts on the day of the Meeting or any adjournment or postponement thereof; or (iii) in any other manner permitted by law.

SHARES

The authorized capital of the Corporation consists of an unlimited number of Shares. As of March 31, 2016, the Corporation had 293,880,001 Shares issued and outstanding. Each Shareholder of record at the close of business on March 31, 2016, the record date (the “Record Date”) established for notice of the Meeting and for voting, will be entitled to vote on all matters proposed to come before the Meeting on the basis of one vote for each Share held. A quorum for the transaction of business at the Meeting will consist of two or more individuals present in person and each being entitled to vote thereat, representing in person or by proxy at least 25% of the total number of Shares entitled to vote at a meeting of Shareholders.

PRINCIPAL HOLDER OF VOTING SECURITIES

To the knowledge of the directors and executive officers of the Corporation, no one person or entity beneficially owns or exercises direction or control over, directly or indirectly, more than 10% of the Shares, except for Foyston, Gordon & Payne Inc., which has publicly disclosed that, acting in its capacity as an investment advisor to a number of pooled investment funds and managed accounts, it exercises control and direction over an aggregate of Shares, representing 10.33% of the issued and outstanding Shares as at March 31, 2016.

INFORMATION CONCERNING THE CURRENT BOARD AND SHERRITT NOMINEES

FOR ELECTION AS DIRECTORS

SHERRITT NOMINEES

The tables below provide information about each of the Sherritt Nominee directors to assist Shareholders with their voting decisions. The tables include information regarding each director’s other directorships, membership on Board committees, attendance record in 2015, experience, areas of expertise, amount of securities of the Corporation each holds and the number of votes each received at the last annual meeting of the Shareholders. Seven of the eight Sherritt Nominees are independent, as defined by applicable securities laws, which means they are independent of management. A nominated director is non-independent if he or she has a direct or indirect material relationship that the Board believes could be reasonably expected to interfere with his or her ability to exercise independent judgment. Mr. Pathe is non-independent as he serves as President and Chief Executive Officer of the Corporation.

Harold (Hap) Stephen

Director and Chairman

Residence: Ontario, Canada

Age: 69

Director Since: May 24, 2012

Independent

Mr. Stephen currently serves as a director of TD Mutual Funds Corporate Class Ltd. and Algoma Central Corporation, a shipping company. Mr. Stephen is the Chairman and Chief Executive Officer of Stonecrest Capital Inc., a leading Canadian restructuring firm and a director of Stephen Capital Inc. He has served as Chief Restructuring Officer in the court supervised restructurings of Grant Forest Products Inc., Canwest Global Communications Corporation, Stelco Inc., Mosaic Group Inc., Algoma Steel Inc. and Athletes World Inc. He advised the Office of the Superintendent of Financial Institutions on the pension plan issues related to the Air Canada restructuring. He also acted as Chairman of a Special Committee reporting to the Minister of National Defence with a mandate to review the structure and operations of the Department of National Defence and provide recommendations to lower operating costs and improve efficiency. Mr. Stephen also served as Chairman of Repap Enterprises Inc., a pulp and paper producer with operations in Canada and the United States from June 1999 to November 2000 and Executive Vice President and CFO of T. Eaton Company Limited from October 1997 to October 1999. From 1977 to 1997 he was a partner of Ernst & Young and from 1985 to 1997 was responsible for the management of Ernst & Young’s financial restructuring and corporate finance practices.

Mr. Stephen is a Chartered Professional Accountant and a Chartered Accountant. He is currently serving as a member of the Independent Review Committee of TD Asset Management Inc.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Enterprise Management
Nominating and Corporate Governance	3 of 3	100%	• Financial Literacy and Reporting
			• Corporate Governance
			• Risk Management/Evaluation
			• Finance and M&A
			• Board Leadership

Other Public Board Memberships in the Past Five Years(1)

Algoma Central Corporation

Labrador Iron Ore Royalty Corporation (until May 2014)

Public Board Interlocks:

None(1)

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)(6)
2015	100,000	247,976	347,976	$902,625	Yes
2014	100,000	86,135	186,135	$727,071	In progress

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	149,464,656	7,087.044	156,551,700
% of votes	95.47	4.53	100

Timothy Baker

Director

Residence: Ontario,Canada

Age: 64

Director Since:May 6, 2014

Independent

Mr. Baker brings over 30 years of extensive project development and operations experience to Sherritt. He currently serves as a director of Antofagasta PLC and is also Chairman of Golden Star Resources Ltd. Mr. Baker retired from his positions as Executive Vice President and Chief Operating Officer of Kinross Gold Corporation in 2010. Prior to joining Kinross in 2006, Mr. Baker was with Placer Dome Inc., where he served in several key roles including Executive General Manager of Placer Dome Chile and of Placer Dome Tanzania, and Senior Vice President of the copper producing Compania Minera Zaldivar. Mr. Baker also served as a director of Augusta Resources Corporation, Pacific Rim Mining Corp. and Eldorado Gold Corporation. Mr. Baker holds a B.Sc. (Geology) and the ICD.D certification from the Institute of Corporate Directors.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Mining and/or Resource Industry
Environment, Health, Safety and Sustainability (Chair)(8)	4 of 4	100%	• International Business
			• Capital Projects
Nominating and Corporate Governance	3 of 3	100%	• Reserve Evaluation
			• Operations
Reserves(9)	3 of 3	100%	• Human Resources/Executive Compensation
			• Environment, Health, Safety & Sustainability
			• Risk Management/Evaluation
			• Board Leadership

Other Public Board Memberships in the Past Five Years

Augusta Resources Corporation (until October 2014)

Antofagasta PLC

Golden Star Resources Ltd.

Pacific Rim Mining Corp. (until September 2013)

Eldorado Gold Corporation (until December 2012)

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)(6)
2015	22,100	101,438	123,538	$203,531	In Progress
2014	22,100	20,730	42,830	$133,964	In Progress

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	151,091,700	5,460,000	156,551,700
% of votes	96.51	3.49	100

R. Peter Gillin

Director

Residence: Ontario, Canada

Age: 67

Director Since: January 1, 2010

Independent

Mr. Gillin is currently a director of Silver Wheaton Corp., Dundee Precious Metals Inc., TD Mutual Funds Corporate Class Ltd., Turquoise Hill Resources Ltd. (formerly Ivanhoe Mines Inc.) and Barlow Mine Inc. and has been a member of the Independent Review Committee of TD Asset Management Inc. since 2003. Mr. Gillin also served as a director of HudBay Minerals Inc. from April 2008 to March 2009. From October 2003 to September 2008, Mr. Gillin served as Chairman and Chief Executive Officer of Tahera Diamond Corporation, a diamond exploration, development and production company. From October 2002 to March 2003, Mr. Gillin was President and Chief Executive Officer of Zemex Corp, an industrial minerals producer. Prior thereto, Mr. Gillin served as Vice Chairman of NM Rothschild and Sons Canada Limited. Mr. Gillin is a CFA and also holds the ICD.D certification from the Institute of Corporate Directors.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Mining and/or Resource Industry
Audit (Chair)	8 of 8	100%	• International Business
Human Resources	5 of 5	100%	• Capital Projects
Nominating and Corporate Governance	3 of 3	100%	• Enterprise Management
			• Financial Literacy and Reporting
Environment, Health, Safety and Sustainability	4 of 4	100%	• Operations
			• Human Resources/Executive Compensation
			• Risk Management/Evaluation
			• Finance and M&A
			• Board Leadership

Other Public Board Memberships in the Past Five Years(1)

Dundee Precious Metals Inc.

Silver Wheaton Corp.

Turquoise Hill Resources Ltd. (formerly Ivanhoe Mines Inc.)

Public Board Interlocks:

None(1)

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)
2015	25,380	149,560	174,940	$583,676	Yes
2014	25,380	68,384	93,764	$495,701	Yes

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	149.023,151	7,528,549	156,551,700
% of votes	95.19	4.81	100

Sir Richard Lapthorne

Director

Residence: United Kingdom

Age: 72

Director Since: September 14, 2011

Independent

Sir Richard Lapthorne has served as a Finance Director or as Chairman of various FTSE 100 and non-quoted companies in the United Kingdom since 1986 and is advisor to and Chair of the Public Interest Body of PricewaterhouseCoopers. He is currently Chairman of Cable & Wireless Communications plc and Cable & Wireless plc. Between June 2009 and April 2010, he served as Chairman of McLaren Group Limited. From 1996 to May 2003 he was Chairman of Amersham International plc (now GE Healthcare) having joined its board as a Non-executive Director in 1989. He was Finance Director of British Aerospace plc from July 1992 and Vice Chairman from April 1998 until his retirement in 1999. He is also a fellow of each of the Chartered Institute of Management Accountants, Chartered Institute of Certified Accountants and the Institute of Corporate Treasurers in the United Kingdom.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• International Business
Audit	7 of 8	88%	• Government Relations
Nominating and Corporate Governance (Chair)	3 of 3	100%	• Capital Projects
			• Enterprise Management
Reserves(9)	2 of 2	100%	• Financial Literacy and Reporting
			• Corporate Governance
			• Operations
			• Human Resources/Executive Compensation
			• Risk Management/Evaluation
			• Finance and M&A
			• Board Leadership

Other Public Board Memberships in the Past Five Years

Cable & Wireless Communications plc (Chairman)

Cable & Wireless plc (Chairman)

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)
2015	45,500	134,610	180,110	$562,627	Yes
2014	45,500	53,580	99,080	$474,949	Yes

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	150,184,122	6,367,578	156,551,700
% of votes	95.93	4.07	100

Adrian Loader

Director

Residence: London, England

Age: 67

Director Since: July 29, 2013

Independent

Mr. Loader has extensive international experience with Royal Dutch Shell in energy management, projects, strategy, business development and new market entry. Mr. Loader held regional responsibility for Royal Dutch Shell’s operations in Latin America/Africa, Middle East/Far East and Europe. He was subsequently the Royal Dutch Shell Director responsible for Strategy and Business Development, as well as for Scenarios, Group Planning, Health, Safety & Environment, and External Affairs. Before retiring from Royal Dutch Shell at the end of 2007, Mr. Loader served as President and Chief Executive Officer of Shell Canada where he was responsible, inter alia, for Shell Canada’s oil sands open pit mining activities and their expansion. Mr. Loader has served on the following public company boards — Alliance-Unichem, Shell Canada, Alliance-Boots, Candax Energy and Compton Petroleum. In January 2008, he joined the Board of Toronto-based Candax Energy and was Chairman until June 2010. He then served as Chairman of Compton Petroleum, Calgary, until August 2012. He is currently Chairman of Oracle Coalfields PLC, London (an international coal developer with a major project in Pakistan), as well as a director of LaFargeHolcim (a Swiss global supplier of cement and aggregates) and Alderon Iron Ore Corp. (a Canadian Iron Ore project developer). Mr. Loader also serves as a member of the UK Advisory Board of Navigant (an American consulting company). Mr. Loader is a Fellow of the Chartered Institute of Personnel and Development and holds a Master’s degree in History from Cambridge University, England.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Mining and/or Resource Industry
Human Resources	5 of 5	100%	• International Business
Nominating and Corporate Governance	3 of 3	100%	• Government Relations
			• Capital Projects
Reserves (Chair)(9)	3 of 3	100%	• Reserve Evaluation
			• Enterprise Management
			• Corporate Governance
			• Operations
			• Human Resources/Executive Compensation
			• Environment, Health, Safety and Sustainability
			• Risk Management/Evaluation
			• Finance and M&A
			• Board Leadership

Other Public Board Memberships in the Past Five Years

Alderon Iron Ore Corp.

Oracle Coalfields plc (Chairman)

LaFargeHolcim

Compton Petroleum (Chairman) (until December 2012)

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)(6)
2015	19,000	118,530	137,530	$299,576	In progress
2014	19,000	37,657	56,657	$212,217	In progress

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	150,087.967	6,463,733	156,551,700
% of votes	95.87	4.13	100

Edythe A. (Dee) Marcoux

Director

Residence: British Columbia, Canada

Age: 67

Director Since: May 25, 2006

Independent

Ms. Marcoux, Bachelor of Applied Science (Metallurgical Engineering), M.B.A, is a retired executive, with over 30 years of experience in the energy industry and five years of experience in the mining industry. Ms. Marcoux previously served as a director on the boards of SNC Lavalin Inc., OPTI Canada Inc. and Placer Dome Inc. She was Vice Chair of the National Roundtable for the Economy and the Environment for 2005 and 2006.

From 2003 until 2005, she served as a strategic consultant and advisor to Ensyn Petroleum Inc. and held an ownership position in Ensyn Energy Inc. until 2005 when Ensyn Petroleum was purchased by Ivanhoe Energy Inc. From 1998 to 2003 Ms. Marcoux worked as a consultant and served on the board of Southern Pacific Petroleum NL, a company developing shale oil resources in Australia. From 1998 to 2002 Ms. Marcoux served in varying capacities with Ensyn Group Inc., a company developing heavy oil upgrading technology. She held the position of President and CEO of Ensyn Energy Corp during this period.

Ms. Marcoux previously worked for: Gulf Canada as President of Heavy Oil (1997-1998); CS Resources as President (1996-1997), Suncor (1991-1996) as Executive Vice- President of Oil Sands Group; Ontario Hydro (1990-1991) in supply and services; Petro Canada (1983-1990) in business development and refinery management; and Imperial Oil Ltd. (1976-1983) in process and project engineering, logistics and finance.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Mining and/or Resource Industry
Environment, Health, Safety and Sustainability(8)	4 of 4	100%	• International Business
			• Capital Projects
Human Resources (Chair)	5 of 5	100%	• Reserve Evaluation
Nominating and Corporate Governance	3 of 3	100%	• Enterprise Management
			• Financial Literacy and Reporting
			• Corporate Governance
			• Operations
			• Human Resources/Executive Compensation
			• Environment, Health, Safety and Sustainability
			• Risk Management/Evaluation

Other Public Board Memberships in the Past Five Years

SNC Lavalin Group Inc. (until May 2013)

OPTI Canada Inc. (until November 2011)

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)
2015	110,000	164,537	274,537	$983,192	Yes
2014	110,000	83,214	193,214	$932,930	Yes

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	149,173,333	7,378,367	156,551,700
% of votes	95.29	4.71	100

Lisa Pankratz

Director

Residence: British Columbia, Canada

Age: 55

Director Since: November 13, 2013

Independent

Ms. Pankratz has over 28 years of experience in the investment industry and capital markets in both executive and advisory capacities working with multinational and international companies. For over 14 years, she has served as a board member of corporations in the financial services and global media industries. Ms. Pankratz currently sits on the boards of IA Clarington Investments Inc., UBC Investment Management Trust Inc., CIR Investment Research Ltd. and the Canadian Museum for Human Rights, none of which are publicly listed. She is also a member of the HSBC Independent Review Committee of HSBC Global Asset Management (Canada) Limited and an advisor to the investment committees of Pacific Blue Cross and BC Life & Casualty Company.

She previously served on the boards of Canwest Global Communications Corp. (2005-2010), Canwest Media, Inc. (2005-2008), the Insurance Corporation of British Columbia (2001-2007) and was a member of the Accounting Policy and Advisory Committee advising the Ministry of Finance for the Province of British Columbia (2002-2004). From 2006 until 2010, Ms. Pankratz served as the President of Mackenzie Cundill Investment Management Ltd. and from 2002-2006 as the President, Chief Compliance Officer and Director of Cundill Investment Research Ltd. and the Chief Compliance Officer of The Cundill Group.

Ms. Pankratz is a Fellow of the Institute of Chartered Professional Accountants of British Columbia and a Chartered Financial Analyst charter holder. She received an Honours Bachelor of Arts in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• International Business
Audit	8 of 8	100%	• Capital Projects
Environment, Health, Safety and Sustainability	4 of 4	100%	• Enterprise Management
			• Financial Literacy and Reporting
Nominating and Corporate Governance	3 of 3	100%	• Corporate Governance
			• Operations
			• Human Resources/Executive Compensation
			• Risk Management/Evaluation
			• Finance and M&A

Other Public Board Memberships in the Past Five Years

None

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	DDSUs	Total Shares and DDSUs	Total Value of Shares and DDSUs(4)	Minimum Ownership Met(5)(6)
2015	29,300	112,403	141,703	$277,379	In progress
2014	29,300	31,589	60,889	$200,871	In progress

Options Held:

None

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	149,185,971	7,378,367	156,551,700
% of votes	95.29	4.71	100

David V. Pathe

President and Chief Executive Officer

Residence: Ontario, Canada

Age: 45

Director Since: January 1, 2012

Non-Independent

Mr. Pathe was appointed as President and Chief Executive Officer of the Corporation effective January 1, 2012. Prior to that, Mr. Pathe served as Senior Vice President, Finance and Chief Financial Officer of the Corporation from March 2011, as Senior Vice President, General Counsel and Corporate Secretary from July 2009, as Vice President, General Counsel and Corporate Secretary from October 2008 and as Assistant General Counsel and Assistant Corporate Secretary from June 2007.

Board/Committee Membership	Overall Attendance in 2015		Areas of Expertise
Board of Directors	7 of 7	100%	• Mining and/or Resource Industry
			• International Business
			• Capital Projects
			• Enterprise Management
			• Financial Literacy and Reporting
			• Corporate Governance
			• Risk Management/Evaluation
			• Finance and M&A

Other Public Board Memberships in the Past Five Years

None

Public Board Interlocks:

None

Securities Held(2)(3)

Year	Shares	Restricted Share Units (“RSUs”)	Restricted Stock	Total Shares, RSUs and Restricted Stock	Total Value of Shares, RSUs and Restricted Stock(10)	Minimum Ownership Met(11)
2015	209,220	815,623	27,000	1,051,843	$2,817,410	Yes
2014	108,291	392,970	27,000	558,461	$1,997,985	No

Options Held:

See charts under “Compensation Discussion & Analysis — Executive Compensation — Summary Compensation Table” and “Compensation Discussion & Analysis — Executive Compensation — Incentive Plan Awards — Outstanding Option Based Awards and Share Based Awards”.

Voting Results of 2015 Annual Meeting(7)	Votes For	Votes Withheld	Total Votes Cast
# of votes	149.924.326	6,627,374	156,551,700
% of votes	95.77	4.23	100

Notes to Sherritt Nominee Tables:

(1)	This excludes TD Mutual Funds Corporate Class Ltd., which is a mutual fund set up within a corporate structure, and is not a publicly-listed company.
(2)

The information as to Shares beneficially owned or over which the foregoing directors exercise control or direction (other than restricted stock (“Restricted Stock”) issued to employees under the Corporation’s Restricted Stock Plan), not being within the knowledge of the Corporation, has been furnished by the respective directors individually.

(3)

DDSUs are granted pursuant to the Corporation’s non-executive Directors’ Deferred Share Unit Plan (the “DDSU Plan”). The DDSU Plan has been in effect since December 6, 2002 and participation in the plan is limited to non-executive directors. See “Compensation Discussion & Analysis — Director Compensation — Directors’ Deferred Share Unit Plan” for additional information.

(4)

Values reflect the amounts calculated for Director share ownership requirements as at December 31, 2015 and 2014, respectively. See “Compensation Discussion & Analysis — Director Compensation — Director Share Ownership Requirements” for more information. The securities held are valued at the greater of (a) the grant or purchase price and (b) the closing price of the Shares on the Toronto Stock Exchange (“TSX”) on December 31 of the respective year, or the last trading day immediately preceding such date if December 31 was not a trading day. For 2014, the same methodology was used and the closing price was $3.00.

(5)

See “Compensation Discussion & Analysis — Director Compensation — Director Share Ownership Requirements” for more information regarding the share and share-based ownership requirements for non-executive directors.

(6)

Each of Mr. Stephen, Mr. Baker, Mr. Loader and Ms. Pankratz has until September 19, 2019 to satisfy the share ownership requirements (being the fifth anniversary the adoption of the most recent director share ownership requirements in September 2014). See “Compensation, Discussion & Analysis — Director Compensation — Director Share Ownership Requirements”.

(7)

Voting results from the 2015 annual meeting reflect the total number of votes cast for or withheld from voting in respect of each director who was elected at such meeting, as reported to the Corporation by the scrutineer of the meeting. Total votes cast for each director may vary and the percentage of votes reported for each director is determined by dividing the votes cast for or withheld from voting by the total number of votes cast for each such director.

(8)

Ms. Marcoux ceased to be Chair of the Environment, Health, Safety and Sustainability Committee effective May 12, 2015. Mr. Baker became chair of the Environmental, Health, Safety and Sustainability Committee on the same date.

(9)

The name of the “Reserves and Capital Projects Committee” was changed to the “Reserves Committee” on May 12, 2015. On the same date, Sir Richard Lapthorne ceased to be a member of the Reserves Committee and Mr. Loader was appointed as Chair. Sir Richard Lapthorne attended all meetings as a member of the Reserves and Capital Project Committee before ceasing to be a member on May 12, 2015.

(10)

Values reflect the amounts calculated for Executive SOR Holdings as at December 31, 2015 and 2014, respectively. See “Compensation Discussion & Analysis — Executive Compensation — Executive Share Ownership Requirements” for more information. For 2014, the same methodology was used and the closing price was $3.00.

(11)

See “Compensation Discussion & Analysis — Executive Compensation — Executive Share Ownership Requirements” for more information regarding the share and share-based ownership requirements for Mr. Pathe.

MEETING ATTENDANCE

Regular Board and committee meetings are set at least a year in advance, with special meetings being scheduled as required. The Board expects directors to attend all Board meetings and all meetings of the committees to which they are appointed, to come to such meetings fully prepared and to remain in attendance for the duration of the meetings. In 2015 there were five regularly scheduled Board meetings, seven regularly scheduled Audit Committee meetings, five regularly scheduled Human Resources Committee meetings, four Environmental, Health and Safety and Sustainability Committee meetings, three regularly scheduled Nominating and Corporate Governance Committee meetings and the two regularly scheduled Reserves Committee meetings). All other meetings were special meetings called with limited advance notice.

Name	Board		Audit		Human Resources		Nominating and Corporate Governance		Reserves		EHS&S
	#	%	#	%	#	%	#	%	#	%	#	%
T. Baker	7	100					3	100	3	100	4	100
P. Gillin	7	100	8	100	5	100	3	100	—	—	4	100
R. Lapthorne(1)	7	100	7	88	—	—	3	100	2	100	—	—
A. Loader	7	100	—	—	5	100	3	100	3	100	—	—
E. Marcoux	7	100	—	—	5	100	3	100	—	—	4	100
L. Pankratz	7	100	8	100	—	—	3	100	—	—	4	100
D. Pathe	7	100	—	—	—	—	—	—	—	—	—	—
H. Stephen	7	100	—	—	—	—	3	100	—	—	—	—

Notes:

(1)                                 Sir Richard Lapthorne attended all meetings as a member of the Reserves Committee before ceasing to be a member effective May 12, 2015.

SERVING TOGETHER ON BOARDS OF OTHER PUBLIC COMPANIES

As of the date of this Circular, none of the proposed directors serve together on the board of directors of any other public company.

ORDERS AND BANKRUPTCIES

From October 2003 to September 2008, Mr. Gillin served as Chairman and Chief Executive Officer of Tahera Diamond Corporation (“Tahera”). In January 2008, Tahera filed for protection under the Companies’ Creditors Arrangement Act (“CCAA”). As a consequence of its financial difficulties, Tahera failed to file financial statements for the year ended December 31, 2007 and subsequent financial periods. As a result, Tahera was delisted from the TSX in November 2009 and issuer cease trade orders were issued in 2010 by the securities regulatory authorities of Ontario, Quebec, Alberta and British Columbia, which orders have not been revoked. Tahera subsequently sold its tax assets to Ag Growth International and certain properties, including the Jericho diamond mine, to Shear Minerals Ltd. The monitoring process under the CCAA was concluded by order of the Superior Court of Justice in September 2010.

Ms. Marcoux was a director and member of the Audit Committee of OPTI Canada Inc. (“OPTI”) from July 2008 to November 2011. On July 13, 2011, OPTI commenced proceedings for creditor protection under the CCAA. The TSX delisted OPTI’s common shares on August 26, 2011. The TSX approved the listing of OPTI’s common shares on the TSX Venture Exchange (“TSXV”) which commenced trading on August 29, 2011. OPTI’s common shares were subsequently delisted from the TSXV at the close of business on November 29, 2011, following the closing of the acquisition of OPTI’s second lien notes and all outstanding shares of OPTI by indirect wholly-owned subsidiaries of CNOOC Limited. Ms. Marcoux resigned as a director of OPTI on November 28, 2011.

Ms. Pankratz was on the board of CanWest Global Communications Corp. (“CanWest”) from 2005 until her resignation in February 2010. She served on the Audit and Pension Committees of that board and was Chair of the Pension Committee from 2008 until her resignation. CanWest filed for court protection from its creditors October 2009. CanWest’s newspaper subsidiary filed separately under the CCAA in January 2010.

ABOUT THE BOARD OF DIRECTORS

The Board is responsible for overseeing management of the business and affairs of the Corporation. The Corporation’s articles stipulate that the Board must consist of not less than three and not more than 15 directors. In accordance with the Corporation’s by-laws and a special resolution of Shareholders, the Board is authorized to determine the number of directors from time to time. The Board is currently fixed at nine members and the directors have approved a resolution to reduce the Board to eight members as of the date of the Meeting. The Board has a written mandate that establishes its purpose, responsibilities and composition. A copy of the mandate is attached as Schedule “A” to this Circular.

In assisting the Board in fulfilling its oversight responsibilities in relation to corporate governance, the Board has delegated responsibility to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the Corporation’s approach to corporate governance issues (including the annual review of the Corporation’s governance policy).

INDEPENDENCE

All directors, other than the President and Chief Executive Officer, are independent. The Corporation determines the independence of its directors using the definition set out in National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”). This definition provides that to be independent, a director must have no direct or indirect material relationship with the Corporation. A material relationship exists where the Board believes that a relationship could be reasonably expected to interfere with the director’s independent judgment and is deemed to exist under certain prescribed circumstances set out in NI 58-101. The Board currently consists of seven directors that are independent (Messrs. Baker, Gillin, Loader and Stephen, Sir Richard Lapthorne and Ms. Marcoux and Ms. Pankratz) and each committee is comprised entirely of independent directors. Mr. Pathe is non-independent as he serves as President and Chief Executive Officer of the Corporation.

A director who has a real or perceived conflict of interest regarding any matter under consideration is required to recuse him or herself from all Board deliberations or discussions relating to such matter.

POSITION DESCRIPTIONS

The Chairman of the Board

The Board has developed terms of reference for the independent, non-executive Chairman of the Board. The principal role of the Chairman of the Board is to provide leadership to the Board. The Chairman is responsible for effectively managing the affairs of the Board and ensuring that the Board is properly organized and that it functions efficiently and independently of management. The Chairman also advises the President and Chief Executive Officer in all matters concerning the interests of the Corporation, the Board and the relationships between management and the Board. A copy of the Chairman’s terms of reference is available at www.sherritt.com.

Committee Chairs

The Chair of each committee is responsible for, amongst other things:

•                  determining the date, time and location of meetings of the committee in consultation with the Chairman of the Board, the Corporate Secretary and the committee members, as appropriate and convening meetings of the committee as often as necessary to carry out the committees responsibilities effectively;

•                  chairing all meetings of the committee;

•                  confirming that the duties and responsibilities of the committee, as set forth in its mandate, are well understood by the committee members and executed effectively;

•                  in consultation with the Chairman of the Board, committee members, and the Corporate Secretary, as appropriate, reviewing meeting agendas to ensure that required business is brought before the committee to enable the committee to carry out its responsibilities;

•                  communicating with appropriate members of senior management in fulfilling the duties and responsibilities set forth in the committee’s mandate;

•                  with the assistance of the Corporate Secretary, ensuring that agenda items for all committee meetings are ready for presentation and that adequate information is distributed to committee members in advance of such meetings in order that committee members may properly inform themselves on matters to be acted upon;

•                  ensuring that minutes are kept of all committee meetings and signing minutes once approved by the committee;

•                  reporting to the Board at its next meeting following any decision or recommendation arising from any meeting of the committee or the signing of a written resolution evidencing a decision or recommendation of the committee, including reporting on the considerations that led to such decision or recommendation;

•                  providing leadership to enable the committee to act effectively in carrying out its responsibilities; and

•                  ensuring that the committee periodically evaluates its effectiveness in fulfilling the duties and responsibilities set forth in its mandate.

President and Chief Executive Officer

The Board and the Chief Executive Officer have developed a written position description for the President and Chief Executive Officer which delineates that officer’s roles and responsibilities. The President and Chief Executive Officer has the primary responsibility for the management of the business and affairs of the Corporation in accordance with the Corporation’s strategy and objectives approved by the Board within the authority limitations delegated by the Board. Specific duties and responsibilities of the President and Chief Executive Officer are set out in the President and Chief Executive Officer terms of reference, a copy of which is available at www.sherritt.com.

MEETING IN CAMERA

In camera sessions in which independent directors meet without management are held at every in-person meeting of the Board and the Chairman of the Board leads these sessions. Board committees consist of independent directors and meet in camera at each in-person committee meeting where considered necessary and operate independently of management in fulfilling their mandates and making recommendations to the Board. The Chair of each committee presides over these meetings. At least once per quarter, the Audit Committee meets with the Corporation’s external auditor, Deloitte LLP, and the Corporation’s Chief Internal Auditor separately to discuss the financial affairs of the Corporation without management being present. In addition, the independent directors may meet separately at such other times as any independent director may request.

The Chairman of the Board and the committee Chairs update management on the substance of the in camera meetings if action is required.

DIRECTOR ORIENTATION

The Corporation’s orientation program ensures that new directors have a clear understanding of director responsibilities in Canada, develop a good working relationship with current Board members and become familiar with the operations and management team so they can actively participate in meetings when they join the Board. New directors are invited to attend as an observer, meetings of committees of which the new director is not a member. The Nominating and Corporate Governance Committee is responsible for confirming that procedures are in place and resources are made available to provide new directors with a proper orientation to both the Corporation and their duties and responsibilities as directors.

The Corporation currently takes the following steps to orient new directors:

1.              Face to face meetings or telephone calls: During the recruitment process, candidates meet with the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee (or if unavailable, another director) and the President and Chief Executive Officer to discuss the expectations the Corporation has of its Board members (as described in the Mandate of the Board found at Schedule “A” to this Circular). Candidates also receive an overview of the business of the Corporation in these meetings.

2.              New director’s package: The new director’s package includes: a handbook containing relevant corporate and business information (articles, by-laws, organization and corporate charts, Board mandate, committee mandates, etc.), current continuous disclosure documents, and Board presentations given within the previous year.

3.              Site visits: Within the first year of their appointment, new directors are invited to visit the Corporation’s business units and major projects.

4.              Interact with key management: Within the first year of their appointment, new directors are provided an opportunity to meet with all key management team members.

5.              Legal obligations: New directors attend a session with the Corporation’s outside counsel to ensure each has a full understanding of his or her legal obligations as a director.

6.              Committee Orientation: Committee Chairs, together with appropriate management representatives, provide committee orientation to new directors regarding the committees they will be joining.

Continuing Education

The Corporation expects its directors to be informed about the issues affecting its business, including the industries it participates in, governance and other related issues. The Corporation undertakes continuing education efforts that include meetings among management and the Board, and where appropriate, outside experts, to discuss, among other things, regulatory changes, developments in corporate governance, developments in the mining and oil and gas industries and market conditions.

The Corporation’s directors and executive officers also complete continuing education sessions and attend briefings on various topics relating to the jurisdictions in which its subsidiaries and joint ventures operate, including the various political, regulatory and economic environments. The Corporation issues to the directors quarterly updates on Sherritt’s foreign operations, which includes updates on political, economic and social developments in Cuba and Madagascar. The Corporation also retains the services of consultants, including former Canadian diplomatic personnel, with knowledge of the political and economic situation in Cuba and Madagascar to advise the directors and executive officers on current developments in those countries from time to time. The directors also participate in scheduled trips to the Corporation’s operations in Canada, Cuba and Madagascar, where they meet with the senior executives responsible for local operations; attend site visits; meet with government officials, local leaders and stakeholders; and learn about the local business culture and practices.

The table below lists, by way of example, the internal and external conferences, seminars, courses and site tours that the nominee directors attended between January 1, 2015 and December 31, 2015.

Topic	Presented/Hosted By	Attended By (Current Directors)
Site Visit: Ambatovy Project, Madagascar	Tim Dobson, Senior Vice President, Ambatovy	Timothy Baker, Dee Marcoux and Lisa Pankratz
Site Visit: Metals Operations, Moa, Cuba	Martin Vydra, Senior Vice President, Metals; Steve Wood, Executive Vice President and Chief Operating Officer	Timothy Baker and Lisa Pankratz
Site Visit: Oil & Gas Operations, Cuba	Elvin Saruk, Senior Vice President, Oil & Gas and Power; David Pathe, President and CEO; Steve Wood, Executive Vice President and Chief Executive Officer	Timothy Baker, Peter Gillin and Lisa Pankratz
Site Visit: Metals Operations, Fort Saskatchewan, Alberta	Martin Vydra, Senior Vice President, Metals	Timothy Baker
External Seminar: Pay for Performance	Meridian Compensation Partners	Timothy Baker
External Seminar: Enhancing Audit Committee Oversight of the External Auditor	Institute of Corporate Directors	Timothy Baker
External Seminar: Directors’ Liability and Insurance	Institute of Corporate Directors	Timothy Baker
External Seminar: Aligning Compensation Frameworks with Corporate Strategy	Institute of Corporate Directors	Timothy Baker
External Seminar: Board Composition — Supporting Strategy	Institute of Corporate Directors	Peter Gillin
External Seminar: Sustainability & Development: A View from the Board Room	Devonshire Initiative	Timothy Baker (panelist) and Peter Gillin
External Seminar: Executive Compensation in a Changing Environment	Hugessen Consulting	Peter Gillin

Topic	Presented/Hosted By	Attended By (Current Directors)
External Seminar: The Board’s Role in Strategy Development	Institute of Corporate Directors	Peter Gillin
External Seminar: How Time Consuming is it to be a Canadian Director	Korn Ferry Associates	Peter Gillin
Governance Summit — Insights from the Inside	Kingsdale Shareholder Services	Peter Gillin
External Seminar: “Disruption and Innovation — are Directors Sufficiently Engaged?”	Deloitte Directors’ Series	Lisa Pankratz
External Seminar: “Focus on the Audit Committee”	Deloitte Directors’ Series	Lisa Pankratz
External Seminar: “Institutional Investor Education Seminar”	Phillips, Hagar & North	Lisa Pankratz
External Seminar: “CEO Succession and Talent Management”	Institute of Corporate Directors	Lisa Pankratz
External Seminar: “Developments in Financial & Regulatory Reporting for Public Enterprises	PWC	Lisa Pankratz

The Corporation reimburses directors for continuing education out-of-pocket expenses.

BOARD SKILLS MATRIX

The following skills matrix sets out the skills and expertise that the Board considers important to fulfill its oversight role in respect of the Corporation, the specific skills and expertise that each Sherritt Nominee is identified as having and reflects the proposed makeup of the Board as a whole.

Skills & Experience	Harold (Hap) Stephen	Timothy Baker	R. Peter Gillin	Sir Richard Lapthorne	Adrian Loader	Edythe A. (Dee) Marcoux	Lisa Pankratz	David Pathe	Total
Appointment Date	05/24/12	05/06/14	01/01/10	09/14/11	07/29/13	05/25/06	11/13/13	01/01/12
Mining and/or Resource Industry		✓	✓		✓	✓		✓	5
International Business		✓	✓	✓	✓	✓	✓	✓	7
Government Relations				✓	✓				2
Capital Projects		✓	✓	✓	✓	✓	✓	✓	7
Reserve Evaluation		✓			✓	✓			3
Enterprise Management	✓		✓	✓	✓	✓	✓	✓	7
Financial Literacy and Reporting	✓		✓	✓		✓	✓	✓	6
Corporate Governance	✓			✓	✓	✓	✓	✓	6
Operations		✓	✓	✓	✓	✓	✓		6
Human Resources/Executive Compensation		✓	✓	✓	✓	✓	✓		6
Environment, Health, Safety and Sustainability		✓			✓	✓			3
Risk Management/Evaluation	✓	✓	✓	✓	✓	✓	✓	✓	8
Finance and M&A	✓		✓	✓	✓		✓	✓	6
Board Leadership	✓	✓	✓	✓	✓				5

The Board maintains this skills matrix to identify and evaluate the competencies and skills of its members based on the individual experience and background of each director. The skills matrix is reviewed and updated each year based on self-assessment by each director whereby each director is asked to rate his or her experience and background in a variety of key subject areas. This data is compiled into a matrix representing the broad skills for current directors. This matrix is maintained to identify areas for strengthening the Board, if any, and address them through the recruitment of new members.

Board Experience in Jurisdictions of Sherritt’s Foreign Operations

The working language of the Corporation is English and all internal documents and material documents provided to the Board are prepared and presented in English. The official languages of Madagascar and Cuba, the main jurisdictions of Sherritt’s foreign operations, are Malagasy and French, and Spanish, respectively. Four directors are fluent in French and two directors are fluent in Spanish. The Corporation considers fluency in the languages of these jurisdictions as an additional skill. Relevant foreign language skills enable directors to better interact with local stakeholders, including government officials and employees.

BOARD SUCCESSION AND RENEWAL

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the qualifications for and selection of nominees for election or appointment to the Board to fill vacancies. The Corporation’s objective with respect to board composition is for the Board to have a sufficient range of skills, expertise and experience to ensure that the Board can carry out its responsibilities effectively.

In making recommendations of nominee directors to the Board, the Nominating and Corporate Governance Committee considers:

•                  the competencies and skills that are necessary to serve on the Board;

•                  the competencies and skills that each existing director contributes to the Board;

•                  the competencies and skills that each new nominee would contribute to the Board;

•                  whether each new nominee would enhance the effective functioning of the Board as a whole; and

•                  whether each new nominee can devote sufficient time and resources to his or her duties as a member of the Board.

When considering nominee directors, the Nominating and Corporate Governance Committee also takes into account factors such as whether the nominee is a strong leader in his or her field, ideally from an industrial background with experience in mining, energy, operations or large capital intensive industry; has strong experience in either corporate strategy and/or operations within an industrial setting; and whether the nominee has the ability to engender trust and respect in the boardroom setting.

The Corporation monitors Board renewal in order to ensure reasonable turnover and renewal of directors. Board renewal is expected to be achieved primarily through a skills gap assessment performed by the Nominating and Corporate Governance Committee, as described above, and the Board evaluation process described under “Board Evaluation” below, together with ordinary attrition as directors elect not to stand for re-election. In circumstances where sufficient renewal does not occur through this process the Committee will take appropriate incremental steps to ensure reasonable renewal. There is no expectation that any director will remain on the Board for any particular “term” or period of time, and renewal processes apply equally to short and long serving directors.

As part of regular Board renewal in the past four years one new independent director joined the Board in 2014, two new independent directors joined the Board in 2013 and one new independent director joined in 2012.

CORPORATE GOVERNANCE PRACTICES

The Board believes that sound corporate governance practices are essential to the well-being of the Corporation and the promotion and protection of its Shareholders’ interests. The Board oversees the functioning of the Corporation’s governance system, in part, through the work of the Nominating and Corporate Governance Committee.

The Board promotes fair reporting, including financial reporting, to Shareholders and other interested persons as well as ethical and legal corporate conduct through an appropriate system of corporate governance, internal controls and disclosure controls. The Board believes that the Corporation is best served by a Board which functions independently of management and is informed and engaged.

NI 58-101 requires disclosure concerning an issuer’s corporate governance practices. The Corporation operates under the guidelines set out in this section, “Corporate Governance Practices”. These guidelines as well as the disclosure in “About the Board of Directors”, above, address the requirements of NI 58-101 and the guidance suggested by National Policy 58- 201 — Corporate Governance Guidelines.

SHARE OWNERSHIP REQUIREMENTS

The Corporation has established share ownership requirements for directors and senior executive officers which are designed to align the interests of the directors and senior executive officers with the long term interests of Shareholders. See page 39 for a detailed discussion of director share ownership requirements and page 73 for a detailed discussion of executive share ownership requirements.

RETIREMENT POLICY AND TERM LIMITS

The Board has not adopted a mandatory retirement policy or term limit for directors. The Board believes that mandatory retirement and term limits may result in the loss of effective directors with deep knowledge of the Corporation. Instead, Sherritt follows a director assessment process each year to ensure that director effectiveness and renewal of the Board are considered together. This process is discussed in more detail under the heading “Board Evaluation”, below. It serves to ensure that Sherritt has a high performing Board comprised of directors with a diversity of skills, experience and background and a reasonable level of board renewal. Sherritt’s process includes, among other things, a periodic self and peer evaluation, which considers the skills and expertise of each director and assesses the contribution made to Sherritt and to the Board by each director, and a periodic independent third party board evaluation process.

DIVERSITY POLICY

Sherritt recognizes the value of diversity (which includes gender, among other things) and believes that the Corporation can benefit from the insight and good judgment that comes from including a variety of perspectives in the decision making and strategic planning process. To this end, the Corporation has adopted a Diversity Policy that makes diversity of the Board one of the criteria for the Nominating and Corporate Governance Committee to consider in recruiting and selecting potential directors. The Diversity Policy also makes diversity one of the criteria for senior management to consider in evaluating the suitability of a candidate for an executive officer position.

The Corporation does not have set targets for diversity at the Board or senior management level, as it believes that the final determination for the recruitment, selection and appointment of directors and executive officers should be made based on an individual’s abilities and achievements.

As of March 31, 2016, Sherritt has two women non-executive directors (representing 25% of the Board) and one woman executive officer (representing 20% of the executive officers). In accordance with the terms of the Diversity Policy, the Nominating and Corporate Governance Committee and Management will consider gender, among other factors, when seeking suitable directors and executive officers, respectively.

BOARD EVALUATION

Currently, the Chairman of the Board or a director acting on the Chairman’s behalf provides annual performance reviews for Board members. The Chairman or his nominee solicits feedback from each of the director’s peers on the Board to solicit feedback on the particular director’s performance over the course of the past year. The Chairman or the Chair of the Nominating and Corporate Governance Committee discusses and issues arising from such solicitation with each director as part of the annual performance review. This process seeks to identify individual performance issues and effectively respond to them by discussing them with each director. In addition, the Chair of the Nominating & Governance Committee, or a director acting on his or her behalf, speaks with each director (other than the Chief Executive Officer) to solicit feedback on the Chairman’s performance over the course of the past year. The Chair of the Nominating & Governance Committee then discusses any issues arising from this evaluation with the Chairman in order to effectively convey and respond to any identified performance issues. The Board evaluation process also contemplates periodic effectiveness reviews by an independent third party, including an assessment of individual director performance and the contributions of each director to the Board as a whole. This process involves interviews with each director, key executives and senior personnel of the Corporation, and external advisors. The independent third party reports to the Chair of the Governance Committee, in respect of the Chair of the Board and to the Chair of the Board in respect of all other directors. In 2014, Watson Inc. was retained to perform this review and provide its recommendations, including regarding measures to enhance overall Board effectiveness.

ETHICAL BUSINESS CONDUCT

The Board has approved and adopted a written code of business conduct and ethics (the “Code”) that contains the rules and guidelines for ethical behavior at the Corporation. The Code is based on the Corporation’s values and the laws, regulations and rules that apply to the businesses and govern the conduct of the directors, officers and employees of the Corporation. All new employees and directors must read the Code when hired and acknowledge that they will abide by the Code. The Code is available on the Corporation’s SEDAR profile at www.sedar.com.

The Board, through the Audit Committee, monitors compliance with the Code. The Corporation’s internal auditor regularly monitors compliance with the Code and reports to the Audit Committee. The Corporation has also adopted a policy (the “Reportable Concerns Policy”) for employees to report concerns regarding, amongst other things, violations of the Code. These concerns may be reported anonymously to the Corporation’s Chief Internal Auditor who will raise any such reports with the Audit Committee for further investigation and response. In addition, under the Reportable Concerns Policy, the Corporation has a third party-managed ethics hotline that allows employees to report any concerns about inappropriate business conduct confidentially and anonymously. Employees can report these concerns online or by phone.

The Board has not granted any waiver of the Code in favour of any director, officer or employee since its adoption by the Board. Accordingly, no material change report in respect of a waiver of the Code has been required or filed.

The Corporation finalized its Anti-Corruption Policy in 2012, and it was subsequently updated and amended in 2014. Throughout its worldwide operations, the Corporation seeks to avoid any impropriety or the appearance of impropriety in the actions of its directors, officers, employees, and agents. Accordingly, the prohibitions and requirements of the Anti-Corruption Policy are designed not merely to comply with Canada’s Corruption of Foreign Public Officials Act and other applicable anti-corruption laws, but to avoid even the appearance of questionable conduct in connection with Sherritt operations and business activities. Training sessions have been carried out across the Corporation to ensure that certain employees, especially those who interact significantly with government and other third parties, understand the policy and know how to apply it. Updated training sessions were conducted throughout Sherritt’s operations in 2015, with additional targeted training sessions for specific departments to take place in 2016.

DISCLOSURE POLICY

Management of the Corporation has established a Disclosure Committee to ensure that it is communicating with Shareholders, employees and the public openly and in a timely way, as well as complying with its continuous disclosure obligations under securities laws.

The Disclosure Committee reviews all news releases and public filings prior to their release and the Corporation has mechanisms in place to evaluate the design and effectiveness of disclosure controls. In addition, all press releases and public filings disclosing the financial performance of the Corporation are then reviewed by the Audit Committee. The Disclosure Committee currently has four members: the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Operating Officer, the Senior Vice President, General Counsel & Corporate Secretary, and the Director, Investor Relations and Communications.

Each Board committee reviews the public disclosure relevant to its mandate, where applicable, prior to the Board considering the item for approval. For example, the Audit Committee is responsible for reviewing the annual and interim financial statements and management’s discussion and analysis and the Board then considers for approval the annual financial statements and management’s discussion and analysis.

STRATEGIC PLANNING AND RISK MANAGEMENT

The Board, with the assistance of its committees, is responsible for assessing and approving the Corporation’s strategic plan and approving annual business plans developed and proposed by management. The Board provides advice and input regarding strategic opportunities, as well as issues and concerns which create risk for the Corporation. The Board is also responsible for approving the business and operational policies which govern the Corporation’s approach to capital expenditures, acquisitions and dispositions, disclosure and communications, finance and investment, risk management and human resources and reviewing and discussing with management the processes used to assess and manage risk. Management updates the Board as to the principal risks of the Corporation’s business at each regularly scheduled Board meeting.

SHAREHOLDER ENGAGEMENT

The Corporation communicates with its Shareholders in a variety of ways including through its website, disclosure documents and management’s quarterly conference calls with analysts, which Shareholders and the public can access. Specific Shareholder inquiries are handled by Investor Relations.

COMMUNICATION WITH THE BOARD

The Board welcomes and is responsive to input and comments from Shareholders. Input or comments for the Board or its committees should be directed to the Corporate Secretary at:

Board of Directors of Sherritt International Corporation

c/o Corporate Secretary

Sherritt International Corporation

181 Bay St.

26th Floor

Toronto, Ontario M5J 2T3

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees, each of which is composed entirely of independent directors:

•                  Audit Committee;

•                  Environment, Health, Safety and Sustainability Committee;

•                  Human Resources Committee;

•                  Nominating and Corporate Governance Committee; and

•                  Reserves Committee.

Each of the committees has its own mandate, which sets forth its duties and responsibilities and can be found on the Corporation’s website at www.sherritt.com. Each committee meets and operates independently of management in fulfilling its mandate and in making recommendations to the Board. Subject to appointments made as a result of resignations or retirements, the members of each committee are selected by the Board annually on the recommendation of the Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

Members: Peter Gillin (Chair), Sir Richard Lapthorne, Lisa Pankratz

The Audit Committee is composed entirely of directors who are both independent and financially literate within the meaning of Multilateral Instrument 52-110 — Audit Committees (“MI 52-110”). The Audit Committee’s mandate is to assist the Corporation in ensuring the integrity and accuracy of the Corporation’s financial reporting and disclosure controls and procedures.

The Audit Committee:

•                  reviews the Corporation’s financial statements and management’s discussion and analysis of financial and operating results;

•                  assists the Board in its oversight of the integrity of:

•                  the Corporation’s financial statements and other relevant public disclosures;

•                  the Corporation’s compliance with legal and regulatory requirements relating to financial reporting;

•                  the external auditor’s qualifications and independence;

•                  the performance of the internal and external auditors;

•                  oversees management’s responsibility for ensuring that all significant risks to the Corporation, regardless of sources, are proactively identified and managed;

•                  ensures that management fulfills its responsibilities to maintain effective disclosure controls and procedures and an effective system of internal control over financial reporting and reports any deficiencies to the Board;

•                  ensures management adequately identifies, manages, monitors and discloses the principal financial and business risks that could impact the Corporation’s financial results and reporting;

•                  oversees procedures for the receipt, retention and treatment of complaints received regarding accounting, internal controls or auditing matters, and procedures;

•                  reviews the accounting principles and practices to be applied and followed by the Corporation during the fiscal year and any significant changes from those applied and followed during the previous year;

•                  reviews all litigation and claims involving the Corporation which could materially affect its financial position and which the auditors or General Counsel may refer to the Audit Committee;

•                  reviews the Corporation’s tax status, significant tax issues and reviews by tax authorities;

•                  reviews the adequacy of insurance coverage; and

•                  reviews, at least annually, the quality and sufficiency of the Corporation’s accounting and financial personnel.

The external auditors report directly to the Audit Committee and are accountable to the Board and the Audit Committee. The Audit Committee shall: (a) recommend for approval to the Board the appointment, and oversee the work of, the external auditors; (b) approve the audit plan; (c) review the qualifications and performance of the external auditors; (d) report to the Board regarding the performance of the external auditors; (e) review the results of the external auditors’ work; (f) assess working relationships with management and resolve any disagreements between management and the external auditors about financial reporting; (g) pre-approve the nature and fees of the non-audit services; and (h) review and approve the hiring policies regarding partners and employees and former partners and employees of the present and former external auditors.

The Chief Internal Auditor reports to the Senior Vice President, General Counsel and Corporate Secretary and is accountable to the Audit Committee. The Chief Internal Auditor must be independent from the Chief Financial Officer. The Audit Committee shall: (a) approve the mandate for the internal audit department; (b) ensure that the Chief Internal Auditor has direct and open communication with the Audit Committee; (c) approve the appointment or removal of the Chief Internal Auditor; and (d) review management’s decisions related to the need for an internal audit.

The Audit Committee has access to the resources and has the authority that is necessary to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants. If such fees and expenses exceed, or are expected to exceed C$150,000, the Audit Committee must obtain the approval of the full Board.

The Audit Committee has a written mandate that establishes its purpose, responsibilities and membership of the Audit Committee ensures that it fulfills the responsibilities contemplated by MI 52-110. The Audit Committee mandate is attached as Schedule D to the annual information form of the Corporation for the year ended December 31, 2015 (the “2015 AIF”) as filed on SEDAR and is available under the Corporation’s profile at www.sedar.com. The mandate of the Audit Committee is also available on the Corporation’s website at www.sherritt.com.

ENVIRONMENT, HEALTH, SAFETY AND SUSTAINABILITY COMMITTEE

Members: Timothy Baker (Chair), Dee Marcoux, Lisa Pankratz

The Environment, Health, Safety and Sustainability Committee assists the Board in its oversight of environmental, health and safety, security and other sustainability management systems, policies, programs and targets.

The Environment, Health, Safety and Sustainability Committee:

•                  reviews and makes recommendations to the Board regarding the scope of environment, health and safety, security and sustainability risks to the Corporation’s operations and future growth;

•                  reviews and makes recommendations to the Board on compliance with legal and regulatory requirements and any voluntary commitments the Corporation has made related to environment, health and safety, security and sustainability;

•                  ensures that the Corporation monitors trends and reviews current and emerging legislation and regulation, international norms, stakeholder expectations and industry best practices on the environment, health and safety, security and sustainability;

•                  regularly reviews management reports on environment, health and safety, security and sustainability performance;

•                  reviews the Corporation’s annual sustainability report for external audiences;

•                  reviews the Corporation’s processes for the selection, preparation and disclosure of sustainability performance data and information to external stakeholders and the public;

•                  reviews corporate-level audits and management responses/plans in the areas of environment, health and safety, security and sustainability;

•                  reviews the Corporation’s corporate-level crisis management plan and other plans relating to emergency and disaster response;

•                  ensures alignment with the Audit Committee on the assessment and adequacy of controls to manage environment, health and safety, security and sustainability risks; and

•                  consults with the Reserves and Projects Committee regarding the identification and monitoring of environment, health and safety, security and sustainability risks and actual performance in connection with the Corporation’s current or future capital projects.

The Environment, Health, Safety and Sustainability Committee has access to the resources and has the authority that is necessary to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants. If such fees and expenses exceed, or are expected to exceed $150,000, the Environment, Health, Safety and Sustainability Committee must obtain the approval of the full Board.

The Environment, Health, Safety and Sustainability Committee has a written mandate that establishes its purpose, responsibilities and membership. A copy of the mandate is located on the Corporation’s website at www.sherritt.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Sir Richard Lapthorne (Chair), Timothy Baker, Peter Gillin, Adrian Loader, Dee Marcoux, Lisa Pankratz, Hap Stephen

The Nominating and Corporate Governance Committee assists the Board in establishing the Corporation’s corporate governance policies and practices. It is also responsible for identifying new candidates for nomination to the Board for approval and also reviewing the composition and functioning of the Board and its committees.

The Nominating and Corporate Governance Committee makes recommendations to the Board with respect to: (a) the size and composition of the Board; (b) the qualifications for and selection of nominees for election or appointment to the Board to fill Board vacancies; (c) the number, composition and mandates of committees of the Board; (d) the Corporation’s Timely Disclosure and Confidentiality Policy and Insider Trading Policy; (e) procedures to assess the effectiveness and contribution of the Board, its committees and individual directors; (f) the Corporation’s approach to corporate governance issues; and (g) the development and review of position descriptions for the President and Chief Executive Officer, the Chairman of the Board and the Chair of each committee of the Board.

The Nominating and Corporate Governance Committee:

•                  develops and maintains a succession plan for the Board and assists the Board in ensuring that management maintains a process for succession planning of senior management;

•                  confirms that procedures are in place and resources are made available to provide orientation and an education program for new Board and committee members;

•                  reviews all proposed related-party transactions and situations involving an actual or potential conflict brought to its attention; and

•                  reviews and assesses the Corporation’s code of business conduct and ethics.

The Nominating and Corporate Governance Committee has access to the resources and has the authority that is necessary to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants. If such fees and expenses exceed, or are expected to exceed $150,000, the Nominating and Corporate Governance Committee must obtain the approval of the full Board.

The Nominating and Corporate Governance Committee has a written mandate that establishes its purpose, responsibilities and membership. A copy of the mandate is located on the Corporation’s website at www.sherritt.com.

RESERVES COMMITTEE

Members: Adrian Loader (Chair), Timothy Baker

The Reserves Committee is responsible for reviewing the mineral reserves (including oil and gas reserves) of the Corporation and its affiliated and related entities and for overseeing the availability, maintenance, growth and integrity of the Corporation’s reported reserve base, including any additional potential reserves.

With respect to all reserves and resources, the Reserves Committee will receive and review a report prepared by the Corporation’s legal counsel, which addresses counsel’s assessment regarding regulatory compliance of the technical reports and the Corporation’s proposed disclosure in connection with the technical reports.

With respect to the Corporation’s mineral reserves and resources, the Reserves Committee:

•                  reviews the selection criteria and the appointment of the Corporation’s designated qualified person(s) both independent and internal;

•                  reviews the reserves and resources information and the report of the qualified person(s) prior to publication of new reserves and resources estimates and prior to the disclosure of the Corporation’s annual reserves and resources information;

•                  reviews an annual reconciliation of reserves to mine production;

•                  reviews the Corporation’s internal controls and disclosure controls and procedures relating to reserves and resources estimation and the report of the qualified person(s) thereon;

•                  receives internal reports from management on all material matters related to reserves and resources estimation;

•                  receives reports from management on industry standards and regulations respecting the estimation and publication of reserves and resources and developments;

•                  reviews with the qualified person(s) the Corporation’s material and/or major mineral reserves and resources risk exposures and the steps management has taken to monitor and control such exposures;

With respect to the Corporation’s oil and gas reserves, the Reserves Committee:

•                  reviews the Corporation’s procedures relating to the disclosure of information with respect to oil and gas activities;

•                  reviews the selection of the qualified reserves evaluators or auditors chosen to report to the Board on the Corporation’s oil and gas reserves and resource data; and

•                  reviews the Corporation’s annual reserves and resource estimates prior to public disclosure.

The Reserves Committee has access to the resources and has the authority that is necessary to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants. If such fees and expenses exceed, or are expected to exceed $150,000, the Reserves Committee must obtain the approval of the full Board.

The Reserves Committee has a written mandate that establishes its purpose, responsibilities and membership. A copy of the mandate is located on the Corporation’s website at www.sherritt.com.

HUMAN RESOURCES COMMITTEE

Members: Dee Marcoux (Chair), Peter Gillin, Adrian Loader

The Human Resources Committee’s primary role is to assist the Board in fulfilling its oversight responsibilities in respect of all matters relating to director compensation and executive officer performance, evaluation, succession and compensation, including retirement plans.

The Human Resources Committee is responsible for making recommendations to the Board on the following:

•                  the Corporation’s executive compensation structure, including the relative balance of fixed and variable elements of compensation for executive officers and other terms and conditions of employment;

•                  senior executive officer performance evaluation;

•                  executive officer succession planning;

•                  design of and awards under incentive and share-based plans, including the selection of participants and the allocation of Shares or units under the plans;

•                  the awards made to any senior executive officer under a performance-based plan, including any adjustment for actual performance;

•                  directors’ compensation, including the adequacy, level and composition of compensation so that the directors’ compensation appropriately reflects the responsibilities and risks of being a director and member of a committee; and

•                  the activities of the Corporation’s Management Retirement Committee to ensure the responsibilities of the Board pursuant to its mandate in respect of retirement plans are fulfilled.

The Human Resources Committee has a written mandate that establishes its purpose, responsibilities and membership. A copy of the mandate is located on the Corporation’s website at www.sherritt.com.

In addition to its mandate, the Human Resources Committee establishes an annual work plan. Details of the 2016 annual work plan are provided in the table below.

Meeting	Details
All Meetings	• Management Retirement Committee Report
• Share-Based Compensation Report
• Human Resources Strategic Initiatives Report
• Review year-to-date organizational performance
• In camera sessions without management
January	• Preliminary review of 2015 organizational performance and the individual performance of each of the senior executive officers, including the Named Executive Officers
February	• Recommend to the Board approval of prior year short-term incentive awards for senior officers, including the Named Executive Officers

•        Recommend to the Board approval of current year: (i) performance goals; (ii) base salaries, short-term incentive targets and share-based compensation awards for senior executive officers; and (iii) total inventory for share-based compensation awards available for eligible executives and employees below the level of senior executive officer

• Review the compensation comparator group
June	• Annual review of the Committee’s mandate
• Review analysis of one and three year corporate performance relative to comparator group
• Review report on governance trends, with particular emphasis on comparator group practices
September	• Report on 2015 say-on-pay voting results

•        Review the directors’ compensation in comparison to the results of the market compensation study, which includes an analysis of the amount, mix and relative market position by function and scope of role

November	• Advise the Board of Management’s succession, training and development plans following an in-depth review
• Review compensation programs and processes and deliver compensation-related risk report to the Board
• Review competitive total compensation analysis for senior executive officers and advise the Board
• Recommend to the Board approval of amendments to the mandate of the Management Retirement Committee and a new Funding Policy

As a former senior executive and director of various public companies, the Chair of the Human Resources Committee has extensive experience recommending executive compensation structures and individual pay decisions. The other members of the Human Resources Committee similarly bring a wide range of skills and experience that helps them make decisions on the Corporation’s compensation policies and practices and assess performance on both an individual and an organization level. These skills and experiences include, but are not limited to:

•                  industry knowledge;

•                  operational experience;

•                  human resources management and compensation design experience;

•                  financial knowledge; and

•                  international business experience.

The Human Resources Committee has access to the resources and the authority necessary to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants. If such fees and expenses exceed or are expected to exceed $150,000, the Human Resources Committee must obtain the approval of the full Board.

Management is invited to attend and present recommendations and updates at every Human Resources Committee meeting. The Human Resources Committee’s independent advisor (as described below under “Compensation Discussion & Analysis — Compensation Governance — Independent Advisor”) attends all regular meetings in person or by phone to provide advice and consultation. The Human Resources Committee meets in-camera at each regularly scheduled meeting.

April 6, 2016

Letter from the Chair of the Human Resources Committee

Dear fellow shareholder,

2015 was a challenging year for all commodity companies, including Sherritt. The organization faced significant financial pressures due to the continuing commodity market downturn and the need to preserve liquidity. The Corporation responded by focusing on key elements of the business to permanently change the cost structure, to increase production and productivity, and to improve reliability, all of which are largely within management’s control. As a result, several significant goals were achieved, including:

•             Financial Completion at Ambatovy, including the significant production milestone of “90 for 90” demonstrating the capability for Ambatovy to produce at 90% of nameplate capacity for 90 days (out of a 100 day period), which means that the construction project financing is now non-recourse

•             Significant reduction in costs, both in operations and in the corporate office, including structural changes to delivery of internal services

•             Significantly increased production at Ambatovy and best year in the last five for Moa

All of these accomplishments were aligned with the strategy of being a low cost nickel producer that creates sustainable prosperity for investors, employees, and communities. Achieving them demonstrated the expertise and talent of the leadership team and the employees across the organization.

Compensation Philosophy

The Committee is engaged in setting performance expectations and reviewing performance against those expectations. We have a compensation philosophy designed to align the interests of senior management with Shareholders, encourage senior management to focus on the mid- to long-term success of the Corporation and attract and retain a skilled and cohesive senior executive team. We balance risk and reward and align compensation with the nature and time horizon of the risks associated with the business. We provide conservative salaries and ensure that a significant portion of each executive’s pay is variable and provided in mid to long-term equity.

We follow good executive compensation governance practices. We have a recoupment or claw back policy, we prohibit our executives from hedging their shares and share-based compensation and we have competitive executive share ownership requirements. We have an appropriate comparator group for benchmarking director and executive compensation and generally benchmark to the median of this peer group for target performance taking into account the scope of each executive’s role and their experience in the role.

Assessing Performance

We assess performance using a detailed scorecard that covers the key elements of corporate performance:

•             Financial performance — earnings, operating cash flow per share, relative total shareholder return, total available liquidity and production costs

•             Production — tonnes of nickel, cobalt, and mixed sulphides produced, barrels of oil per day and GWh of electricity

•             Sustainability — workplace safety, environmental protection and employee engagement

2015

In 2015 the Committee reviewed Sherritt’s performance scorecard at each regular Committee meeting. This scorecard sets quantitative targets for each key metric and the Committee assesses performance against these targets. The committee then applies its judgment taking into account the quality of the results and the performance of the Corporation viewed as a whole to determine the appropriate payout level.

The Committee reviews the performance of the CEO and the CEO’s assessment of his direct reports.

Based on the performance scorecard and the accomplishments this year, all of the named executive officers, including the CEO, received a short-term incentive payment at 50% of target. The quantitative results clearly demonstrated that 2015 was a year where extraordinary progress was achieved on elements that were within the senior executive team’s control, specifically production and cost. However, the short-term incentive payment was moderated to recognize that the financial performance of the organization continued to be impacted by significantly declining commodity prices, and while many aspects of safety remained at or better than industry standards, the four fatalities at Ambatovy also reduced the awards to the entire senior executive team.

The decision to award all senior executives the same percentage of the target award was unanimously supported by the Board to acknowledge that the collective achievements were the result of the alignment and commitment of the leadership team with the goals of permanently reducing costs, increasing cross-functional efficiencies and increasing production. It is the expectation that this foundation of operational excellence, laid in 2015, will significantly contribute to improved results.

As part of the compensation plan for 2016, in order to specifically align the executive team with the cost reduction strategy and to retain our senior executives during this challenging transformation period, the Board of Directors approved a one-time additional mid-term incentive of 100% performance contingent share awards for the senior executive officers.

This award is in addition to the regular annual grant of mid-term incentives, and is contingent on a performance target to achieve Net Direct Cash Cost at or below the 12 lowest cost nickel operations (excluding those with negative cash costs) for two consecutive quarters during the three-year performance period ending December 31, 2018. Fifty percent of the award will be paid at vesting if the performance target is achieved one time and 100% if the performance target is achieved two times. There is no additional payout if the performance target is achieved more than two times, and not more than 100% of the award can be paid at vesting. This is a stretch target and if accomplished will be a result of the senior executive team’s commitment to driving change and achieving and sustaining the operational excellence efforts required to be a low cost nickel company. The award vests at the end of the performance period and if achieved, will not be paid out until 2019.

The grant value of this one-time award is two times base salary for the CEO and one and a half times base salary for the other senior executive officers, resulting in 2,426,475 share units being granted to the CEO and an aggregate of 6,022,080 share units being granted to the other senior executives in respect of this award, all of which are subject to the performance vesting condition. As this pertains to 2016 compensation, this one-time award is not referenced in the following Compensation Discussion & Analysis and will be included in next year’s report.

The combination of: (i) the Net Direct Cash Cost targets in this one time award, (ii) the relative total shareholder return targets in the annual, mid-term incentive restricted share units, and (iii) the share price improvement focus of the annual, long-term incentive stock options, provides a balance of awards contingent on achievement of both absolute and relative performance metrics and key strategic objectives, and is strongly aligned with shareholders’ interests.

We will continue to regularly review our executive compensation structure to ensure the design, the mix, and the amount remain aligned with market practice and that compensation is fair, performance based and clearly connects compensation to the long-term strategy and goals of the Corporation.

Dee Marcoux

Human Resources Committee Chair

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

Sherritt’s compensation philosophy is to pay for performance, where performance is measured against strategic and annual goals that are aligned to our Purpose. Our Purpose is to be a low cost nickel producer that creates prosperity for our stakeholders: our investors, our employees and our communities. Performance is measured in the following three categories: (i) Financial, (ii) Operational and (iii) Sustainability and Rewarding Workplace.

In 2015, the Corporation faced significant financial pressures due to the continuing prolonged commodity market downturn and the need to preserve liquidity. The Corporation responded by proactively managing capital spending budgets to defer spending and preserve liquidity, significantly reduce operating and administrative costs in sustainable ways, including reductions in headcount, increasing production, and continuing to pursue a culture of accountability, pay for performance and being focused on elements within the control of the Corporation.

The table below lists the Corporation’s 2015 strategic priorities (communicated at the March 2015 Investor Day) and highlights the Corporation’s performance against those priorities in 2015:

2015 Strategic Priorities
MOA	Sustaining production and lowering costs at Moa	Achieved: ✓ Production at Moa/Fort Site up 2% over prior year ✓ Record cobalt production in Q4 ✓ Net Direct Cash Costs (“NDCC”) of US$2.90 per pound in Q4
	Successful progression of acid plant at Moa	Achieved: ✓ Project on track for completion, as expected in 2016
AMBATOVY Continuing to Ramp Up at Ambatovy	Targeting a production rate of 90% of nameplate capacity for 90 days (within 100 day period) (90 for 90) in the first half of 2015	Achieved: ✓ 90 for 90 achieved in Q1 ✓ Financial completion achieved in Q3 ✓ NDCC lower in each successive quarter throughout 2015, from US$6.98 per pound in Q4 2014 to US$4.07 per pound in Q4 2015
OIL and GAS
Extending the Life of the Cuban Energy Business	Securing two additional exploration production sharing contracts (“PSC”) and continue drilling on extended Puerto Escondido / Yumuri PSC

Achieved:

✓ Drilling locations identified and permitted on new Block 10 in preparation for 2016 drilling

✓ Drilling commitments were fulfilled on the extended Puerto Escondido / Yumuri PSC

✓ Investigated alternative fuel sources for power generation, discussions with the Cuban Government are ongoing

✓ New PSC discussions are progressing with the Cuban Government; though priority is on Block 10 at prevailing market oil prices

2015 Strategic Priorities
Maintaining Strong Balance Sheet and Liquidity	Optimizing operating and administrative costs	Achieved: ✓ Finished year with $435.4 million in cash and cash equivalents ✓ Reduced administrative costs by $19.9M (21%) from prior year ✓ Strategically deferred capital spending
Rewarding Workplace and Sustainability within our operations and communities	Sustainability

Received the following awards in recognition of our focus on Sustainability:

✓ Syncrude Award for Excellence in Sustainable Development for Sherritt’s world-class sustainability program at Ambatovy, awarded by the Canadian Institute of Mining

✓ Green Star Award for environmental emergency prevention and preparedness at Ambatovy, awarded by the United Nations and the Green Cross

Environment

✓No high severity environmental incidents in each of Moa / Fort Site; Oil & Gas; and Power

✓ Achieved the rigorous Environmental certificate required for financial completion at Ambatovy

 One high severity environmental incident at Ambatovy: an SO2 leak that was detected in the community directly adjacent to the plant site

Health and Safety

✓ No lost time incidents in each of Oil & Gas and Power and Corporate Office

✓ Improvement in lost time incidents in Moa / Fort Site over prior year

 Marred by four fatalities at Ambatovy.

A Corporation-wide safety audit was undertaken by an independent third party; the results and recommendations will be the focus of an improved safety culture and results.

Compensation Developments in 2015

Annually, the Human Resources Committee assesses executive compensation and performance against comparators to ensure compensation decisions are internally equitable and externally competitive. As a result of this assessment, there were no changes made to executive compensation levels or programs in 2015, other than the adjustments for Mr. Pathe and Mr. Sellers on page 53 and page 61, respectively.

Named Executive Officers

The Named Executive Officers (“NEOs”) for 2015 are:

•             David Pathe, President and Chief Executive Officer (“President & CEO”)

•             Dean Chambers, Executive Vice President and Chief Financial Officer (“EVP & CFO”)

•             Tim Dobson, Senior Vice President, Ambatovy (“SVP, Ambatovy”)

•             Elvin Saruk, Senior Vice President, Oil & Gas and Power (“SVP, Oil & Gas and Power”)

•             Ward Sellers, Senior Vice President, General Counsel and Corporate Secretary (“SVP, General Counsel & Corporate Secretary”)

•             In addition, Mr. Plamondon served as a Senior Vice President, Ambatovy until March 2015 and Senior Vice President, Technical Services until July 13, 2015, when he left the Corporation. The total amount of his compensation in 2015 met the definition of a NEO.

Details relating to NEO compensation are provided starting on page 42, below, and the Summary Compensation Table for NEOs can be found on page 65 below.

COMPENSATION GOVERNANCE

The Human Resources Committee is responsible for assisting the Board in fulfilling its governance responsibilities in respect of all matters relating to director and executive compensation.

To assist with its duties, the Human Resources Committee retains Meridian Compensation Partners, as its independent advisor. Meridian Compensation Partners (“Meridian”) has been the Human Resources Committee’s external compensation consultant since October 2011, and has not provided any services to management. Meridian’s mandate is to provide independent advice to the Committee on executive and director compensation. Meridian attends all regularly scheduled Human Resources Committee meetings and provides advice to the Human Resources Committee in respect of the compensation comparator group, benchmarking of executive and director compensation, review of short term and long term incentive plan design vehicles and metrics, assessment of compensation risk and compensation governance.

The fees paid to Meridian Compensation Partners in each of the financial years ended 2013, 2014 and 2015 are provided in the table below.

	2013	2014	2015
Independent Advisor Fees	$99,843	$130,230	$50,861
All Other Fees	Nil	Nil	Nil
Total Fees Paid	$99,843	$130,230	$50,861

MANAGING COMPENSATION RISK

The Human Resources Committee is responsible for evaluating compensation-related risk and annually reviews the relationship between risk management policies, corporate strategy and executive compensation. This is achieved by aligning executive compensation programs with the risk assessment approved by the Board as outlined in the mandate of the Board, attached as Schedule “A”.

Based on its review of enterprise risks, incentive plans, total reward programs and supported by its independent advisor, the Human Resources Committee has concluded that the Corporation’s compensation programs and policies are not reasonably likely to have a material adverse effect on the Corporation by incenting inappropriate risks. Factors considered in arriving at this conclusion include, among other things, the following:

•             A strong governance culture which ensures effective oversight;

•             Use of balanced measures, including qualitative and quantitative measures and assessment to determine short-term incentives;

•             Incorporates time and performance vesting as part of share-based compensation programs;

•             Share ownership requirements for directors and executives;

•             Board review and approval of executive compensation recommendations;

•             Share-based compensation plans prohibit directors, officers and other employees from purchasing financial instruments that are designed to hedge or offset a decrease in the market value of Shares; and

•             Policy that permits recoupment of incentive compensation if there is a material financial restatement as a result of intentional misconduct.

COMPARATOR GROUP

In February 2015, the Human Resources Committee and the Board, with the advice of its independent advisor, reviewed the comparator group and determined to make no changes, other than removing Talisman Energy Inc. due to its acquisition by Repsol, S.A. The comparator group is used to benchmark director and executive pay practices and compensation. Sherritt targets pay within a competitive range of the median of the comparator group. The comparator group comprises mining and energy companies ranging from 1/3 to 3 times the Corporation’s size in terms of assets, with Sherritt positioned above the median in terms of assets and below the median in terms of revenue. For purposes of determining the comparator group, Sherritt’s assets and revenue include Sherritt’s proportionate interest in the Ambatovy and Moa joint ventures. Sherritt’s revenue is similarly adjusted.

The 2015 comparator group consists of the following 19 organizations:

AGNICO EAGLE MINES LTD	HUDBAY MINERALS INC
ARC RESOURCES LTD	IAMGOLD CORP
ATCO LTD	KATANGA MINING LTD
CAMECO CORP	KINROSS GOLD CORP
CAPSTONE MINING CORP	LUNDIN MINING CORP
CRESCENT POINT ENERGY CORP	NEVSUN RESOURCES LTD
ELDORADO GOLD CORP	PENN WEST PETROLEUM LTD
ENERPLUS CORP	THOMPSON CREEK METALS CO INC
FIRST QUANTUM MINERALS LTD	YAMANA GOLD INC
FORTIS INC

DIRECTOR COMPENSATION

Individual directors add value by bringing skills, knowledge and experience that complement those of their colleagues on the Board. This provides diversity and balance in views and perspectives and ensures a well-informed and thoughtful exchange with management. Directors are expected to attend Board and Committee meetings unless there are exceptional circumstances that preclude attendance.

Director compensation is regularly reviewed to ensure the ability to attract and retain qualified directors to the Board. In making its compensation recommendations to the Board, the Human Resources Committee considers:

•             The level of compensation required to fairly reflect the responsibilities of serving as a director; and

•             The alignment of the interests of directors and Shareholders by:

•             having director share ownership requirements; and

•             having 50% of the annual retainer delivered as Director Deferred Share Units (“DDSU”) which are held until after a director retires or otherwise ceases to serve on the Board, and are valued at the prevailing market price when redeemed. See — Director Share-Based Awards — on page 40 for additional information concerning DDSUs.

Director Benchmarking

Director compensation is benchmarked relative to the same comparator group that is used to benchmark executive compensation.

Director Fees

Director fees are intended to compensate directors for their oversight, responsibility, skills, time, effort, and governance accountabilities. No changes were made to director fees in 2015. Directors who also serve as executive officers are not entitled to director fees. The 2015 director fees are outlined in the table below.

	Cash	DDSUs
Chairman of the Board Annual Retainer	$180,000	$180,000
Director Annual Retainer	$90,000	$90,000
Audit Committee Chair Annual Retainer	$15,000
Human Resource Committee Chair Annual Retainer	$15,000
Other Committee Chair Annual Retainer	$5,000

The cash and DDSU components of each director’s annual retainer are paid and granted, respectively, in equal quarterly installments, in arrears. A predetermined schedule of grant dates has been set in advance so that DDSUs can be awarded quarterly, in arrears, outside all regularly scheduled trading blackout periods.

Director Share Ownership Requirements

Director share ownership requirements (“Director SOR”) were established in 2005 to ensure that directors have significant financial alignment with Shareholders. The Board regularly reviews the requirements and makes changes from time to time to ensure the continued alignment of directors’ interests with those of Shareholders. Effective September 19, 2014, the securities ownership requirement for directors increased from three times to five times the cash component of each director’s annual retainer, excluding Committee Chair retainers. The Director SOR must be met by the later of: (i) five years after the Board approved the most recent Director SOR; or (ii) the Director’s fifth anniversary of election or appointment, to the Board.

The greater of the acquisition/grant date value and the closing price on the Toronto Stock Exchange on December 31, 2015 ($0.73) is used to determine the aggregate value of the securities for purposes of the Director SOR in 2015. Shares personally held or controlled by a director and DDSUs granted to a director count towards the Director SOR.

The table below provides the Director SOR for each director as of December 31, 2015, and includes DDSUs for services performed in 2015 but not granted until January 2016.

	Guideline		Securities Ownership			Ownership Multiple of Retainer
Name(1)	Multiple of Cash Retainer	Total ($)	Common Shares ($)	DDSUs ($)	Total Ownership ($)	Based on Common Shares	Based on Total Ownership	Minimum Ownership Met(2)
Timothy Baker	5	450,000	48,844	154,687	203,531	0.5	2.3	In progress
Peter Gillin	5	450,000	142,897	440,780	583,676	1.6	6.5	Yes
Sir Richard Lapthorne	5	450,000	230,463	332,164	562,627	2.6	6.3	Yes
Adrian Loader	5	450,000	76,580	222,996	299,576	0.9	3.3	In progress
Dee Marcoux	5	450,000	439,753	543,439	983,192	4.9	10.9	Yes
Lisa Pankratz	5	450,000	76,944	200,435	277,379	0.9	3.1	In progress
Hap Stephen	5	900,000	385,202	517,423	902,625	2.1	5.0	Yes

Notes:

(1)              Mr. Pathe does not appear in this table as he is subject to executive share ownership requirements in his capacity as President & Chief Executive Officer. See page 73 for details relating to his share ownership requirements.

(2)              Messrs. Baker, Loader and Stephen and Ms. Pankratz have until September 19, 2019 to satisfy their share ownership requirements (being the fifth anniversary of the adoption of the most recent director share ownership requirements in September 2014).

Director Compensation Table

The total compensation, including the value of DDSUs, awarded to the directors during the fiscal year ended December 31, 2015 was $1.9 million. The following table provides the details for compensation received by each of the directors for serving on the Board in 2015.

Name(1)	Fees Earned ($)	DDSU Awards(2) ($)	Option-Based Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation(3) ($)	Total Compensation ($)
Timothy Baker	93,125	90,017	Nil	Nil	Nil	183,142
Peter Gillin	105,000	90,017	Nil	Nil	Nil	195,017
Sir Richard Lapthorne	95,000	90,017	Nil	Nil	Nil	185,017
Adrian Loader	93,125	90,017	Nil	Nil	Nil	183,142
Dee Marcoux	106,875	90,017	Nil	Nil	150,000	346,892
Bernard Michel(4)	35,625	33,760	Nil	Nil	93,750	163,135
Lisa Pankratz	90,000	90,017	Nil	Nil	Nil	180,017
Hap Stephen	180,000	180,010	Nil	Nil	150,000	510,010

Notes:

(1)              Mr. Pathe does not appear in this table as he is an executive director and a NEO. Mr. Pathe does not receive any compensation for serving as a director. Information relating to Mr. Pathe’s compensation is provided on page 53 of this circular.

(2)              The number of DDSUs granted to each director was calculated by dividing the compensation value of the award by the market price in respect of the specific grant date. The number of units granted is rounded up to the nearest 5 units. There were four grant dates in respect of 2015 DDSUs: April 15, 2015, July 15, 2015, October 15, 2015 and January 15, 2016. The Market Prices were $2.16, $1.86, $1.04, and $0.62, respectively.

(3)              Certain directors have been listed under Title IV of the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996 of the United States (the “Helms Burton Act”) and have been advised by the United States Department of State that they, their spouse and minor children are inadmissible for entry into the United States. In recognition of the hardship, loss of opportunity and emotional distress suffered by such directors and their respective families, they receive a “Helms-Burton Allowance”. Although these allowances are not considered compensation they have been included as “All Other Compensation” in the table above in the interest of providing full disclosure. Such allowances are not grossed-up for tax purposes.

The policy with respect to the Helms-Burton Allowance was amended in 2014 so that it applies only to those directors who are named on the Helms-Burton list. Ms. Marcoux and Mr. Stephen are currently on the Helms-Burton list.

(4)              Mr. Michel did not stand for re-election at the annual general meeting held on May 12, 2015, and was on the Helms-Burton list until August 2015.

Director Share-Based Awards

The following table provides the details of the DDSU Plan. No amendments were made to the DDSU Plan in 2015.

Feature	Description
Securities	Phantom share units that track the value of Shares.
Eligibility	Non-Executive Directors.
Calculation of Award

The compensation value is divided by the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding the applicable date (the “Market Price”). The number of units granted is rounded up to the nearest 5 units.

Dividends	The value of dividends paid on Shares, if any, is converted into additional DDSUs.
Vesting	DDSUs vest on the grant date.
Redemptions

DDSUs are redeemable after the DDSU participant ceases to be a director and no later than December 31st of the calendar year following cessation from service. DDSUs are valued at Market Price as at the redemption date.

Amendments and Variation

The Board may at any time amend the DDSU Plan provided that no amendment materially affects any rights acquired by a participant under the plan. The Board may also, with the consent of the participant, approve any variation in terms of DDSUs that have been granted to the participant.

Outstanding DDSU Awards

The following table provides information concerning all unexercised DDSU awards held by directors as of December 31, 2015. No other share-based awards or Stock Options are granted to directors. DDSU awards are fully vested on the date of grant.

Name	Market or Payout Value of Vested DDSU Awards Not Paid Out or Distributed(1) ($)
Timothy Baker	47,554
Peter Gillin	82,683
Sir Richard Lapthorne	71,770
Adrian Loader	60,032
Dee Marcoux	93,617
Bernard Michel(2)	0
Lisa Pankratz	55,559
Hap Stephen	128,035

Notes:

(1)              The “Market or Payout Value of Vested Share-based Awards not Paid Out or Distributed” is calculated by multiplying the number of DDSUs by the closing price of Shares on the TSX on December 31, 2015, which was $0.73.

(2)              Mr. Michel did not to stand for re-election at the annual general meeting in 2015. He subsequently redeemed his DDSUs prior to December 31, 2015 in accordance with the terms of the DDSU Plan.

Value Vested or Earned During the Year

The following table provides information concerning the aggregate dollar value that would have been realized by the directors had their DDSU awards that vested during 2015 been paid out on the vesting date.

Name	DDSU Awards(1) ($)
Timothy Baker	90,017
Peter Gillin	90,017
Sir Richard Lapthorne	90,017
Adrian Loader	90,017
Dee Marcoux	90,017
Bernard Michel	56,263
Lisa Pankratz	90,017
Hap Stephen	180,013

Note:

(1)              The value vested during the year is calculated by multiplying (i) the number of DDSUs that vested during the year by (ii) the grant date Market Price which is the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding each grant date. There were four grant dates in respect of 2015 DDSUs: January 15, 2015, April 15, 2015, July 15, 2015 and October 15, 2015. The Market Prices were $2.37, $2.16, $1.86, $1.04, respectively.

EXECUTIVE COMPENSATION

Total Rewards describes all elements of compensation that an executive receives in exchange for his or her time, efforts, and business results and includes:

•             total direct compensation (base salary, short-, mid- and long-term incentives);

•             benefits, retirement savings and perquisites;

•             expatriate allowances/premiums.

Each year, the Human Resources Committee, in consultation with its independent advisor, reviews and makes recommendations to the Board on the total direct compensation elements for senior executive officers, including the NEOs identified in this Circular.

The following sections provide an overview of the Total Rewards program, including the Human Resources Committee’s consideration in determining the 2015 compensation awards for the NEOs.

Executive Compensation Approach

Our approach to executive compensation encompasses the following:

•             Pay for capabilities.  Base salary is a fixed element of compensation and is linked to the size and scope of each executive’s job and the individual executive’s competencies, skills and experience. Executive base salaries are aligned to the value of those skills, both internally and externally.

•             Reward for achieving performance goals.  Short-term incentives are a variable element of compensation and are performance-based. They are a reward for achieving or exceeding annual goals that are linked to overall corporate strategy and for progress towards strategic multi-year goals.

•             Include compensation that is share-based.  Share-based compensation is variable and aligns the interests of executives and Shareholders as payment values depend on a combination of Share price and/or relative performance against a comparator group.

•             Provide an appropriate mix of fixed and variable compensation.  The proportion of fixed and variable compensation elements is aligned to the complexity and time horizon of the executive’s key responsibilities thereby aligning their focus on mid- to long-term success.

All aspects of total rewards are regularly reviewed to ensure executives remain focused on the success of the Corporation. This is achieved by establishing a link between performance and pay while building equity ownership.

Pay is aligned with strategy and performance by ensuring that:

•             The majority of executive compensation is variable and linked to performance;

•             Performance is measured and is tied to the business strategy;

•             Payment values of mid-term incentives are linked to Share value and performance relative to comparators;

•             Compensation design takes into account the time horizons of the operations; and

•             Compensation attracts and retains talent as needed.

For more information about how performance is measured, please see — Determining Short-Term Incentive Awards — at page 48.

Executive Benchmarking

For purposes of benchmarking executive compensation, two main sources are considered: (i) proxy data from the comparator group noted on page 38 of this Circular; and (ii) Hay Mining Compensation Review, Global Executive Report. Salaries and total direct compensation are targeted at median values.

Elements of Total Rewards

The following table provides an overview of the elements of total rewards.

Element	Purpose	Form of Award	Performance Period	Payment
Base Salary	Compensates executives for capabilities, skills and accountability required to successfully perform in their roles.	Cash	One Year	Fixed.

Short-Term Incentive	Rewards executives for meeting or exceeding annual goals and progress towards strategic initiatives.	Cash	One Year	Variable — Award based on corporate and individual performance. Actual award value could range from 0% — 200% of target.

Mid-term Incentive	Rewards executives for creating mid-term Shareholder value.	Restricted share units	Three years

Variable — Payment value of the award depends on share price and the relative total shareholder return (“RTSR”) performance.

Twenty percent of the mid-term incentive award is subject to RTSR performance. For each 2% of Sherritt’s RTSR, 1% of the award is impacted, within established threshold and maximum range as discussed below.

Sherritt’s RTSR is measured against a combined weighted index consisting of

• S&P/TSX Metals and Mining Industry Index (Bloomberg: STMETL): with a 67% weighting and

• S&P/TSX Oil & Gas, Exploration & Production Industry Index (Bloomberg: STOILP): with a 33% weighting.

Threshold: If Sherritt underperforms the combined weighted index by 40% or more, the performance factor is 0% therefore none of the 20% vests (20% × 0% = 0); resulting in 80% of the mid-term incentive vesting and paying out.

Maximum: If Sherritt outperforms the combined weighted index by 40% or more, the Performance factor is 200% therefore 200% of the 20% vests (20% × 200% = 40); resulting in 120% of the mid-term incentive vesting and paying out.

Settled in cash.

Element	Purpose	Form of Award	Performance Period	Payment
Long-term incentive	Rewards executives for creating long-term Shareholder value.	Stock options	Ten years (1/3 vests each year over three years)

Variable — Value depends on the appreciation of the share price relative to the exercise price. Actual value is determined based on the variance between the exercise price, share value at the time of grant, and share price at the time of exercise. Stock options can expire with no value.

Settled in treasury shares.

Group Benefits, Retirement Savings and Perquisite Allowance	Invests in executive health and well-being and provides an important source of retirement savings. Executives are offered an annual Executive Medical which is treated as a taxable benefit and such amounts are not grossed-up for tax purposes.	—	—	—

Expatriate Premiums and Allowances	Recognizes the personal adjustment required for the executive and his or her family inherent with an international assignment.	Cash	Duration of assignment	Fixed — Value determined by assignment location.

Base Salary

Base salaries are reviewed annually and adjusted, if necessary, to reflect the increase of experience and expertise in the role. Any increases to senior executive officer’s base salaries are recommended by the President & CEO to the Human Resources Committee for approval. Increases to the President & CEO’s base salary are recommended to the Board by the Human Resources Committee for approval.

Short-Term Incentive

Short-term incentives (“STI”) reward employees for their contribution towards achieving corporate goals. STI target awards are a percentage of base salary and are based on the scope of the role. Award value can range from 0% to 200% of target.

The value of STI awards is determined based on the following:

•                  An overall company performance factor which is based on the achievement of annual corporate and strategic goals measured against target performance levels;

•                  An overall divisional performance factor which is based on the achievement of divisional goals, for those senior executives who have accountability for an operating division; and

•                  Individual performance measured against goals established at the beginning of the year.

STI awards are determined annually at the February Human Resources Committee and Board meetings following the close of the fiscal year. The Board has the discretion to adjust awards up or down based on situational factors that are not captured in the formal measures. For example, the 2015 STI awards reflected, among other things, the strategic deployment of capital and improvement to the liquidity position of the Corporation.

Mid- and Long-Term Incentive

Mid- and long-term incentives align the interests of employees with Shareholders. Awards are based on the scope and time horizon of the role. Mid- and long-term incentives are variable as the payment value of the award is based on Share price and/or performance factors.

Awards granted under the mid- and long-term incentive programs are aligned with the following compensation principles:

•                  Align with shareholder interests through share and option based awards;

•                  Reward for contributions by recognizing the achievement of mid- and long-term corporate and strategic goals; and

•                  Support retention through deferred vesting.

Mid- and long-term incentives are forward looking and are determined annually at the February Human Resources Committee and Board meetings.

Benefits

The benefits program is 100% employer-paid and includes medical, dental, short- and long-term disability, and life insurance coverage.

In addition, all employees have the opportunity to purchase Shares through the Employee Share Ownership Plan (“ESOP”). ESOP was introduced in 2014 and replaces The Employee Share Purchase Plan (“SPP”) which closed July 2015. The following table provides details relating to each plan.

	ESOP	SPP
Description

Employees, including executives, who voluntarily choose to participate, direct up to 10% of their base salary for the purchase of Shares.

The Corporation matches 50% of the employee contribution, up to a maximum of $2,500 per calendar year.

Employees, including executives, who voluntarily choose to participate, direct up to 5% of their prior year earnings to an interest bearing account.

Such funds accumulate over a pre-set time period which typically runs from July 1st to June 30th, two years later. At the end of the 24-month period, the accumulated funds are used to purchase Shares.

Securities	Shares are purchased at the time the contribution is made. The timing of the contributions is linked to the participant’s pay date. Shares are bought on the open market.	Shares are purchased at the end of the 24-month savings period. Shares are issued from treasury. Once purchased, the Share is no longer available for issuance.

Purchase Price	The purchase price is the price of Shares at the time of purchase on the open market.

The purchase price is equal to the lower of the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding the first day or the last day of the 24-month savings period. The offer price is typically fixed on May 31st (“Offer Price”) immediately preceding the beginning of the 24-month savings program, and the closing price on June 30th (“Closing Price”) of the second year of the program.

The Purchase Price is the lower of: (i) the Offer Price; and (ii) the Closing Price.

Restrictions/Limitations	Participants cannot sell or transfer Shares purchased with employer contributions until they have participated in the ESOP for 24 consecutive months.

The total number of Shares (a) issued to insiders, within a one year period; and (b) issuable to insiders, at any time under the SPP, together with all other security based compensation arrangements, shall not exceed 10% of our issued and outstanding Shares.

	Enrollment and changes to the employee’s participation are subject to the Corporation’s Insider Trading Policy.	Enrollment in SPP is subject to the Corporation’s Insider Trading Policy.

Cancellations

Employees can cancel their participation at any time, subject to restrictions/limitations noted above.

If an employee cancels participation in the plan prior to making 24 consecutive months of contributions, Shares purchased with employer contributions will be forfeited.

Employees can cancel their participation at any time and their accumulated balances are returned to them.

Amendments and Variations	The Board may amend ESOP at any time.	The Board may amend the SPP subject to required regulatory or Shareholder approvals; provided a participant’s current enrolment cannot be negatively affected without the participant’s consent.

Notes:

(1)                                 The Human Resources Committee may make certain types of amendments to the SPP without seeking Shareholder approval, including amongst other things: (i) amendments of an administrative nature; and (ii) termination, modification or suspension of all or any part of the SPP.

(2)                                 Shareholder approval is required for the following types of amendments to the SPP, including amongst other things; (i) amendments to the number of Shares issuable under the SPP; (ii) amendments reducing the purchase price of a Share; (iii) the addition of any other provision which results in participants receiving Shares while no cash consideration is received by the Corporation; and (iv) amendments required to be approved by Shareholders under applicable law.

Retirement Savings

The retirement program is an employer-paid savings program. Contributions are a fixed percentage of base salary and are determined based on market practice.

	Group Retirement Savings Plan (“Group RSP”)	Executive Supplementary Pension Plan (“ESPP”)
Eligibility	All Employees.	Senior executives who are subject to Canadian tax rules and whose Group RSP contributions exceed the annual limits prescribed by the Income Tax Act (Canada).

Description	Contributions are made on behalf of the employee to the employee’s individual account under a group RSP.	Notional credits are made to the executive’s ESPP account on a pre-tax basis.

Contributions	A percentage of base salary directed into investments, as directed by the employee, which they select from an approved list established by the Management Retirement Committee.	Executive directs the investment of notional credits to the same investment choices as the Group RRSP.

Withdrawal	Funds can be withdrawn at any time.	Funds can be withdrawn only upon cessation of employment.

Perquisite Allowance

Executives are eligible to receive a perquisite allowance which is fully taxable and is intended for a variety of expenses, including wellness and transportation related expenses. It offers flexibility by allowing the individual executives to select perquisites that best suit their requirements. The allowance is determined by executive level and market practice and ranges from $28,000 to $32,000 per year.

Expatriate Premiums and Allowances

Various expatriate premiums and allowances are provided to employees on international assignments to recognize the personal adjustment required for the employee and the employee’s family inherent with a foreign assignment. These premiums and allowances are designed to recognize the mobility, security, challenging working conditions and remoteness experienced by the employee as well as accommodating the opportunity for rest and recuperation from such conditions. Expatriate premiums and allowances range from 25% to 65% of base salary, depending on the foreign assignment location.

Compensation Mix

The Human Resources Committee considers the mix of compensation including fixed and variable and short- and long-term compensation and determines compensation mix based on:

•                  Nature and time horizon of the executive’s key responsibilities; and

•                  Market practice.

As senior executive officers have greater influence on organizational performance over the long-term, their compensation mix is more heavily weighted towards variable compensation and mid- and long-term elements of compensation. The following chart outlines the expected mix of base salary, short-, mid- and long-term incentives at target performance for the President & CEO and the average of the other NEOs.

President and CEO: Pay Mix	Other NEO: Pay Mix

DETERMINING SHORT-TERM INCENTIVE AWARDS

Organizational Performance

A performance scorecard was developed to measure and monitor organizational performance, and includes: financial, production and sustainability metrics with a view to ensuring that financial and production goals are achieved safely, reliably and sustainably. The measures are both quantitative and qualitative and are assessed at a company-wide and/or divisional level, as appropriate for the specific measure. A disciplined assessment of organizational and individual performance results provides the context for ensuring the appropriate correlation between performance and pay. Organizational performance is reviewed quarterly by the Human Resources Committee which provides the opportunity for feedback and to make course corrections, as required, to ensure that performance expectations remain aligned with organizational goals.

The Human Resources Committee assessed the organizational performance against the targets in the performance scorecard and applied its judgment to determine that the overall Corporation’s performance and the collective contributions of the individual senior executive officers justified a short-term incentive award for each of the NEOs at 50% of their respective short-term incentive target. The measures, rationale and results that were used to assess organizational performance are described in the table below.

Category	Measure	Rationale	Results
Financial

Adjusted EBITDA

Represents a proxy for cash generated by the Corporation’s operating activities (on an accrual basis), a standard industry metric. For more details reference “Non-GAAP Measures” section” in the 2015 MD&A.

Adjusted EBITDA was less than 50% of the prior year Adjusted EBITDA and 22% of 2015 budget. Adjusted EBITDA was negatively impacted by low prices for nickel and oil, and the impact of the weak Canadian dollar. Accordingly, the score for this measure was determined to be 0%.

	Combined Free Cash Flow	Combined free cash flow represents operating cash flow generated by each of the Corporation’s business units less cash capital spending.

Combined free cash flow was significantly impacted by low commodity prices and foreign exchange impact and was below budget and prior year actuals. Accordingly, the score for this measure was determined to be 0%.

	Capital Spend	Represents how the Corporation allocates capital to ensure sustainability of existing facilities and expansion of new facilities.

Capital spending was proactively managed and deferred where appropriate in order to conserve cash, with some strategic spend where appropriate. This disciplined approach enabled continued investment where a significant future impact could be achieved, e.g., construction of an acid plant at Moa will reduce the need to purchase acid. Accordingly, the score for this measure was determined to be 30%.

Category	Measure	Rationale	Results
Production and Productivity

	Unit Production Cost	Represents the Corporation’s performance in managing operating costs relative to production levels.

Moa / Fort Site: Net direct cash cost (“NDCC”) of nickel at the Moa Joint Venture decreased each successive quarter throughout the year with the full year unit cost at US$3.88/lb. which was lower than budget by 26% and the prior year by 22%. Throughout 2015, quarterly NDCC was below the median of Wood Mackenzie’s quarterly reported C1 cash cost. In Q4, US$2.90 NDCC was achieved, the lowest cost since 2009. Accordingly, the score for this measure was determined to be 90%.

Ambatovy: NDCC of nickel at the Ambatovy Joint Venture was lower in each successive quarter throughout 2015, from US$6.98 per pound in Q4 2014 to US$4.07 per pound in Q4 2015 and below budget for each month of the second half of 2015. For the full year NDCC was higher than budget by 3% however, throughout Q3 and Q4, NDCC was below the median of Wood Mackenzie’s C1 quarterly reported cash cost. Accordingly, the score for this measure was determined to be 80%.

Oil & Gas: Unit operating costs for 2015 were $10.69 per barrel, 10% higher than budget and 13% higher than the prior year, which was impacted by lower production volume and the weak Canadian dollar relative to the US dollar. Accordingly, the score for this measure was determined to be 50%.

Power: Unit operating costs at Power were positively impacted by cost savings initiatives. Those savings were negated by the weak Canadian dollar, finishing the year with unit costs higher than budget by approximately 7% and 21% over the prior year. Accordingly, the final score for this measure was determined to be 50%.

Category	Measure	Rationale	Results
Production and Productivity

	Production Volumes	Reflects the Corporation’s production volume performance.

Moa / Fort Site: Nickel production at the Moa Joint Venture was ahead of prior year by approximately 2.5% and on budget for 2015. Production was negatively impacted by power failures in Q4 at Moa, however the procurement of third party feeds by the Corporation kept full-year finished metal production at budgeted levels. The third party feed was richer in cobalt and resulted in record cobalt production in Q4. Accordingly, the final score for this measure was determined to be 100%.

Ambatovy: Nickel production at the Ambatovy Joint Venture increased 28% over 2014 and was within 2% of budget for the second half of the year. Production was impacted negatively in the first half of the year by strikes and plant power/equipment failures. Production for the year contributed significantly to achieving financial completion. Accordingly, the final score for this measure was determined to be 75%.

Oil & Gas: Gross working interest (“GWI”) oil production was below budget due to the drilling results on the extension lands and available capital. The Yumuri field had lower than expected oil production as the wells started to produce more gas. Accordingly, the final score for this measure was assessed to be 75%.

Power: Power production was on budget despite the impact of lower gas production from the CUPET Canasi field which was off-set by the increased gas production from the Yumuri / Seboruco fields. Accordingly, the final score for this measure was determined to be 100%.

Category	Measure	Rationale	Results
Sustainability and Rewarding Workplace

	Environment	Represents the commitment to minimizing the operations’ impact to the environment.

Cuba / Fort Site: There were no severe environmental incidents at the Moa Joint Venture, Fort Site or the Oil & Gas and Power operations in Cuba.

Ambatovy: There was one severe environmental incident at Ambatovy related to a SO2 gas leak. This measure was assessed as not meeting expectations due to the incident at Ambatovy. However, in other respects the environmental performance for the operations as a whole, including the achievement of a comprehensive environmental certificate necessary for financial completion, was in keeping with expectations.

Accordingly, the final score for this measure was determined to be 50%.

	Safety	Represents the commitment to zero fatalities, injuries, and work-related illnesses among employees and contractors.

Moa / Fort Site: Improved lost time incidents by 40% over prior year.

Ambatovy: An otherwise strong safety record was adversely impacted by four fatalities.

As a result, a Corporation-wide safety audit was undertaken by an independent third party and the results of the audit have been accepted and actions implemented for 2015 and 2016, with an emphasis on visible leadership.

Oil & Gas and Power: experienced no lost time incidents, consistent with prior year.

Corporate Office: experienced no lost time incidents, consistent with prior year.

The four fatalities offset the otherwise strong safety record and accordingly the final score for this measure was determined to be 0%.

Individual Performance

A comprehensive review of each executive’s performance is completed by the Human Resources Committee based on goals that were established at the beginning of the year:

•                  President & CEO.  Includes input from every director as well as a self-assessment from the President & CEO. The Human Resources Committee uses this information in developing recommendations for establishing base salary and mid- and long-term incentives. The STI payment value is based on overall corporate performance and the Board’s assessment of the CEO’s performance against individual objectives. These recommendations are presented to the Board for approval during the February Committee and Board meetings.

•                  Other Senior Executive Officers, including the NEOs.  The President & CEO develops recommendations for base salary, STI, mid- and long-term incentive awards for senior executive officers taking into consideration changes in individual capabilities, corporate and individual performance. He makes his recommendations to the Human Resources Committee for approval during the February Committee and Board meetings.

President & CEO

Mr. Pathe’s individual performance is assessed against predetermined organizational goals which were agreed to by Mr. Pathe and the Board at the beginning of the year. Based on this annual assessment and in consultation with the Human Resources Committee’s independent advisor, the Human Resources Committee recommends to the Board the President & CEO’s base salary, and short-term, mid-term and long-term incentives.

2015 Key results

•                  Production up and costs down in both nickel operations

•                  Successful hiring of new Chief Operating Officer to drive new focus on operational excellence

•                  Strong liquidity position maintained and reduced balance sheet risk with achievement of financial completion

•                  Continued to set leadership tone and drive change initiatives throughout the organization that supported the ongoing effort of becoming a performance based culture

•                  Continued to build leadership capability by overseeing company-wide commitment to performance feedback

David Pathe
President & CEO

Mr. Pathe is accountable for developing and implementing high-level strategy, making major corporate decisions and managing the growth, operations and overall performance of the Corporation.

The Human Resources Committee reviewed Mr. Pathe’s 2015 compensation and the Board approved the Committee’s recommendations. Mr. Pathe’s base salary increased to $825,000 per annum, effective April 1, 2015. The CEO’s 2015 STI target remains at 100% of his base salary and his share-based compensation increased to $1,750,000 allocated 50% to each of mid-term and long-term awards. These adjustments to Mr. Pathe’s compensation bring him closer to the median of the comparator group with approximately 72% of Mr. Pathe’s 2015 compensation being performance-based.

Mr. Pathe’s 2015 STI award is based on overall organizational results.

•                  The STI award for 2015 performance was based on Mr. Pathe’s target of 100% of his annualized base salary as at December 31, 2015. His award of $412,500 represents 50% of his target award of $825,000, reflecting the overall performance of the Corporation.

Compensation	2012	2013	2014	2015
Fixed
Base Salary (Annualized as at December 31)	$700,000	$750,000	$750,000	$825,000
Variable
Short-term incentive	$650,000	$0	$562,500	$412,500
Share-based compensation (Grant Date Value)
Mid-term Incentive (RSUs)	590,000	$600,018	$800,010	$875,006
Long-term Incentive (Stock Options)	509,903	$599,975	$800,007	$875,000
Total direct compensation	$2,449,903	$1,949,993	$2,912,517	$2,987,506
Change from prior year		-20%	49%	3%

Mr. Pathe was appointed President & CEO on January 1, 2012. The year-over-year increase in his total direct compensation in 2015 reflects an increase to base salary and share-based compensation awards to move him closer to (but still below) the median of the comparator group and a decrease in his 2015 STI award at 50% of target for 2015.

2015 Pay Mix

President & CEO

Current Value of Total Direct Compensation Awards

The table below illustrates the impact of the Corporation’s declining share price on the President & CEO’s Total Direct Compensation over his tenure.

President & CEO Total Direct Compensation

Notional Value, Impact of Share Price and Total Cash

Notes:

(1)         Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards valued at the grant date as set out in the — Summary Compensation Table described on page 65.

(2)         Notional Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards with option-based and share-based compensation valued as at December 31, 2015, consistent with the — Notional Value of Total Compensation — methodology described on page 63.

Other NEOs

Performance for the other NEOs is assessed by the President & CEO against predetermined goals. Based on his performance assessment of each of the other NEOs, Mr. Pathe recommends to the Human Resources Committee and the Board for their approval the base salary, and short-term, mid-term and long- term incentives for each of Messrs. Chambers, Dobson, Saruk, and Sellers.

2015 Key results

•                  Significant progress reducing administrative costs

•                  Proactive management of capital budgets in a difficult and rapidly changing commodity price environment

•                  Finished year with strong cash liquidity position

•                  Improved business planning and reporting processes

•                  Instrumental in process with lenders for financial completion at Ambatovy

Dean Chambers
EVP & CFO

Mr. Chambers is accountable for the strategic coordination of all financial issues and current and long-term effectiveness of all financial functions including financial strategy and structure, accounting standards / compliance, financial risk management and treasury. He is also accountable for the Corporate Development and Investor Relations functions. Mr. Chambers contributes to the overall success of the Corporation through active participation in strategic planning and other key corporate processes.

There were no changes made to Mr. Chambers’ target compensation in 2015.

Mr. Chambers’ 2015 STI award is based on a combination of corporate and individual performance.

•                  The STI award for 2015 performance was based on Mr. Chamber’s target of 70% of base salary. His award of $157,500 represents 50% of his target award of $315,000.

Compensation	2013	2014	2015
Fixed
Base Salary (Annualized as at December 31)	$450,000	$450,000	$450,000
Variable
Short-term incentive	$189,000	$245,700	$157,500
Share-based compensation (Grant Date Value)
Mid-term Incentive (RSUs)	$340,011	$340,005	$340,005
Long-term Incentive (Stock Options)	$260,033	$259,952	$260,000
Total direct compensation	$1,239,044	$1,295,657	$1,207,505
Change from prior year		5%	-7%

2015 Pay Mix

EVP & CFO

Current Value of Past Total Direct Compensation Awards

The table below illustrates the impact of the Corporation’s declining share price on the EVP & CFO’s Total Direct Compensation for the past 3 years.

EVP & CFO Total Direct Compensation

Notional Value, Impact of Share Price and Total Cash

Notes:

(1)                                 Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards valued at the grant date as set out in the — Summary Compensation Table described on page 65.

(2)                                 Notional Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards with option-based and share-based compensation valued as at December 31, 2015, consistent with the — Notional Value of Total Compensation — methodology described on page 63.

2015 Key results

•                  Production targets met

•                  Exceeded expectations for reductions in net direct cash costs

•                  90 for 90 operational test achieved ahead of schedule and financial completion at Ambatovy achieved on time

•                  Negatively impacted by 4 workplace fatalities

Tim Dobson
SVP, Ambatovy

Mr. Dobson is responsible for the leadership and management of the Corporation’s Ambatovy division by meeting operational and financial objectives as set out by the Chief Operating Officer. He contributes to the overall success of the Corporation through active participation in strategic planning and other key corporate processes. He was appointed to the position of SVP Ambatovy, effective March 1, 2015. Prior to his appointment to SVP Ambatovy Mr. Dobson was in the role of Vice President, Operations Ambatovy from his July 2014 hire date.

Mr. Dobson’s STI award is based on a combination of corporate, divisional and individual performance.

•                  The STI award for 2015 performance was based on Mr. Dobson’s target of 65% of his annualized December 31, 2015 base salary. His award of $130,000 represents 50% of his target award of $260,000.

Compensation	2014	2015
Fixed
Base Salary (Annualized as at December 31)	$196,000	$400,000
Variable
Short-term incentive	$110,810	$130,000
Share-based compensation (Grant Date Value)
Mid-term Incentive (RSUs)	N/A	$485,005
Long-term Incentive (Stock Options)	N/A	N/A
Total direct compensation	$306,810	$1,015,005
Change from prior year	—	—

Notes:

(1)                                 Mr. Dobson was appointed to the position of SVP, Ambatovy effective March 1, 2015. Prior to this appointment Mr. Dobson served as Vice President, Operations at Ambatovy from his July 2014 hire date. As his 2013 total direct compensation reflects a partial year, a “Change from prior year” percentage has not been included for 2014. Mr. Dobson’s 2014 Base Salary has been calculated on a pro rata basis from his date of hire.

2015 Pay Mix

SVP, Ambatovy

Current Value of Past Total Direct Compensation Awards

The table below illustrates the impact of the Corporation’s declining share price on the SVP, Ambatovy’s Total Direct Compensation in respect of 2015, his first full year of employment with the Corporation.

SVP, Ambatovy Total Direct Compensation

Notional Value, Impact of Share Price and Total Cash

Notes:

(1)                                 Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards valued at the grant date as set out in the — Summary Compensation Table described on page 65.

(2)                                 Notional Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards with option-based and share-based compensation valued as at December 31, 2015, consistent with the — Notional Value of Total Compensation — methodology described on page 63.

2015 Key results

•                  Drilling program on extension lands executed and amended to respond to drilling results

•                  Power production and cash flow exceeded expectations

•                  Work to reprocess seismic and identify drilling locations on Block 10 completed

•                  Well permitting advanced in Cuba to enable drilling in 2016

•                  Completed the sale of an oil and gas lease in the North Sea asset

Elvin Saruk
SVP, Oil & Gas and Power

Mr. Saruk is responsible for the leadership and management of the Corporation’s Oil & Gas and Power divisions by meeting operational and financial objectives as set out by the Chief Operating Officer. He contributes to the overall success of the Corporation through active participation in strategic planning and other key corporate processes.

There were no changes made to Mr. Saruk’s target compensation in 2015.

Mr. Saruk’s 2015 STI award is based on a combination of corporate, divisional and individual performance.

•                  The STI award for 2015 performance was based on Mr. Saruk’s target of 60% of base salary. His award of $114,000 represents 50% of his target award of $228,000.

Compensation	2013	2014	2015
Fixed
Base Salary (Annualized as at December 31)	$380,000	$380,000	$380,000
Variable
Short-term incentive	$159,600	$193,800	$114,000
Share-based compensation (Grant Date Value)
Mid-term Incentive (RSUs)	$350,008	$350,010	$350,007
Long-term Incentive (Stock Options)	$134,999	$135,014	$135,000
Total direct compensation	$1,024,607	$1,058,824	$979,007
Change from prior year		3%	-8%

2015 Pay Mix

SVP, Oil & Gas and Power

Current Value of Past Total Direct Compensation Awards

The table below illustrates the impact of the Corporation’s declining share price on the SVP, Oil & Gas and Power’s Total Direct Compensation for the past 3 years.

SVP, Oil & Gas and Power

Notional Value, Impact of Share Price and Total Cash

Notes:

(1)                                 Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards valued at the grant date as set out in the — Summary Compensation Table described on page 65.

(2)                                 Notional Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards with option-based and share-based compensation valued as at December 31, 2015, consistent with the — Notional Value of Total Compensation — methodology described on page 63.

2015 Key results

•                Facilitated activities that supported financial completion at Ambatovy

•                Effectively reduced costs within the legal function

•                Effectively supported CEO on corporate strategy

•                Completed roll-out and training on revised Anti-Bribery and Corruption policy

•                Successfully led process to promote Board effectiveness, including through more effective board reporting and communications

Ward Sellers

SVP, General Counsel & Corporate Secretary

Mr. Sellers is responsible for the leadership and management of the overall legal affairs of the Corporation. He is also responsible for the corporate secretarial function. In addition, Mr. Sellers oversees the Corporation’s internal audit and anti-bribery and corruption programs. He contributes to the overall success of the Corporation through active participation in strategic planning and other key corporate processes. Mr. Sellers joined the Corporation in October 2013.

The Human Resources Committee reviewed Mr. Pathe’s recommendations for Mr. Sellers’ 2015 compensation and the Board approved the recommendations. Mr. Sellers base salary increased to $375,000 per annum, effective April 1, 2015. His STI target remains at 50% of his base salary and his share-based compensation increased by $40,000 with approximately 62% and 38% of the increase being allocated to mid-term and long-term awards, respectively. These adjustments to Mr. Sellers’s compensation bring him to the median of the market.

Mr. Sellers’ 2015 STI award is based on a combination of corporate and individual performance.

•                  The STI award for 2015 performance was based on Mr. Sellers’s target of 50% of his annualized base salary as at December 31. His award of $93,750 represents 50% of his target award of $187,500.

Compensation	2013	2014	2015
Fixed
Base Salary (Annualized as at December 31)	$79,647	$350,000	$375,000
Variable
Short-term incentive	$43,750	$157,500	$93,800
Share-based compensation (Grant Date Value)
Mid-term Incentive (RSUs)	$82,825	$325,005	$350,007
Long-term Incentive (Stock Options)	$33,712	$135,014	$150,000
Total direct compensation	$239,934	$967,519	$968,807
Change from prior year	—	—	<1%

Notes:

(1)                                 Mr. Sellers was appointed Senior Vice President, General Counsel and Corporate Secretary on October 9, 2013. As his 2013 total direct compensation reflects a partial year, a “Change from prior year” percentage has not been included for 2014. Mr. Sellers’ 2013 Base Salary has been calculated on a pro rata basis from his date of hire.

2015 Pay Mix

SVP, General Counsel & Corporate Secretary

Current Value of Past Total Direct Compensation Awards

The table below illustrates the impact of the Corporation’s declining share price on the SVP, General Counsel and Corporate Secretary’s Total Direct Compensation for the full years of 2014 and 2015, with 2013 being a partial year from October 9, 2013.

SVP, General Counsel and Corporate Secretary’s Total Direct Compensation

Notional Value, Impact of Share Price and Total Cash

Notes:

(1)                                 Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards valued at the grant date as set out in the — Summary Compensation Table described on page 65.

(2)                                 Notional Total Direct Compensation includes: base salary, and short-term, medium-term and long-term incentive awards with option-based and share-based compensation valued as at December 31, 2015, consistent with the — Notional Value of Total Compensation — methodology described on page 63.

NOTIONAL VALUE OF TOTAL COMPENSATION

The following table provides the notional value of total compensation in the specified year with the option-based and share-based awards valued as at December 31, 2015 compared to the total compensation values provided in the Summary Compensation Table that follows this section. This Notional Compensation Table has been included to illustrate how change in Share price impacts the value of NEO total compensation, aligning compensation directly with Share value. The Total Compensation as per the Notional Value as noted in the table below includes the following:

•                  Total compensation less the compensation value for share-based and option-based awards, as provided in the Summary Compensation Table which follows;

•                  The value of unvested RSUs granted in a specified year, calculated by (i) multiplying the number of RSUs outstanding as at December 31, 2015 (equal to the number of units granted plus dividend equivalents reinvested) by the closing share price on the TSX on December 31, 2015, which was $0.73; and (ii) a performance factor of 100%;

•                  The value of unvested and vested, but unexercised, Stock Options granted in a specified year, calculated by multiplying (i) the difference between the Option exercise price and the closing price of Shares on the TSX on December 31, 2015, which was $0.73, by (ii) the number of outstanding Stock Options (both vested and unvested). Where the difference is negative, the Stock Options are not in the money and no value is reported; and

•                  To the extent any Stock Options granted in a specified year have vested and are subsequently exercised, any gains on such exercise are calculated by multiplying (i) the difference between the Stock Options’ exercise price and the volume-weighted average trading price of a Share on the TSX for the five (5) trading days preceding the exercise date, by (ii) the number of outstanding Stock Options exercised. The NEOs have not exercised any vested Stock Options that were granted in 2013, 2014 and 2015.

		Summary Compensation Table	Notional Value of
Name	Year	Total Compensation	Total Compensation	Variance
David Pathe	2015	$3,260,155	$1,815,859	$(1,444,296)
President & CEO	2014	$3,162,989	$1,761,784	$(1,401,205)
	2013	$2,231,875	$1,122,764	$(1,109,111)
Dean Chambers	2015	$1,395,569	$914,355	$(481,214)
EVP & CFO	2014	$1,484,524	$969,062	$(515,462)
	2013	$1,440,706	$892,162	$(548,544)
Tim Dobson	2015	$1,374,023	$1,058,469	$(315,544)
SVP, Ambatovy
Elvin Saruk	2015	$1,147,633	$784,912	$(362,722)
SVP, Oil & Gas and Power	2014	$1,227,290	$829,248	$(398,042)
	2013	$1,219,516	$787,523	$(431,993)
Ward Sellers	2015	$1,050,519	$672,798	$(377,722)
SVP, General Counsel & Corporate Secretary	2014	$1,117,937	$738,685	$(379,252)
	2013	$260,480	$160,632	$(99,848)

PERFORMANCE GRAPH (Total Shareholder Return)

The following graph illustrates the cumulative total shareholder return of $100 invested on December 31, 2010 in shares of the Corporation. compared with the return on the S&P/TSX Composite Total Return Index. It also includes the total return on the S&P/TSX Metals & Mining Index (Bloomberg: STMETL), which currently consists of the 32 companies in the metals and mining industry that are included in the S&P/TSX Composite Index, and is reflective of the Corporation’s principal business.

During the 2010 — 2015 time period metal prices declined and that is reflected in the STMETL index declining over the same period. Nickel prices declined more significantly (by 65%) than other metals such as copper, which declined by 51% and gold which declined by 25%.

As illustrated in the table below, the change in total NEO compensation tracks directionally with the performance of the Share price and overall total shareholder return, with the exception of 2012 where year-over-year NEO compensation decreased and total shareholder returns increased.

Year	Year-over-Year Percent Change: Aggregate NEO Compensation (%)	Year-over-Year Percent Change: Total Shareholder Return for Sherritt Common Shares (%)	Year-over-Year Percent Change: Total Shareholder Return for S&P/TSX Composite (%)
2015(1)	-5.4	-75.4	-8.3
2014	16.8	-18.0	10.6
2013(2)	-15.4	-32.9	13.0
2012(3)	-1.1	8.5	7.1
2011(4)	-4.8	-33.8	-8.7

Notes:

(1)                                 Total NEO compensation has been adjusted for the reporting of six NEOs in 2015. Mr. Plamondon served as SVP Technical Services until July 13, 2015. As a result, his 2015 total compensation has been excluded from this analysis.

(2)                                 Total NEO compensation has been adjusted for the reporting of six NEOs in 2013. Mr. Tiessen served as EVP Operations until October 10, 2013. As a result, his 2013 total compensation has been excluded from this analysis.

(3)                                 Total NEO compensation has been adjusted for the reporting of two Chief Financial Officers in 2012. Mr. Robins served as Chief Financial Officer until December 10, 2012. Mr. Chambers was appointed EVP & CFO at that time. As a result, Mr. Robins’ total compensation has been excluded from this analysis.

(4)                                 Excludes Mr. Delaney’s retirement and Chairman allowances, which were entitlements earned by him prior to serving as Chief Executive Officer in 2010 and 2011.

SUMMARY COMPENSATION TABLE

The following table sets forth for the period indicated, the compensation of the President & CEO, the EVP and Chief Financial Officer and the other three most highly compensated officers. Additionally, Mr. Plamondon served as an officer of the Corporation for part of 2015 and is included below.

The compensation value of share-based awards and option-based awards in the table below are reported using the grant date fair market value, whereas the notional compensation discussed in the section above, utilizes the share price as at December 31, 2015, assisting in the interpretation of pay and performance alignment.

To better understand the impact of a declining share price on the value of share-based compensation received by the NEOs, refer to the Notional Compensation Table, above, on page 63.

			Share-Based	Option-Based	Annual	Pension	All Other	Total
Name	Year	Salary	Awards(1)	Awards(2)(3)	Incentive	Value(4)	Compensation(5)	Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
David Pathe	2015	$806,250	$875,006	$875,000	$412,500	$74,320	$217,079	$3,260,155
President & CEO	2014	$750,000	$800,010	$800,007	$562,500	$65,730	$184,742	$3,162,989
	2013	$737,500	$600,018	$599,975	$0	$64,680	$229,701	$2,231,875
Dean Chambers	2015	$450,000	$340,005	$260,000	$157,500	$31,570	$156,494	$1,395,569
EVP & CFO	2014	$450,000	$340,005	$259,952	$245,700	$29,730	$159,137	$1,484,524
	2013	$443,750	$340,011	$260,033	$189,000	$43,880	$164,032	$1,440,706
Mark Plamondon	2015	$205,833	$350,007	$135,000	N/A	$0	$1,793,567	$2,484,408
SVP, Technical Services	2014	$380,000	$350,010	$135,014	$171,000	$21,330	$648,283	$1,705,637
	2013	$375,000	$350,008	$134,999	$159,600	$33,420	$623,890	$1,676,917
Tim Dobson(6)	2015	$393,333	$485,005	N/A	$130,000	N/A	$365,685	$1,374,023
SVP, Ambatovy	2014	$196,000	N/A	N/A	$110,810	N/A	$135,034	$441,844
Elvin Saruk	2015	$380,000	$350,007	$135,000	$114,000	$20,670	$147,956	$1,147,633
SVP, Oil & Gas and Power	2014	$380,000	$350,010	$135,014	$193,800	$21,330	$147,137	$1,227,291
	2013	$375,000	$350,008	$134,999	$159,600	$33,420	$166,489	$1,219,516
Ward Sellers(7)	2015	$368,750	$350,007	$150,000	$93,800	$19,320	$68,642	$1,050,519
SVP, GC and Corporate Secretary	2014	$350,000	$325,005	$135,014	$157,500	$17,730	$132,688	$1,117,937
	2013	$79,647	$82,825	$33,712	$43,750	$0	$20,546	$260,480

Notes:

(1)                                 The number of RSUs awarded to each NEO in 2015 was calculated by dividing the compensation value (grant date fair value) of the award by the Market Price on the date of grant, which was $2.11.

(2)                                 The number of Stock Options awarded to each NEO in 2015 was calculated by dividing the compensation value of the award by the product of the market price on the date of grant, which was $2.11, and the Black-Scholes value, which was $1.00. For the purpose of calculating the Black-Scholes compensation value, the Corporation uses the discrete method for determining the dividend value as grants are awarded at a point in time. As a result, the Black-Scholes value for the March 13, 2015 grant was calculated using the following assumptions: (a) interest rate of 1.49%; (b) Share price volatility of 51.47%; (c) a dividend yield of $0.37; and (d) an option term of 10 years.

In 2015, the compensation value was the same as the accounting fair value for the Stock Options awarded.

The Black-Scholes value used for calculating the accounting fair value uses a continuous method for determining the dividend value. As a result, the Black-Scholes value used for calculating the accounting fair value was $1.00 and was calculated using the following assumptions: (a) interest rate of 1.47%; (b) Share price volatility of 51.65%; (c) a dividend yield of 1.89%; and (d) an option term of 10 years.

(3)                                 Mr. Dobson receives 100% of his equity-based compensation in the form of restricted share units. Issuing Mr. Dobson’s share-based compensation in the form of RSUs aligns with the global competitive practices for Australian international executives.

(4)                                 The Pension Value represents the notional amount of contributions allocated by the Corporation on behalf of each NEO to the ESPP. Additional information on the ESPP can be found under “Retirement Savings” on page 47 and “Pension Benefits” on page 75.

(5)                                 The following table provides details for the 2015 All Other Compensation amounts reported above.

	David Pathe	Dean Chambers	Mark Plamondon	Tim Dobson	Elvin Saruk	Ward Sellers
Life Insurance	$2,375	$2,140	$840	$4,778	$1,678	$1,788
Group RRSP	$22,430	$22,430	$23,980	$47,200	$24,930	$24,930
Health, Dental & LTD	$6,524	$6,524	$3,272	$7,397	$6,041	$6,524
Helms-Burton Allowance(i)	$150,000	$90,000	$57,000	—	$76,000	—
International Allowances(ii)	—	—	$295,766	$279,643	—	—
Provincial Health Premium	$900	$900	—	—	—	$900
Parking	—	—	—	—	$7,308	—
Perquisite Allowances	$32,000	$32,000	$32,000	$26,667	$32,000
ESOP	$2,500	$2,500	$1,029	—	—	$2,500
Taxable Benefits(iii)	$350	—	$1,639	—	—	—
Termination Benefits(iv)	—	—	$1,378,040	—	—	—
Total	$217,079	$156,494	$1,793,567	$365,685	$147,956	$68,642

Notes:

(i)            Certain NEOs have been listed under Title IV of the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996 of the United States (the “Helms Burton Act”) and have been advised by the United States Department of State that they, their spouse and minor children are inadmissible for entry into the United States. In recognition of the hardship, loss of opportunity and emotional distress suffered by such Named Executive Officers and their respective families, they receive a “Helms-Burton Allowance”. Although these allowances are not considered compensation they have been included in the table in the interest of providing full disclosure. Such allowances are not grossed-up for tax purposes.

(ii)           Mr. Plamondon was SVP Ambatovy until February 28, 2015 and during such time was eligible for certain international allowances. Mr. Dobson was appointed SVP Ambatovy March 1, 2015 and as such is eligible for certain international allowances.

(iii)          Represents the value of the taxable benefit for an executive medical for Mr. Pathe and a long-service award for Mr. Plamondon.

(iv)          Mr. Plamondon was SVP Technical Services until he left the Corporation in July 2015. The value of his severance benefits represents the full value of the accounting accrual, the maximum payable; such amount is subject to mitigation.

(6)                                 Mr. Dobson was appointed SVP, Ambatovy, effective March 1, 2015. Prior to this appointment Mr. Dobson served as Vice President, Operations at Ambatovy from his July 2014 hire date.

(7)                                 Mr. Sellers was appointed to Senior Vice President, General Counsel and Corporate Secretary on October 9, 2013.

INCENTIVE PLAN AWARDS

The compensation value of mid- and long-term incentive awards for the executives are determined annually during the February Committee and Board meetings. Recommendation and approvals of awards are as follows:

•                  President & CEO.  The Human Resources Committee, with advice from its independent advisor, recommends to the Board for approval, the compensation value for the President & CEO.

•                  Other Senior Executive Officers, including the NEOs.  The President & CEO recommends to the Human Resources Committee, for approval, the compensation value for his direct reports.

Executive Share Unit Plan

The following table provides the details of the Executive Share Unit Plan, which authorizes the granting of Restricted Share Units (“RSUs”) and Deferred Share Units (“DSUs”). DSUs have not been granted since 2004 and in 2014 they were removed from the plan document. In 2015, no changes were made to the Executive Share Unit Plan. A housekeeping amendment was made in early 2016 to clarify the double trigger required for vesting in the event of a change of control. This amendment did not require shareholder approval.

Feature	Description
Securities	Phantom share units that track the value of Shares.
Eligibility	Select employees, including executives, are eligible to receive an award.
Awards

The number of units to be granted is calculated by dividing the compensation value by the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding the grant date. The calculated number of units is rounded up to the nearest five units.

Term	RSUs are granted with a three-year term.
Dividends	The value of dividends paid on Shares is reinvested as additional share units.
Vesting	Awards have a three-year time vesting period and are subject to performance vesting conditions, if applicable.
Redemption	RSUs are redeemed by the Corporation at their vesting date for a cash payment.
Redemption Price	Equal to the volume-weighted average price of Shares on the TSX for the five trading days immediately preceding the redemption date.
Performance Factors

RSUs granted in 2013, 2014 and 2015 include a Relative Total Shareholder Return performance condition. The final number of RSUs that vest will range between 80% and 120% of the outstanding number of units on the vesting date. The percentage of the award that vests and pays out is subject to Sherritt’s relative TSR performance measured against the TSR of a combined index consisting of:

•        S&P/TSX Metals and Mining Industry Index (Bloomberg: STMETL), with a 67% weighting; and

•        S&P/TSX Oil & Gas, Exploration & Production Industry Index (Bloomberg: STOILP), with a 33% weighting.

For each 2% of Sherritt’s relative performance, 1% of units are impacted, positively or negatively resulting in a range 80% – 120% of the award vesting.

Cessation of Employment

Death or Disability. Vest immediately with a performance factor, if any, of 100%.
Retirement or Termination without Cause. Vest per normal vesting schedule.
Resignation or Termination with Cause. Awards are forfeited.

Change of Control

In the case of a change of control event where a survivor (which includes the Corporation), successor or acquiring entity (a “Successor”) exists, such Successor shall retain or assume the outstanding RSUs or substitute similar awards. If, within 24 months following the termination of the change of control event, a participant’s employment is terminated for a reason other than for just cause or resignation (other than resignation which constitutes constructive dismissal), all of the outstanding RSUs held by the participant will vest immediately upon the termination.

If the Successor does not retain, assume or substitute all of the outstanding RSUs, all of the outstanding RSUs of each affected participant will be deemed to vest immediately prior to the change of control event. In the case where only part of the Corporation is subject to the change of control event, the Change of Control provisions of the Executive Share Unit Plan will only apply to the participants employed in the affected part of the business.

Recoupment	RSUs granted since 2014 can be recouped if there is a restatement of financials which resulted from executive misconduct which led to an overpayment of incentive compensation.
Assignability	Not permitted.
Amendments

The Board may amend the Executive Share Unit Plan subject to any required regulatory or Shareholder approvals; provided a participant’s previously granted RSUs cannot be negatively affected without the participant’s consent.

Restricted Stock Plan

The following table provides the details of the Restricted Stock Plan. Restricted Stock awards have not been granted since 2012. No amendments were made to the Restricted Stock Plan in 2015.

Feature	Description
Securities	Restricted Stock is beneficially owned by the participant, including the right to vote. Restricted Stock is held in trust for the participant during the restricted period.
Eligibility	Employees designated from time to time by the Human Resources Committee. Currently employees at the Senior Vice President level and above are eligible to participate.
Calculation of Award

Awards are converted into Shares by (a) deducting a consistent notional tax amount from the intended compensation value, (b) dividing the after-tax value by the market price, and (c) rounding the calculated number of Shares to the nearest 100.

Dividends	Dividends are paid in cash to participants.
Restrictions and Performance Conditions	At the time of grant, the Human Resources Committee sets restrictions, including performance conditions, if any.
Vesting	Restricted Stock vests when any restrictions and performance conditions have been satisfied, which typically occurs three years from the date of grant.
Cessation of Employment	Death: Vest as of date of death. Retirement, Disability and Termination without Cause: Continue to vest per vesting schedule. Resignation and Termination with Cause: Forfeited.
Amendments and Variations

The Board has the authority to amend the Restricted Stock Plan, subject to any required regulatory or Shareholder approvals; provided a participant previously granted Restricted Stock cannot be negatively affected without the participant’s consent.

Stock Option Plan

The following table provides the details of the Stock Option Plan, which authorizes the granting of Stock Options with or without Tandem Stock Appreciation Rights (“TSARs”). TSARs have not been issued since March 2010. In 2015, no changes were made to the Stock Option Plan. A housekeeping amendment was made in early 2016 to clarify the double trigger required for vesting in the event of a change of control. This amendment did not require shareholder approval pursuant to the amendment provisions of the Stock Option Plan.

	Stock Options	Stock Option with TSARs
Securities	A stock option (an “Option”) entitles a holder to purchase, in the future, a Share at a price (the “exercise price”) set at the time of grant.	An Option granted with a TSAR entitles the holder to a cash payment equal to the difference between the exercise price and the purchase price.
Eligibility	Senior Vice President level and above are eligible to participate.
Awards

The number of Options granted to participants is calculated by dividing the compensation value of the award by the product of the market price on the date of grant and the Black Scholes value. The calculated number of Options and TSARs is rounded to the nearest 100.

Term

Options are typically granted with a ten-year term. The maximum term is ten years (except where the Option with or without TSAR expires during a restricted trading period, in which case, the expiry date is extended to ten days following the end of the restricted trading period).

Vesting	One-third vest and become exercisable on each of the first three anniversaries of the grant date.
Exercise

The exercise price is determined using the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding the grant date.

Upon exercise, a Share is issued from treasury.

The value of the TSAR is the difference between the exercise price and the volume-weighted average trading price of a Share on the TSX for the five trading days immediately preceding the exercise date.

Upon exercise, the related Option is cancelled and the Share underlying the cancelled Option is no longer available for issuance.

Cessation of Employment	Death or Disability. Options vest as at the date of death or disability and may be exercised within the earlier of 180 days of such date and the original expiry date.

Resignation and Termination without Cause. Vested Options and those that vest within 90 days of the termination date may be exercised. Unvested Options and vested Options that have not been exercised are cancelled 90 days from the date of termination.

Retirement. Options continue to vest as of the date of retirement and may be exercised within the earlier of 5 years from the date of retirement and the original expiry date.

Termination with Cause. Vested and unvested Options are cancelled on the date of termination.

	Stock Options	Stock Option with TSARs
Change of Control

In the case of a change of control event where a survivor (which includes the Corporation), successor or acquiring entity (a “Successor”) exists, such Successor shall retain or assume the outstanding options or substitute similar awards. If, within 24 months following the termination of the change of control event, an optionee’s employment is terminated for a reason other than for just cause or resignation (other than resignation which constitutes constructive dismissal), all options held by the optionee will vest immediately upon the termination.

If the Successor does not retain, assume or substitute all of the outstanding options, such options will be deemed to vest immediately prior to the change of control event. In the case where only part of the Corporation is subject to the change of control event, the Change of Control provisions of the Stock Option Plan will only apply to optionees employed in the affected part of the business.

Recoupment	Options granted since in 2014 can be recouped if there is a restatement of financials which resulted from executive misconduct which resulted in an over payment of incentive compensation.
Assignability	Options are not assignable.
Limitations	The Stock Option Plan places certain limitations on grants and terms of Options with or without TSARs These include:
• The exercise price must not be lower than the market price of the Shares at the date of grant;

•        The total number of Shares issued or issuable to any one person under the Stock Option Plan, together with all other security based compensation arrangements of the Corporation, shall not exceed 5% of the Corporation’s issued and outstanding securities;

•        The total number of Shares (a) issued to insiders of the Corporation within a one year period; and (b) issuable to insiders of the Corporation at any time under the Stock Option Plan, together with all other security based compensation arrangements of the Corporation, shall not exceed 10% of the Corporation’s issued and outstanding securities;

• The exercise of Options with or without TSARs is subject to the Corporation’s Insider Trading Policy.
Amendments and Variations	The Board or the Human Resources Committee may amend the terms of an Option in compliance with the Stock Option Plan.

The Board may amend the Stock Option Plan subject to required regulatory or Shareholder approvals; provided a participant’s previously granted options cannot be negatively affected without the participant’s consent.(1)(2)

Notes:

(1)                                 The Human Resources Committee may make certain types of amendments to the Stock Option Plan without seeking Shareholder approval, including amongst other things; (i) amendments of an administrative nature; (ii) amendments to the vesting provisions of the Stock Option Plan or any Option; (iii) amendments to the Stock Option Plan to comply with tax laws; (iv) amendments to termination provisions not providing an extension beyond the original expiry date, or a date beyond a permitted automatic extension in the case of an Option expiring during a blackout period; and (v) amendments providing for or modifying or deleting a cashless exercise feature, payable in cash or Shares and providing for a full deduction of underlying Shares from the Stock Option reserve.

(2)                                 Shareholder approval is required for the following types of amendments to the Stock Option Plan, including amongst other things: (i) amendments to the number of Shares issuable under the Stock Option Plan; (ii) amendments reducing the exercise price or purchase price of an Option; (iii) amendments to termination provisions providing an extension beyond the original expiry date, or a date beyond a permitted automatic extension in the case of an Option expiring during a blackout period; (iv) amendments to the eligibility requirements which could increase insider participation; and (v) amendments to permit options to be transferable or assignable other than for normal estate settlement purposes.

Outstanding Option-Based and Share-Based Awards

The following table provides information concerning all unexercised Option-based awards and non-vested Share-based awards outstanding as of December 31, 2015 that were granted to the NEOs on or before December 31, 2015.

	Option-Based Awards				Share-Based Awards
Name	# of Shares Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In-The-Money Options(1) ($)	# of Share-Based Awards that Have Not Vested (#)		Market or Payout Value of Share-Based Awards that Have Not Vested(2) ($)
David Pathe	15,000	14.91	4 Jul 17	Nil
	25,000	15.02	17 Jun 18	Nil
	25,000	3.69	12 Nov 18	Nil
	155,000	5.16	16 Jun 19	Nil
	103,463	8.33	22 Mar 20	Nil
	70,300	9.10	4 Mar 21	Nil
	199,200	6.04	2 Mar 22	Nil
	319,100	5.14	11 Mar 23	Nil
	516,129	3.00	3 Mar 24	Nil
	875,000	2.11	13 Mar 25	Nil
					27,000		19,710
					124,497	(3)	90,883
					272,345	(3)	198,812
					418,781	(3)	305,710
	2,303,163			Nil	842,623		615,115
Dean Chambers	40,000	14.91	4 Jul 17	Nil
	50,000	15.02	17 Jun 18	Nil
	155,000	5.16	16 Jun 19	Nil
	103,463	8.33	22 Mar 20	Nil
	70,300	9.10	4 Mar 21	Nil
	87,900	6.04	2 Mar 22	Nil
	138,300	5.14	11 Mar 23	Nil
	167,700	3.00	3 Mar 24	Nil
	260,000	2.11	13 Mar 25	Nil
					70,548	(3)	51,500
					115,747	(3)	84,495
					162,727	(3)	118,791
	1,072,663			Nil	349,022		254,786
Mark Plamondon(4)					72,622	(3)	53,014
					119,153	(3)	86,982
					167,514	(3)	122,285
	Nil			Nil	359,289		262,281
Tim Dobson					232,124	(3)	169,451
	N/A			N/A	232,124		169,451

	Option-Based Awards				Share-Based Awards
Name	# of Shares Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiry Date	Value of Unexercised In-The-Money Options(1) ($)	# of Share-Based Awards that Have Not Vested (#)		Market or Payout Value of Share-Based Awards that Have Not Vested(2) ($)
Elvin Saruk	40,000	10.34	2 Mar 16	Nil
	50,000	14.91	4 Jul 17	Nil
	50,000	15.02	17 Jun 18	Nil
	155,000	5.16	16 Jun 19	Nil
	103,463	8.33	22 Mar 20	Nil
	70,300	9.10	4 Mar 21	Nil
	52,700	6.04	2 Mar 22	Nil
	71,800	5.14	11 Mar 23	Nil
	87,100	3.00	3 Mar 24	Nil
	135,000	2.11	13 Mar 25	Nil
					72,622	(3)	53,014
					119,153	(3)	86,982
					167,514	(3)	122,285
	815,363			Nil	359,289		262,281
Ward Sellers	30,100	3.70	6 Jan 24	Nil
	87,100	3.00	3 Mar 24	Nil
	150,000	2.11	13 Mar 25	Nil
					22,861	(3)
					110,640	(3)
					167,514	(3)
	267,200			Nil	301,015		219,741

Notes:

(1)         The “Value of Unexercised In-The-Money Options” is calculated by multiplying the difference between the Option exercise price and the closing price of Shares on the TSX on December 31, 2015, which was $0.73, by the number of outstanding Stock Options (both vested and unvested). Where the difference was negative, the Stock Options are not in-the-money and no value is reported. Any actual payments resulting from the exercise of Stock Options under the Stock Option Plan are calculated by multiplying the difference between the Stock Option exercise price and the volume-weighted average trading price of a Share on the TSX for the five (5) trading days preceding the exercise date, by the number of outstanding Options.

(2)         The market value of the share-based awards is calculated by multiplying the number of unvested share-based awards by the closing price of Shares on the TSX on December 31, 2015, which was $0.73.

(3)         Represents 100% of outstanding RSUs. The final number of RSUs that vest will vary from 80% to 120% of the number of RSUs originally awarded plus dividend equivalents reinvested, if applicable. See — Executive Share Unit Plan — above for details of the performance conditions that will be applied at vesting.

(4)         Mr. Plamondon’s stock options expired on October 11, 2015 in accordance with the terms and conditions of the awards.

Value Vested or Earned During the Year

The following table provides information concerning: (i) the aggregate dollar value that would have been realized by the NEOs if their option-based awards that vested during 2015 had been exercised on the vesting date; (ii) the aggregate dollar value that would have been realized by the NEOs if the their share-based awards that vested during 2015 had been paid out on the vesting date; and (iii) the aggregate dollar value of all non-equity incentive plan compensation earned by the NEO during 2015.

Name	Option-Based Awards Value Vested During the Year(1) ($)	Share-Based Awards Value Vested During the Year(2) ($)	Non-Equity Incentive Plan Compensation Value Earned During the Year ($)
David Pathe	Nil	76,104	412,500
Dean Chambers	Nil	74,844	157,500
Mark Plamondon	Nil	72,576	Nil
Tim Dobson	N/A	Nil	130,000
Elvin Saruk	Nil	72,576	114,000
Ward Sellers	Nil	Nil	93,800

Notes:

(1)         Messrs. Pathe, Chambers, Plamondon, Saruk and Sellers had Stock Options that vested during 2015. The value of these securities is calculated by multiplying (a) the number of Stock Options that vested during the year by (b) the difference between the exercise price of each such Option and the closing price of the Shares on the TSX on the vesting date for such Option. If the vesting date was not a trading day, the closing price on the first trading day immediately following the vesting date was used. Where the difference was negative, the Stock Options are not in-the-money and no value is reported.

(2)         Messrs. Pathe, Chambers, Plamondon, and Saruk had Restricted Stock awards that vested on March 2, 2015. The value of these awards were calculated by multiplying (a) the number of Restricted Stock that vested during the year by (b) the closing price of Shares on the TSX on the vesting date for the award which was $2.52.

Executive Share Ownership Requirements

In 2009, the Corporation established share ownership requirements for the senior executive officers of the Corporation (“Executive SOR”) which are designed to align the interests of executives with the interests of Shareholders. The Executive SOR can be satisfied with Shares, Restricted Stock and RSUs held by executives (the “Executive SOR Holdings”). The Executive SOR is a multiple of each executive’s base salary, with the President & CEO required to maintain 3 times his base salary and each of the Executive Vice Presidents and Senior Vice Presidents required to maintain 1 times his or her base salary. Executives have five years from the later of (i) the date the policy was introduced; or (ii) the date they were appointed to a position with a new Executive SOR level to meet their Executive SOR requirement.

The table below provides the Executive SOR Holdings for each NEO as of December 31, 2015.

	Executive SOR		Executive SOR Holdings(1)
Name	Multiple of Base Salary	Total ($)	Common Shares ($)	Restricted Share Units ($)	Restricted Stock ($)	Total Ownership ($)	Total Ownership Multiple	Minimum Ownership Met
David Pathe	3	2,475,000	821,733	1,861,757	133,920	2,817,410	3.4	Yes
Dean Chambers	1	450,000	946,618	835,458	0	1,657,191	3.7	Yes
Tim Dobson(2)	1	400,000	0	391,688	0	391,688	0.98	In process
Elvin Saruk	1	380,000	655,230	860,042	0	1,515,272	4.0	Yes
Ward Sellers	1	375,000	35,775	615,245	0	651,120	1.7	Yes

Notes:

(1)         Executive SOR Holdings were calculated using the number of Shares, Restricted Stock and RSUs held as at December 31, 2015 multiplied by the greater of (a) the grant or purchase price and (b) the closing price on the TSX on December 31, 2015 ($0.73). Assumes 80% of the RSUs granted to NEOs will vest. The final number of RSUs that vest will vary from 80% to 120% depending on the Corporation’s relative total shareholder return performance over the vesting period. See — Executive Share Unit Plan — for details on page 67. The total number of Shares includes Shares subject to vesting under the terms of the ESOP.

(2)         Mr. Dobson has until May 2020 to satisfy this requirement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets out information with respect to the stock compensation plans of the Corporation under which equity securities of the Corporation are authorized for issuance to employees or former employees, in exchange for consideration in the form of goods or services. Information in the table below is given as at December 31, 2015.

Plan Category	Securities to be Issued Upon Exercise of Outstanding Stock Options	% of Shares Outstanding	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)	% Shares Outstanding	Total Securities Outstanding & Available for Future Issuance	% of Shares Outstanding
Stock Option Plan approved by securityholders(1)	6,149,349	2.09%	$5.80	5,135,655	1.75%	11,285,004	3.84%
Share Purchase Plan approved by securityholders(3)	N/A	N/A	N/A	598,520	0.20%	598,520	0.20%
Equity compensation plans not approved by securityholders	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	6,149,349	2.09%	$5.80	5,734,175	1.95%	11,8883,524	4.04%

Notes:

(1)             Represents Shares issuable under the Corporation’s Stock Option Plan. The Stock Option Plan was established in 1995 following the creation of the Corporation and before the Shares were distributed to the public. The Stock Option Plan was amended in 2005, 2007, 2010 and 2014.

(2)             The Corporation is authorized to issue up to 17,500,000 Shares under the terms of the Stock Option Plan. The number of Shares available for future issuance under the Plan includes Shares that have not previously been reserved for a Stock Option grant and Shares underlying unexercised Stock Options that have expired or were terminated.

(3)             The Corporation is authorized to issue up to 3,300,000 Shares under the Share Purchase Plan. As of December 31, 2015, 2,701,480 Shares had been issued under the Plan.

Stock Option Plan Overhang, Dilution and Burn-Rate

The following table sets out information with respect to the overhang, dilution and burn-rate calculations for the Stock Option Plan as at December 31, 2015.

	Description	Percentage
Overhang	The total number of Shares reserved for issuance under the Stock Option Plan plus the number of Stock Options and TSARs outstanding, divided by the number of total Shares outstanding.	3.8%
Dilution	The number of Stock Options and TSARs outstanding, divided by the number of total Shares outstanding.	2.1%
Burn-rate	The total number of Stock Options issued in 2015 divided by the number of total Shares outstanding.	0.7%

PENSION BENEFITS

No changes were made to the retirement savings program in 2015. Retirement savings contributions made on behalf of the executive is outlined in the table below.

Executive Level	Contribution (% of Base Salary)
CEO	12%
EVP	12%
SVP	12%

Contributions made on behalf of the executive are directed to a group retirement savings plan and such amounts are reported as an element of All Other Compensation in the Summary Compensation Table on page 65. For Canadian residents such contributions continue until the annual maximum RRSP contribution limit is reached. The remaining contributions are notionally directed to the executive’s ESPP account. Non-Canadian residents have the full value of their retirement savings contributions directed to an international retirement savings plan.

The following table sets forth details of the ESPP accounts for each of the NEOs, the proceeds of which are payable to NEOs upon cessation of their employment.

	Accumulated Value at Start of the Year ($)	Compensatory(1) ($)	Non- Compensatory(2) ($)	Accumulated Value at Year End ($)
David Pathe	333,850	74,320	3,697	411,867
Dean Chambers	381,883	31,570	23,259	436,711
Mark Plamondon(3)	247,456	0	13,248	0
Elvin Saruk	407,474	20,670	5,605	433,749
Ward Sellers	18,033	19,320	1,250	38,603

Notes:

(1)                                 Compensatory changes represent the notional amount contributed in 2015 to each NEO’s ESPP account.

(2)                                 Non-compensatory changes represent the notional investment earnings or losses accrued on each NEO’s ESPP account.

(3)                                 Mr. Plamondon’s balance of $260,703.90 was paid to him at termination, none of which was compensatory in 2015.

(4)                                 Mr. Dobson does not participate in the ESPP, as a non-Canadian resident he is not eligible to do so. 100% of his retirement savings are directed to an international retirement savings plan.

TERMINATION AND CHANGE OF CONTROL BENEFITS

Employment Agreements and Termination Arrangements

Employment agreements are in place with Mr. Pathe and Mr. Sellers. For Messrs. Chambers, Dobson and Saruk, any severance entitlements are in accordance with statutory requirements and common law.

The following table summarizes the details of termination arrangements outlined in Mr. Pathe’s and Mr. Sellers’ employment agreements.

	Mr. Pathe	Mr. Sellers
Base Salary	24 months	18 months
STI	2x the average of the prior two years’ payment value; plus a pro-rata annual incentive for the year of termination.	1.5x the greater of (a) 75% of target for current year and (b) actual award for prior year (not to exceed 100% of target).
Mid- and long-term incentives	Pursuant to the terms of the applicable plan for awards previously received.	Pursuant to the terms of the applicable plan for awards previously received
Benefits and perquisites	24 months	18 months

Change of Control

Upon appointment to the SVP level or above, change of control agreements have been entered into with each executive. Accordingly, change of control agreements exist for each of Messrs. Pathe, Chambers, Plamondon, Dobson, Saruk and Sellers. Under the terms of these agreements, if the executive’s employment is terminated without cause or if they resign for good reason (as defined in the change of control agreement) within 24 months of a change of control or prior to a change of control at the request of an acquirer, the executive is entitled to certain benefits.

For purposes of these agreements, change of control is defined as:

(1)                                 the acquisition (directly or indirectly) by any person or a combination of persons acting jointly or in concert (other than an entity or entities that were, immediately prior to such acquisition, affiliates of the Corporation) of more than 50% of the voting securities of the Corporation;

(2)                                 fifty percent or more of the issued and outstanding voting securities of the Corporation become subject to a voting trust other than a voting trust controlled by any entity or entities that were, immediately prior to such disposition, affiliates of the Corporation;

(3)                                 a majority of the directors of the Corporation are removed from office or fail to be re-elected at any annual or special meeting of Shareholders, or a majority of the directors resign from office over a period of 60 days or less, and the vacancies created thereby are not filled by appointments made by the remaining members of the Board;

(4)                                 the disposition of all or substantially all of the assets of the Corporation other than to an entity or entities that were, immediately prior to such disposition, affiliates of the Corporation;

(5)                                 where applicable, the disposition of all or substantially all of the assets of a division of the Corporation in which the Executive is employed other than to an entity or entities that were, immediately prior to such disposition, affiliates of the Corporation;

(6)                                 any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of the Corporation;

(7)                                 the Corporation amalgamates with one or more entities other than any entity or entities that were, immediately prior to such amalgamation, affiliates of the Corporation, if the result of such amalgamation is that persons who were formerly Shareholders of the Corporation immediately prior to such amalgamation hold less than a majority of the voting securities of the amalgamated entity;

(8)                                 the Corporation enters into any transaction or arrangement which would have the same or similar effect as any of the transactions referred to in the foregoing paragraphs; or

(9)                                 any person (other than the executive or any of his associates) makes a bona fide take-over bid for the Shares of the Corporation that, if successful, would result in a change of control of the Corporation as defined in paragraph 1 above.

The treatment of Share-based compensation awards upon a change of control is governed by:

•                  the terms of our various compensation plans and is described below for a change of control without a termination;

•                  the terms of the change of control agreement for change of control with a termination.

The following table summarizes the compensation that would be paid to the NEO in a change of control with and without termination.

	Change of Control without Termination	Double Trigger Change of Control with Termination
Severance	None	Lump sum payment equal to the sum of:
• two times base salary at date of termination;
• two times annual incentive at target performance;
• 24 months of retirement savings contributions;
• 24 months of perquisite allowance; and
• 24 months of benefit premiums.

Options with or without TSARs	Options granted after 2014: Continue to vest and become exercisable per normal schedule. Options granted 2014 and earlier: Immediately vest.	Immediately vest and become exercisable for a period of 12 months from the termination date.

RSUs	Continue to vest per normal vesting schedule.	Vest and become payable upon termination. Performance conditions, if any, will be deemed to have been met at target performance (100%).

Restricted Stock	The Board has the discretion to provide that some or all of the Restricted Stock held by the participant vests on or within a specified period prior to or following the change of control.	Vest and unrestricted ownership is transferred to participant.

Helms-Burton Allowance	Not impacted.	Continues until the NEO is removed from the Title IV list.

Notes:

(1)                                 The change of control agreements do not include any non-compete or non-solicitation provisions.

(2)                                 The NEO is expected to take necessary action to be removed from the Title IV list, and provided with reasonable assistance as may be necessary.

Calculation of Incremental Amounts

The incremental amounts payable to each of the NEOs under various termination scenarios are set out in the table below. The estimated incremental amounts include the amounts described in the Termination and Change of Control tables set out above, as well as other amounts payable in accordance with the Corporation’s incentive plans. The actual amount that an NEO will receive under each termination of employment scenario depends on actual circumstances at time of termination. As there are many factors that would affect the nature of the amount of any benefit provided to the NEO as a result of a termination of employment, actual amounts may be higher or lower than what is described below. The following assumptions have been made for purposes of calculating the incremental benefit for each NEO:

•                  Termination date of December 31, 2015;

•                  Closing Share price as at December 31, 2015, which was $0.73;

•                  As all the unvested Stock Options which would vest are not-in-the money at December 31, 2015, there is no incremental benefit;

•                  For retirement, termination without cause and change of control with termination, three months of Helms-Burton Allowance; and

•                  The incremental amount for termination without cause does not include amounts that may be payable under common law to Messrs. Chambers, Dobson and Saruk. The incremental amounts for each of Messrs. Pathe and Sellers for a termination without cause are determined in accordance with their respective employment agreements.

	David Pathe	Dean Chambers	Tim Dobson	Elvin Saruk	Ward Sellers
Resignation	Nil	Nil	Nil	Nil	Nil
Retirement	$722,609	$277,286	$169,451	$281,281	$219,741
Termination with Cause	Nil	Nil	Nil	Nil	Nil
Termination without Cause	$3,654,206	$277,286	$169,451	$281,281	$1,080,309
Change of Control without Termination	Nil	Nil	Nil	Nil	Nil
Change of Control with Termination without Cause	$4,304,206	$1,998,415	$1,673,801	$1,667,918	$1,517,165

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Other than routine indebtedness as defined under Canadian securities laws, none of the executive offices, directors, employees and former executive officers, directors and employees of the Corporation or any of its subsidiaries have been indebted to the Corporation at any time since the beginning of the last completed financial year of the Corporation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED ON

To the knowledge of the Corporation, no person who has been a director or executive officer of the Corporation at any time since the beginning of its last completed financial year, no proposed nominee for director of the Corporation nor any associate or affiliate of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities of otherwise, in any matter to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of the Corporation, no informed person of the Corporation, proposed director, or any associate or affiliate of any informed person or proposed director has a material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or its subsidiaries.

DIRECTORS’ AND OFFICERS’ INSURANCE

Directors’ and officers’ liability insurance with an annual aggregate policy limit of $75,000,000, subject to a $500,000 deductible per wrongful act, has been purchased at the Corporation’s expense for the protection of the Corporation and all directors and officers of the Corporation and its present subsidiaries and joint venture companies. The annual premium paid by the Corporation for such insurance is currently $472,422. In addition, directors of the Corporation have supplementary directors’ and officers’ liability coverage with an annual aggregate policy limit of $20,000,000, which has been purchased at the Corporation’s expense. The annual premium paid by the Corporation for such insurance is currently $60,000. All policies contain standard industry exclusions.

ADDITIONAL INFORMATION

Financial information for the financial year ended December 31, 2015 is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis of the audited consolidated financial statements for the year ended December 31, 2015 (the “MD&A”). Shareholders who wish to be added to the mailing list for the annual and interim financial statements and MD&A should contact the Corporation at 181 Bay St., 26th Floor, Toronto, Ontario M5J 2T3; Attention: Corporate Secretary.

Copies of the Corporation’s 2015 AIF, together with one copy of any document, or the pertinent pages of any document, incorporated by reference in the 2015 AIF, the Corporation’s most recently filed comparative annual financial statements, together with the accompanying report of the auditor, and any interim financial statements of the Corporation that have been filed for any period after the end of the Corporation’s most recently completed financial year, and this Circular are available, upon request, from the Corporate Secretary of the Corporation, without charge, to Shareholders.

The 2015 financial statements and MD&A, the 2015 AIF and other information relating to the Corporation are also available on SEDAR at www.sedar.com.

DIRECTORS’ APPROVAL

The contents of this Circular and its sending to Shareholders have been approved by the directors of the Corporation.

By Order of the Board of Directors

“David Pathe”

David Pathe
President and Chief Executive Officer

Toronto, Ontario
April 6, 2016

SCHEDULE “A”

SHERRITT INTERNATIONAL CORPORATION

MANDATE OF THE BOARD OF DIRECTORS

1.                                      GENERAL

The Board of Directors (the “Board”) is responsible for overseeing the management of the business and affairs of Sherritt International Corporation (the “Corporation”) according to lawful and ethical standards and in accordance with the Corporation’s viability as a going concern.

The Board has the power to delegate its authority and duties to committees of the Board as it determines appropriate, as permitted by applicable law. Board committees are accountable to the Board, which at all times retains its oversight function and ultimate responsibility for all delegated responsibilities.

2.                                      BOARD DUTIES AND RESPONSIBILITIES

Directors and Senior Management

•                  Appoint the Chairman, the President and CEO and other senior officers and, as permitted by applicable law, delegate to senior management responsibility for the Corporation’s day-to-day operations.

•                  With the assistance of the Nominating and Corporate Governance Committee, evaluate the performance of the Chairman against the position description developed by the Board.

•                  With the assistance of the Human Resources Committee, evaluate the performance of the President and CEO against the position description developed by the Board.

•                  With the assistance of the Nominating and Corporate Governance Committee, ensure that management maintains a process that adequately provides for succession planning of senior management.

Ethical Leadership

•                  Foster an ethical corporate environment and ensure that the President and CEO and other senior officers manage the business and affairs of the Corporation in an ethical and legal manner and exhibit ethical leadership throughout the Corporation.

Strategic Direction and Risk Assessment

•                  With the assistance of the applicable Board committee, assess and approve management’s strategic plan and review and approve annual business plans developed and proposed by management. The Board will:

•                  provide advice and input regarding strategic opportunities, issues and circumstances which could threaten the Corporation’s viability as a going concern;

•                  approve business and operational policies within which management will operate in relation to capital expenditures, acquisitions and dispositions, disclosure and communications, finance and investment, risk management and human resources;

•                  set annual corporate and management performance targets consistent with the Corporation’s strategic plan;

•                  review and discuss with management the process used by management to assess and manage risk, including the identification by management of the principal risks of the Corporation’s business and the implementation by management of appropriate systems to deal with such risks; and

•                  confirm that processes are in place to address and comply with applicable legal, regulatory, corporate, securities and other compliance matters.

Financial Reporting and Management

•                  The Board will approve annual operating and capital budgets.

•                  With the assistance of the Audit Committee, the Board will:

•                  review and oversee the integrity of the Corporation with respect to its compliance with applicable audit, accounting and financial reporting requirements;

•                  oversee the integrity of the Corporation’s disclosure controls and procedures and internal controls over financial reporting, and management information systems;

•                  review operating and financial performance results relative to established strategies, plans, budgets and objectives; and

•                  approve the Corporation’s annual financial statements and related management’s discussion and analysis and earnings press releases.

Disclosure, Communications and Insider Trading

•                  With the assistance of the Nominating and Corporate Governance Committee, satisfy itself that appropriate policies and procedures are in place regarding public disclosure, communications and restricted trading by insiders.

Corporate Governance

•                  With the assistance of the Nominating and Corporate Governance Committee, the Board will:

•                  ensure that there exists an appropriate system of corporate governance, including practices to facilitate the Board’s independence;

•                  ensure that the necessary Board committees are in place and approve: (i) any changes to their respective mandates; (ii) the mandate of any new committee; and (iii) the authority delegated to each committee;

•                  ensure that there exists appropriate processes for the annual evaluation of Board and committee effectiveness and the contributions of individual directors; and

•                  approve the nomination of directors.

Compensation of Senior Officers and Directors

•                  With the assistance of the Human Resources Committee, the Board will:

•                  approve the compensation of the President and CEO and senior management reporting directly to the President and CEO, as well as compensation policies for the President and CEO and other senior officers;

•                  approve the compensation of directors, including the Chairman; and

•                  approve any equity-based compensation plans for eligible directors, officers and other employees of the Corporation.

Environment, Health, Safety and Sustainability

•                  With the assistance of the Environment, Health, Safety and Sustainability Committee, the Board will:

•                  monitor the scope of environment, health and safety, security and sustainability risks to the Corporation’s operations and future growth and ensure the adequacy and effectiveness of the Corporation’s management systems and controls to mitigate these risks and attendant liabilities;

•                  ensure compliance with legal and regulatory requirements and any voluntary commitments the Corporation has made related to environment, health and safety, security and sustainability with a focus on continuous improvement and ensuring consistent practice across the Corporation and its divisions;

3.                                      DIRECTOR DUTIES AND RESPONSIBILITIES

•                  Each director must act honestly and in good faith with a view to the best interests of the Corporation and its shareholders by exercising the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In order to fulfill this responsibility, each director is expected to:

•                  participate with management in assessing strategic and business plans;

•                  develop and maintain a thorough understanding of the Corporation’s operational and financial objectives, financial position and performance and the performance of the Corporation relative to its principal competitors;

•                  participate in each meeting, including seeking clarification from management and outside advisors where necessary to fully understand the issues under consideration;

•                  disclose any personal interests that conflict with, or may appear to conflict with, the interests of the Corporation; and

•                  engage in continuing education programs for directors, as appropriate.

4.                                      BOARD COMPOSITION

•                  With the assistance of the Nominating and Corporate Governance Committee, determine the size and composition of the Board, Board member qualifications and Board member independence to ensure that a majority of directors qualify as independent directors as determined under applicable Canadian securities laws.

5.                                      CHAIRMAN OF THE BOARD

The Chairman is responsible for ensuring that the Board operates independently of management and that directors have an independent leadership contact.

Specific Roles and Responsibilities

•                  The Chairman will:

•                  chair meetings of the directors and assume such other responsibilities which the directors as a whole may designate from time to time;

•                  ensure that directors have adequate opportunities to meet without management present;

•                  communicate to senior management as appropriate the results of private discussions among directors;

•                  monitor compliance with the Corporation’s governance policies; and

•                  meet annually with each director to obtain insight as to areas where the Board and its committees could be operating more effectively.

Please refer to the Corporation’s document entitled “Chairman’s Terms of Reference”, attached as Appendix “A” for additional responsibilities of the Chairman.

6.                                      BOARD MEETINGS

•                  Board meetings are scheduled in advance and are held not less than quarterly.

•                  In addition to regularly scheduled Board meetings, additional Board meetings may be called upon proper notice at any time to address specific needs of the Corporation.

•                  An in-camera session will be held at each regularly scheduled Board meeting.

•                  The Board may also take action from time to time by unanimous written consent.

•                  A Board meeting may be called by the Chairman or any director.

(Revised February 2016)

APPENDIX “A”

CHAIRMAN’S TERMS OF REFERENCE

The principal role of the Chairman of the Board of Directors (“Board”) of Sherritt International Corporation (the “Corporation”) is to provide leadership to the Board. The Chairman is responsible for effectively managing the affairs of the Board and ensuring that the Board is properly organized and that it functions efficiently and independent of management. The Chairman also advises the President and Chief Executive Officer in all matters concerning the interests of the Corporation, the Board and the relationships between management and the Board.

More specifically, the Chairman shall:

A.       Strategy

1.                                      Provide leadership to enable the Board to act effectively in carrying out its duties and responsibilities as described in the Mandate of the Board and as otherwise may be appropriate.

2.                                      Work with the Board, the President and Chief Executive Officer and other management to monitor progress on the Corporation’s business plans, annual budgets, policy implementation and succession planning.

3.                                      Assist the President and Chief Executive Officer in presenting the corporate vision and strategies to the Board, large shareholders, partners and the outside world.

B.       Advisor to President and Chief Executive Officer

4.                                      Provide advice, counsel and mentorship to the incumbent President and Chief Executive Officer.

5.                                      In consultation with the President and Chief Executive Officer, ensure that there is an effective relationship between management personnel and the members of the Board.

C.       Board Structure and Management

6.                                      Preside over Board meetings and annual and special meetings of shareholders.

7.                                      Provide advice, counsel and mentorship to fellow members of the Board.

8.                                      Execute the responsibilities of a company director according to the lawful and ethical standards and in accordance with the Corporation’s policies.

9.                                      Take a leading role in determining the composition of the Board and its committees to achieve maximum effectiveness.

10.                               In consultation with the President and Chief Executive Officer, the Corporate Secretary and the chairs of the Board committees, as appropriate, determine the frequency, dates and locations of meetings of the Board, of Board committees and of the shareholders.

11.                               In consultation with the President and Chief Executive Officer and the Corporate Secretary, review the annual work plan and the meeting agendas to ensure all required business is brought before the Board to enable it to efficiently carry out its duties and responsibilities.

12.                               Ensure the proper flow of information to the Board and review, with the President and Chief Executive Officer and Corporate Secretary, the adequacy and timing of materials in support of management personnel’s proposals.

D.       Compensation Matters and Succession Planning

In conjunction with the Human Resources Committee:

13.                               Recommend compensation awards for President and Chief Executive Officer and be available to advise the Board on general compensation matters.

14.                               Advise the Board on performance of the President and Chief Executive Officer and succession planning of the President and Chief Executive Officer.

15.                               In conjunction with the President and Chief Executive Officer, develop executive succession planning options to support the Corporation’s strategies and to capitalize on opportunities for growth and/or acquisition.

SCHEDULE “B”

CONTINUANCE RESOLUTION

RESOLVED AS A SPECIAL RESOLUTION THAT:

1.                                      The Corporation make application to the Director (the “CBCA Director”) appointed under the Canada Business Corporations Act (the “CBCA”) for a certificate of continuance continuing the Corporation as a corporation to which the CBCA applies and in connection therewith make application to the Director (the “OBCA Director”) appointed under the Ontario Business Corporations Act (the “OBCA”) for authorization to apply for a certificate of continuance under the CBCA and for a certificate of discontinuance under the OBCA.

2.                                      The articles of continuance of the Corporation shall be in the form attached as Schedule “C” to the Management Information Circular of the Corporation dated April 6, 2016 (the “Circular”), with such technical amendments, deletions or alterations as may be considered necessary or advisable by any officer of the Corporation in order to ensure compliance with the provisions of CBCA, as the same may be amended, and the requirements of the CBCA Director thereunder.

3.                                      Subject to the issuance of such certificate of continuance by the CBCA Director and the OBCA Director providing a certificate of discontinuance, and without affecting the validity of the incorporation or existence of the corporation by and under its articles or of any act done thereunder, the Corporation is authorized to approve and adopt, in substitution for the existing articles of the Corporation, the articles of continuance attached as Schedule “C” to the Circular, with any amendments, deletions or alterations made pursuant to paragraph 2.

4.                                      The Board of Directors of the Corporation is authorized, in its sole discretion, to abandon the application for a certificate of continuance continuing the Corporation as a corporation to which the CBCA applies, or determine not to proceed with the continuance, without further approval of the shareholders of the Corporation any time prior to the endorsement by the CBCA Director of a certificate of continuance.

5.                                      Any officer or director of the Corporation is authorized, for and on behalf of the Corporation, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby including, without limitation, the execution and filing of articles of continuance and any forms prescribed or contemplated by the CBCA with the CBCA Director and the filing with the OBCA Director of an application to continue in another jurisdiction and evidence of the continuation under CBCA and delivery of such documents or instruments and the taking of any such actions necessary for the OBCA Director to issue a certificate of discontinuance under the OBCA.

B-1

SCHEDULE “C”

Canada Business Corporations Act (CBCA)

FORM 11

ARTICLES OF CONTINUANCE (Section 187)

1 - Corporate name

Sherritt International Corporation

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue an unlimited number of common shares.

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes)

Minimum number 3	Maximum number 15

6 - Restrictions, if any, on the business the corporation may carry on

None

7 - (1) If change of name effected, previous name

(2) Details of incorporation

Amalgamated under the Business Corporation Act (Ontario) on December 1, 2010.

8 - Other provisions, if any

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

9 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA.

Print name	Signature
David Pathe

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3247E (2013/07)

C-1

SCHEDULE “D”

Excerpt of Section 185 of the OBCA

Rights of dissenting shareholders

185.                        (1)           Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)                                 amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)                                 amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)                                  amalgamate with another corporation under sections 175 and 176;

(d)                                 be continued under the laws of another jurisdiction under section 181; or

(e)                                  sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

(2)                                 If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)                                 clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)                                 subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

(2.1)                       The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c. 34, Sched. B, s. 35.

Exception

(3)                                 A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)                                 amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)                                 deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder’s right to be paid fair value

(4)                                 In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

(5)                                 A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

(6)                                 A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

Idem

(7)                                 The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

(8)                                 The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

(9)                                 A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

(10)                          A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)                                 the shareholder’s name and address;

(b)                                 the number and class of shares in respect of which the shareholder dissents; and

(c)                                  a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

(11)                          Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates, if any, representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11); 2011, c. 1, Sched. 2, s. 1 (9).

Idem

(12)                          A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

(13)                          A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

(14)                          On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)                                 the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)                                 the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)                                  the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10). R.S.O. 1990, c. B.16, s. 185 (14); 2011, c. 1, Sched. 2, s. 1 (10).

Same

(14.1)                A dissenting shareholder whose rights are reinstated under subsection (14) is entitled, upon presentation and surrender to the corporation or its transfer agent of any share certificate that has been endorsed in accordance with subsection (13),

(a)                                 to be issued, without payment of any fee, a new certificate representing the same number, class and series of shares as the certificate so surrendered; or

(b)                                 if a resolution is passed by the directors under subsection 54 (2) with respect to that class and series of shares,

(i)                                     to be issued the same number, class and series of uncertificated shares as represented by the certificate so surrendered, and

(ii)                                  to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

Same

(14.2)                A dissenting shareholder whose rights are reinstated under subsection (14) and who held uncertificated shares at the time of sending a notice to the corporation under subsection (10) is entitled,

(a)                                 to be issued the same number, class and series of uncertificated shares as those held by the dissenting shareholder at the time of sending the notice under subsection (10); and

(b)                                 to be sent the notice referred to in subsection 54 (3). 2011, c. 1, Sched. 2, s. 1 (11).

Offer to pay

(15)                          A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)                                 a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)                                 if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

(16)                          Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

(17)                          Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

(18)                          Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (18).

Idem

(19)                          If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

(20)                          A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185 (20).

Costs

(21)                          If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

(22)                          Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)                                 has sent to the corporation the notice referred to in subsection (10); and

(b)                                 has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

(23)                          All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

Idem

(24)                          Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

(25)                          The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

(26)                          The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

(27)                          The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

(28)                          Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

(29)                          Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)                                 withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)                                 retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

(30)                          A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)                                 the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)                                 the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

(31)                          Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

(32)                          The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).

SCHEDULE “E”

CONFIRMATION OF BY-LAW NO. 1

RESOLVED THAT:

1.                                      Effective upon the issuance of a certificate of continuance to the Corporation by the Director under the Canada Business Corporations Act, a new By-law No. 1, being a by-law relating generally to the transaction of the business and affairs of the Corporation, in the form attached as Schedule “F” to the Management Information Circular dated April 6, 2016, and providing for the repeal of the existing By-law No. 1 and By-law No. 2 of the Corporation is confirmed as a by-law of the Corporation.

2.                                      Any director or officer of the Corporation is authorized to do all such things and execute all instruments and documents on behalf of the Corporation as such director or officer, in such director’s or officer’s sole discretion, considers necessary or desirable to carry out this resolution.

E-1

SCHEDULE “F”

BY-LAW NO. 1

of

SHERRITT INTERNATIONAL CORPORATION

(the “Corporation”)

1.                                      REGISTERED OFFICE

(a)                                 The registered office of the Corporation shall be in the place within Ontario specified in the articles of the Corporation and at such location therein as the directors may from time to time determine.

2.                                      CORPORATE SEAL

(a)                                 The Corporation may, but need not, have a corporate seal. The corporate seal of the Corporation shall be such as the directors may by resolution from time to time adopt. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

3.                                      DIRECTORS

(a)                                 NOMINATION OF DIRECTORS

(i)                                     Only persons who are nominated in accordance with the procedures set out in this By-Law No. 1 shall be eligible for election as directors to the board of directors (the “Board”) of the Corporation. Nominations of persons for election to the Board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the Board, as follows:

(A)                               by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(B)                               by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Canada Business Corporations Act (the “Act”) or a requisition of shareholders made in accordance with the provisions of the Act; or

(C)                               by any person entitled to vote at such meeting (a “Nominating Shareholder”), who: (A) is, at the close of business on the date of giving notice provided for in Section 3(a)(iii) below and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form as set forth in this By-Law No. 1.

(ii)                                  For the avoidance of doubt, the foregoing Section 3(a)(i) shall be the exclusive means for any person to bring nominations for election to the Board before any annual or special meeting of shareholders of the Corporation.

(iii)                               For a nomination made by a Nominating Shareholder to be a timely notice (a “Timely Notice”), the Nominating Shareholder’s notice must be received by the Chief Executive Officer of the Corporation at the principal executive offices of the Corporation:

(A)                               in the case of an annual meeting of shareholders, not later than the close of business on the 30th day before the date of the meeting; provided, however, if the first public announcement made by the Corporation of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Corporation;

(B)                               in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

(iv)                              To be in proper written form, a Nominating Shareholder’s notice to the Chief Executive Officer of the Corporation must comply with all the provisions of this Section 3(a)(v) and:

(A)                               disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(I)                                   their name, age, business and residential address, principal occupation or employment for the past five years, status as a “resident Canadian” (as such term is defined in the Act);

(II)                              their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(III)                         any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(IV)                          any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or applicable securities law; and

(V)                               a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the principal stock exchange on which the securities of the Corporation are then listed for trading;

(B)                               disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(I)                                   their name, business and residential address, direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(II)                              their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person’s economic interest in a security of the Corporation or the person’s economic exposure to the Corporation, including any derivative or hedging arrangements;

(III)                         any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board;

(IV)                          a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination; and

(V)                               any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by applicable securities laws;

(C)                               Such notice shall include a written consent duly signed by each Proposed Nominee to being named as a nominee and to serve as a director of the Corporation, if elected.

(v)                                 All information to be provided in a Timely Notice shall be provided as of the date of such notice. The Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

(vi)                              Any notice, or other document or information required to be given to the Corporation pursuant to this By-Law No. 1 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Chief Executive Officer at the address of the principal executive offices of the Corporation, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(vii)                           Additional Matters

(A)                               The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this By-Law No. 1, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of shareholders.

(B)                               Despite any other provision of this By-Law No. 1, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(C)                               Nothing in this By-Law No. 1 shall obligate the Corporation or the Board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or Board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(D)                               The Board may, in its sole discretion, waive any requirement of this By-Law No. 1.

(E)                                For the purposes of this By-Law No. 1, “public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(F)                                 This By-Law No. 1 is subject to, and should be read in conjunction with, the Act and the articles of continuance of the Corporation (the “Articles”). If there is any conflict or inconsistency between any provision of the Act or the Articles and any provision of this By-Law No. 1, the provision of the Act or the Articles will govern.

(b)                                 Number and Quorum.  The number of directors shall be not fewer than the minimum and not more than the maximum provided in the articles, at least one-third of whom shall not be officers or employees of the Corporation or of any of its affiliates. The number of directors shall be determined by the directors when they are empowered by special resolution to make such determination and otherwise the number of directors shall be determined by special resolution. A simple majority of the number of directors so determined or such greater number as may be fixed by the directors or shareholders shall constitute a quorum for the transaction of business at any meeting of directors.

(c)                                  Qualification.  No person shall be qualified to be a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; or if he has the status of a bankrupt. At least 25 per cent of the directors shall be resident Canadians.

(d)                                 Election and Term of Office.  The directors shall be elected at each annual meeting of shareholders of the Corporation and each director shall hold office until the close of the first annual meeting following his election provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected. Retiring directors are eligible for re-election.

(e)                                  Vacation of Office.  A director ceases to hold office if he dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the Act, resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

(f)                                   Removal of Directors.  The shareholders may by ordinary resolution at an annual or special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

(g)                                  Vacancies.  Subject to the Act, a quorum of directors may fill a vacancy among the directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

(h)                                 Action by Directors.  The directors shall manage or supervise the management of the business and affairs of the Corporation. The powers of the directors may be exercised at a meeting (subject to section (i)) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the board of directors, the remaining directors, may exercise all the powers of the board so long as a quorum remains in office.

(i)                                     Meeting by Telephone.  If all the directors of the Corporation present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at that meeting.

(j)                                    Place of Meetings.  Meetings of directors may be held at any place within or outside of Ontario. A majority of the meetings of directors need not be held within Canada in any financial year of the Corporation.

(k)                                 Calling of Meetings.  Meetings of the directors shall be held at such time and place as the Chairman of the Board, the President or any two directors may determine.

(l)                                     Notice of Meeting.  Notice of the time and place of each meeting of directors shall be given to each director by telephone or by written notice not less than 48 hours before the time of the meeting and need not specify the purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

(m)                             First Meeting of New Board.  No notice shall be necessary for the first meeting of newly-elected directors held immediately following their election at a meeting of shareholders.

(n)                                 Adjourned Meeting.  Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

(o)                                 Regular Meetings.  The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

(p)                                 Chairman.  The Chairman of the Board, or in his absence the President if a director, or in his absence a director chosen by the directors at the meeting shall be the chairman of any meeting of directors.

(q)                                 Voting at Meetings.  Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

(r)                                    Conflict of Interest.  A director or officer who is a party to, or who is a director or officer of or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

(s)                                   Remuneration and Expenses.  The directors shall be paid such remuneration as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

4.                                      COMMITTEES

(a)                                 Committees of Directors.  The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which under the Act a committee of directors has no authority to exercise.

(b)                                 Audit Committee.  The directors shall appoint from among their number an audit committee composed of not fewer than three directors, all of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

(c)                                  Transaction of Business.  Subject to section 3(i), the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

(d)                                 Procedure.  Unless otherwise determined by the directors each committee shall have power to fix its quorum and to regulate its procedure.

5.                                      OFFICERS

(a)                                 General.  The directors may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the board of directors except as provided in sections 5(c) and 5(d).

(b)                                 Term of Office.  Any officer may be removed by the directors at any time but such removal shall not affect the rights of such officer under any contract of employment with the Corporation. Otherwise, each officer shall hold office until his successor is appointed.

(c)                                  The Chairman of the Board.  The Chairman of the Board, if any, shall be appointed from among the directors and shall, when present, be chairman of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine.

(d)                                 The President.  Unless the directors otherwise determine, the President shall be the chief executive officer of the Corporation and shall have general supervision of its business and affairs and in the absence of the Chairman of the Board shall be chairman at meetings of shareholders and directors when present.

(e)                                  Vice-President.  A Vice-President shall have such powers and duties as the directors or the President may determine.

(f)                                   Secretary.  The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered on books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors or the President may determine.

(g)                                  Treasurer.  The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the directors or the President may determine.

(h)                                 Other Officers.  The powers and duties of all other officers shall be such as the directors or the President may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors or the President otherwise direct.

(i)                                     Variation of Duties.  The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

(j)                                    Conflict of Interest.  An officer shall disclose his interest in any material contract or proposed material contract in accordance with section 3(r).

(k)                                 Agents and Attorneys.  The directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

6.                                      PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

(a)                                 Indemnification of Directors and Officers.  The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

(b)                                 Insurance.  The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6(a) to the extent permitted by the Act.

7.                                      MEETINGS OF SHAREHOLDERS

(a)                                 Annual Meetings.  The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place, in or outside Ontario but within Canada, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

(b)                                 Other Meetings.  The directors shall have power at any time to call a special meeting of shareholders to be held at such time and at such place, in or outside Ontario, as may be determined by the board of directors.

(c)                                  Electronic Meetings.  A meeting of shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at a meeting or establishes a communications link to a meeting shall be deemed to be present at that meeting.

(d)                                 Notice of Meetings.  Notice of the time and place of a meeting of shareholders shall be given not less than twenty-one days nor more than sixty days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall include the text of any special resolution or by-law to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

(e)                                  Record Date for Notice.  For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than sixty days or by less than thirty days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

(f)                                   Persons Entitled to be Present.  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

(g)                                  Chairman.  The Chairman of the Board, or in his absence the President, or in his absence a person chosen by a vote at the meeting shall be chairman of meetings of shareholders.

(h)                                 Scrutineers.  At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

(i)                                     Quorum.  Two persons present in person and each being entitled to vote thereat, representing in person or by proxy at least 25% of the total number of shares entitled to vote at a meeting, shall constitute a quorum for the transaction of business at any meeting of shareholders.

(j)                                    Right to Vote.  The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

(i)                                     if a record date is fixed as hereinbefore provided, not later than ten days after that date;

(ii)                                  if no record date is fixed, at the close of business on the day immediately preceding the day on which the notice is given, or where no notice is given, on the day on which the meeting is held.

A person named in the said list is entitled to vote the shares shown opposite his name at the meeting to which the list relates.

(k)                                 Joint Shareholders.  Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

(l)                                     Representatives.  Where a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

(m)                             Executors and Others.  An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

(n)                                 Proxyholders.  Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternate proxyholder has the same rights as the shareholder who appointed him to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of any show of hands. A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and ceases to be valid one year from its date. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

(o)                                 Time for Deposit of Proxies.  The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

(p)                                 Votes to Govern.  Subject to the Act and the articles of the Corporation, at all meetings of shareholders every question shall be decided, either on a show of hands or by ballot, by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

(q)                                 Show of Hands.  Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or where required by the chairman. A ballot may be demanded either before or after any vote by show of hands. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

(r)                                    Ballots.  If a ballot is demanded or required, the vote upon the question shall be taken in such manner as the chairman of the meeting shall direct and each person present and entitled to vote at the meeting shall, unless the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which he is entitled to vote at the meeting.

(s)                                   Adjournment.  The chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

(t)                                    Resolution in Lieu of Meeting.  A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by the auditor of the Corporation, in either case, in accordance with the Act.

8.                                      SHARES

(a)                                 Issue.  Subject to the Act and the articles of the Corporation, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no shares may be issued until it is fully paid as provided in the Act.

(b)                                 Commissions.  The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

(c)                                  Share Certificate.  Every shareholder is entitled at his option to a share certificate in respect of the shares held by him that complies with the Act or to a non-transferable written acknowledgement (“written acknowledgement”) of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written acknowledgements shall be in such form or forms as the directors shall from time to time by resolution determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the Chairman of the Board, the President, or a Vice-President or a director and by the Secretary or an Assistant Secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent of the Corporation and any additional signatures required on share certificates may be printed or otherwise mechanically reproduced thereon. A manual signature is not required on a share certificate representing a fractional share. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

(d)                                 Transfer Agents and Registrars.  For each class of shares issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register and the register of transfers shall be kept at the registered office of the Corporation or at such other places in Ontario as are designated by the directors, and the branch register or registers of transfers may be kept at such offices of the Corporation or other places, either within or outside Ontario, as are designated by the directors.

(e)                                  Transfer of Shares.  Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with the articles of the Corporation.

(f)                                   Non-Recognition of Trust.  Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

(g)                                  Replacement of Share Certificates.  Where the owner of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner (i) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation an indemnity bond sufficient in the Corporation’s opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and (iii) satisfies any other reasonable requirements imposed from time to time by the Corporation.

9.                                      DIVIDENDS AND RIGHTS

(a)                                 Declaration of Dividends.  Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

(b)                                 Cheques.  A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation’s securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation’s securities register. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

(c)                                  Non-Receipt of Cheques.  In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

(d)                                 Record Date for Dividends and Rights.  The directors may fix in advance a date, preceding by not more than fifty days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the rights to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

(e)                                  Unclaimed Dividends.  Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

10.                               NOTICES

(a)                                 General.  A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to, the shareholder at his latest address as shown in the records of the Corporation or to the director at his latest address as shown in the records of the Corporation or in the most recent notice filed under the Act, whichever is the more current. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been received on the fifth day after mailing. If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

(b)                                 Computation of Time.  In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days’ notice of any meeting or other event, a “day” shall mean a clear day and the period of days shall be deemed to commence the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

(c)                                  Omission and Errors.  The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

(d)                                 Notice to Joint Shareholders.  All notices or documents with respect to any shares registered in more than one name may, if more than one address appears on the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and all notices so given or documents so sent shall be sufficient notice to all the holders of such shares.

(e)                                  Proof of Service.  A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

(f)                                   Signature on Notice.  The signature on any notice or document given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

(g)                                  Waiver of Notice.  Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where he attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11.                               BUSINESS OF THE CORPORATION

(a)                                 Voting Shares and Securities in Other Corporations.  All of the shares or other securities carrying voting rights of any other body corporate or bodies corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities of such other body corporate or bodies corporate in such manner and by such person or persons as the directors of the Corporation shall from to time determine or failing such determination the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of the right to vote in such names as they may determine.

(b)                                 Bank Accounts, Cheques, Drafts and Notes.  The Corporation’s bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation’s bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation’s name.

(c)                                  Execution of Instruments.  Any one director or officer shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term “instruments in writing” as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

(d)                                 Fiscal Year.  Until changed by resolution of the directors the fiscal year of the Corporation shall terminate on the 31st day of December in each year.

12.                               INTERPRETATION

(a)                                 In this by-law, wherever the context requires or permits, the singular shall include the plural and the plural the singular; the word “person” shall include firms and corporations, and masculine gender shall include the feminine and neuter genders. Wherever reference is made to any determination or other action by the directors such shall mean determination or other action by or pursuant to a resolution passed at a meeting of the directors, or by or pursuant to a resolution consented to by all the directors as evidenced by their signatures thereto. Wherever reference is made to the “Act”, it shall mean the Canada Business Corporations Act, and every other act or statute incorporated therewith or amending the same, or any act or statute substituted therefor. Unless the context otherwise requires, all words used in this by-law shall have the meanings given to such words in the Act.

13.                               REPEAL

(a)                                 All prior by-laws of the Corporation be and they are hereby repealed without prejudice to any action or actions taken thereunder.

QUESTIONS AND FURTHER ASSISTANCE

If you have any questions about the information contained in this document or require assistance in completing your proxy form, please contact the proxy solicitation agent, at:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleshareholder.com

North American Toll Free Phone:

1-800-749-9197

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers

Call Collect: 416-867-2272

If you have any questions or need assistance completing your proxy or voting instruction form, please call Kingsdale Shareholder Services,

toll free at 1-800-749-9197 or email contactus@kingsdaleshareholder.com.